UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.    )

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Mattel, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING

and

PROXY STATEMENT

Annual Meeting of Stockholders

The Sheraton Gateway Hotel Los Angeles Airport

6101 West Century Boulevard

Los Angeles, California 90045

May 18, 2007

MATTEL, INC.

333 Continental Boulevard

El Segundo, California 90245-5012

NOTICE OF THE 2007 ANNUAL MEETING OF STOCKHOLDERS

The 2007 Annual Meeting of Stockholders of Mattel, Inc., will be held on Friday, May 18, 2007, at 9:00 a.m. (Los Angeles time), at the Sheraton Gateway Hotel Los Angeles Airport, 6101 West Century Boulevard, Los Angeles, CA 90045. We will consider and act on the following items of business at the Annual Meeting:

1.	Election of eleven directors.

2.	Ratification of the selection of PricewaterhouseCoopers LLP as Mattel’s independent registered public accounting firm for the year ending December 31, 2007.

3.	Board adoption of director election majority vote standard and stockholder approval of amendment to Certificate of Incorporation eliminating cumulative voting.

4.	Approval of the Mattel Incentive Plan and the material terms of its performance goals.

5.	A stockholder proposal regarding compensation of the top five members of management.

6.	A stockholder proposal to separate the roles of CEO and Chairman.

7.	A stockholder proposal regarding certain reports by the Board of Directors.

8.	A stockholder proposal regarding pay-for-superior-performance.

9.	Such other business as may properly come before the Annual Meeting.

The Proxy Statement accompanying this Notice describes each of the items of business in more detail. The Board of Directors recommends a vote FOR each of the eleven nominees for director named in the Proxy Statement, a vote FOR the proposals described above in items 2 through 4 and a vote AGAINST the proposals described above in items 5 through 8.

If you were a holder of record of Mattel common stock at the close of business on March 30, 2007, you are entitled to notice of and to vote at the Annual Meeting. A list of record holders of Mattel common stock entitled to vote at the Annual Meeting will be available for examination at Mattel’s offices at 333 Continental Boulevard, El Segundo, CA 90245-5012, for any purpose germane to the Annual Meeting, by any stockholder during normal business hours for ten days prior to the Annual Meeting.

The Sheraton Gateway Hotel Los Angeles Airport is accessible to those who require special assistance. If you require special assistance, please call the hotel at 310-642-1111.

By Order of the Board of Directors

Robert Normile Secretary

El Segundo, California

April 12, 2007

All stockholders are cordially invited to attend the Annual Meeting in person. If you plan to attend the Annual Meeting in person, please check the appropriate box on the proxy card and bring with you the items that are required pursuant to Mattel’s Admission Policy for the 2007 Annual Meeting. A description of the Admission Policy can be found in the Proxy Statement under the heading “General Information—Admission Policy for Annual Meeting.” The Admission Policy is also printed on the Admission Policy card, which is enclosed with the Proxy Statement.

Whether or not you expect to attend the Annual Meeting, please vote as soon as possible in order that your stock will be represented at the Annual Meeting. You may vote in person or by proxy at the Annual Meeting or you may submit a proxy by mail, by telephone or via the Internet. If you wish to vote by mail, please complete, date, sign and return the enclosed proxy card in the enclosed postage-prepaid envelope as soon as possible. If you wish to vote by telephone or via the Internet, please follow the instructions on the proxy card or voting information form with regard to telephone or Internet voting.

MATTEL, INC.

333 Continental Boulevard

El Segundo, California 90245-5012

PROXY STATEMENT

2007 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 18, 2007

General Information	2
Principal Stockholders	7
Security Ownership of Management	8
Proposals	10
Proposal 1—Election of Directors	10
The Board of Directors and Corporate Governance	13
Report of the Audit Committee	22
Compensation Disclosure	25
Report of the Compensation Committee	26
Compensation Discussion and Analysis	27
Summary Compensation Table	43
Grants of Plan-Based Awards	50
Outstanding Equity Awards at 2006 Year-End	54
Option Exercises and Stock Vested	62
Pension Benefits	63
Nonqualified Deferred Compensation	70
Potential Payments Upon Termination or Change of Control	73
Director Compensation	81
Equity Compensation Plan Information	89
Certain Transactions	92
Proposal 2—Ratification of Selection of Independent Registered Public Accounting Firm	93
Proposal 3—Board Adoption of Director Election Majority Vote Standard and Stockholder Approval of Amendment to Certificate of Incorporation Eliminating Cumulative Voting	95
Proposal 4—Approval of the Mattel Incentive Plan and the Material Terms of Its Performance Goals	98
Proposal 5—Stockholder Proposal Regarding Compensation of the Top Five Members of Management	102
Proposal 6—Stockholder Proposal to Separate the Roles of CEO and Chairman	104
Proposal 7—Stockholder Proposal Regarding Certain Reports by the Board of Directors	107
Proposal 8—Stockholder Proposal Regarding Pay-for-Superior Performance	110
Deadline for Future Proposals of Stockholders	114
Section 16(a) Beneficial Ownership Reporting Compliance	114
Other Matters That May Come Before the Annual Meeting	115
Solicitation of Proxies	115
Appendix A—Excerpt from Corporate Governance Guidelines Regarding Director Independence	A-1
Appendix B—Director Nominations Policy	B-1
Appendix C—Golden Parachute Policy	C-1
Appendix D—Related Party Transactions Policy	D-1
Appendix E—Mattel Incentive Plan	E-1

GENERAL INFORMATION

Mattel’s 2007 Annual Meeting of Stockholders will be held on May 18, 2007, at 9:00 a.m. (Los Angeles time), at the Sheraton Gateway Hotel Los Angeles Airport, 6101 West Century Boulevard, Los Angeles, California 90045.

The Board of Directors of Mattel is soliciting proxies to be used at the Annual Meeting. This Proxy Statement and the form of proxy will be mailed or delivered to stockholders beginning on or about April 12, 2007.

Who Is Entitled to Vote

The Board of Directors has fixed March 30, 2007 as the record date for the Annual Meeting. If you were a stockholder at the close of business on the record date, then you are entitled to receive notice of and to vote at the Annual Meeting.

As of the close of business on the record date, there were 394,492,623 outstanding shares of Mattel common stock held by approximately 40,062 holders of record. At the Annual Meeting, each share of common stock will be entitled to one vote.

How to Vote

You may vote by submitting your proxy through the mail, or by telephone or Internet.

•	Voting by mail

If you choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the enclosed postage-prepaid envelope. If the envelope is missing, please mail your completed proxy card to the following address: Proxy Services, c/o Computershare Trust Company, N.A., P.O. Box 43102, Providence, RI 02940.

•	Internet and telephone voting

As an alternative to using your paper proxy card to vote, you may vote by telephone or over the Internet.

To vote by telephone, call the toll-free number on your proxy card.

To vote by Internet, go to the Web address stated on the proxy card.

If a bank, broker or other nominee was the record holder of your stock on the record date, you will be able to vote by following the instructions on the voting information form that you receive from your bank, broker or other nominee.

Quorum; How Votes Are Counted

In order for there to be a vote on any matter at the Annual Meeting, there must be a quorum. In order to have a quorum, the holders of a majority of the voting power of the shares of the stock entitled to vote at the Annual Meeting must be present in person or by properly executed proxy. In determining whether we have a quorum at the Annual Meeting, we will count shares that are voted as well as abstentions and broker “non-votes.” However, on each proposal other than Proposal 3, shares that abstain from voting on a proposal and broker non-votes will not be counted as either “for” or “against” votes on that proposal, and thus will not have any effect as to whether the proposal is approved. By contrast, abstentions and broker non-votes will count as votes “against” Proposal 3.

How the Election of Directors Works; Cumulative Voting

In the election of directors, stockholders are entitled to elect eleven directors, with the eleven candidates who receive the highest number of “for” votes being elected. This is sometimes referred to as “plurality” voting.

In electing directors, you have the right to cumulate your votes and give one candidate the number of votes equal to the number of directors to be elected (eleven) multiplied by the number of votes you are entitled to cast, or to distribute your votes among as many candidates as you see fit. You may cumulate your votes by giving instructions on the enclosed form of proxy as to how the votes are to be cumulated or by voting in person at the Annual Meeting. When you sign your proxy card, you are giving the persons named in the proxy card discretion to vote in favor of any nominees for the Board of Directors and to cumulate votes, unless you give any specific voting instructions to the contrary. You may specifically withhold authority to vote for one or more director nominees, in which case the proxy may be voted only for the other nominees. You may also give instructions on how votes are to be cumulated, which must then be followed. If you hold your shares through a broker and you wish to cumulate your votes or give other specific voting instructions, please follow the directions that your broker sends you or consult with your broker as to how to do so.

As discussed in Proposal 3, the Board of Directors is proposing to eliminate cumulative voting, and, if cumulative voting is eliminated, the Board intends to amend the Bylaws to adopt a majority vote standard. The goal of these changes is that voting for directors will reflect the will of the majority of stockholders. If Proposal 3 is approved, this change will be effective for future annual meetings, but not for the 2007 Annual Meeting.

How Your Proxy Will Be Voted

If you sign and return your proxy card without instructions as to how it is to be voted, the proxy holders identified on the proxy card will vote your shares as follows:

•	“for” the election as directors of the nominees named in this Proxy Statement, and the proxy holder will have discretion to cumulate votes;

•	“for” proposals 2 through 4; and

•	“against” proposals 5 through 8.

If you indicate voting instructions on your proxy card, the proxy holders will follow your instructions in casting votes.

The Board of Directors does not know of any matters that will come before the Annual Meeting other than those described in the notice of the Annual Meeting. If any other matters are properly presented for consideration at the Annual Meeting, then the proxy holders will have discretion to vote on such matters as they see fit. This includes, among other things, considering any motion to adjourn the Annual Meeting to another time and/or place, including for the purposes of soliciting additional proxies for or against a given proposal.

How to Change Your Vote or Revoke Your Proxy

You may revoke your proxy at any time before it is voted. You may revoke your proxy by:

•	delivering to the Secretary of Mattel, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy;

•	signing a later-dated proxy relating to the same shares and delivering it to the Secretary of Mattel at or before the taking of the vote at the Annual Meeting;

•

if you voted by telephone or on the Internet, calling the telephone voting number again or visiting the Internet voting site and changing your voting instructions, up to 11:00 p.m. (Los Angeles time) on May 17, 2007 (the day before the Annual Meeting); or

•	attending the Annual Meeting and voting in person.

If you are mailing a written notice of revocation or a later proxy, send it to: Secretary, Mail Stop M1-1516, Mattel, Inc., 333 Continental Boulevard, El Segundo, CA 90245-5012. You may also hand deliver a written notice of revocation or a later proxy to Mattel at the Annual Meeting, at or before the taking of the vote.

If you hold your shares through a broker and have instructed the broker as to how to vote your shares, you must follow directions received from the broker in order to change your vote or to vote at the Annual Meeting.

Broker Voting and Broker Non-Votes

Mattel’s common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “MAT.” The NYSE has rules that govern brokers who have record ownership of listed company stock held in brokerage accounts for their clients who beneficially own the shares. Under these rules, brokers who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on certain matters (“discretionary matters”) but do not have discretion to vote uninstructed shares as to certain other matters (“non-discretionary matters”). Mattel expects that the NYSE will evaluate the proposals to be voted on at the Annual Meeting to determine whether each proposal is a discretionary or non-discretionary matter. A broker may return a proxy card on behalf of a beneficial owner from whom the broker has not received instructions that casts a vote with regard to discretionary matters but expressly states that the broker is not voting as to non-discretionary matters. The broker’s inability to vote with respect to the non-discretionary matters is referred to as a “broker non-vote.” Broker non-votes will be counted for the purpose of determining the presence of a quorum, but will not be counted in determining the number of votes cast as to non-discretionary matters. Thus, on each proposal regarding a non-discretionary matter (other than Proposal 3), broker non-votes will not have any effect as to whether a proposal regarding a non-discretionary matter is approved. Because approval of Proposal 3 requires the majority in voting power of the outstanding shares of common stock, broker non-votes will count as votes “against” Proposal 3.

Admission Policy for Annual Meeting

Mattel restricts admission to the Annual Meeting to stockholders of Mattel, family members accompanying stockholders of Mattel, persons holding executed proxies from stockholders who held Mattel stock as of the close of business on the record date, and invited guests of Mattel.

If you are a stockholder of Mattel, you must bring certain documents with you in order to be admitted to the Annual Meeting and in order to bring family members with you. The purpose of this requirement is to help us verify that you are actually a stockholder of Mattel. Please read the following rules carefully, because they specify the documents that you must bring with you to the Annual Meeting in order to be admitted. The items that you must bring with you differ depending upon whether or not you were a record holder of Mattel stock as of the close of business on March 30, 2007. A “record holder” of stock is someone whose shares of stock are registered in his or her name in the records of Mattel’s transfer agent. Many stockholders are not record holders because their shares of stock are registered in the name of their broker, bank or other nominee, and the broker, bank or other nominee is the record holder instead; this is sometimes referred to as holding shares in “street name.” If you are unsure as to whether you were a record holder of Mattel common stock as of the close of business on March 30, 2007, please call Mattel’s transfer agent, Computershare Trust Company, N.A., at 1-888-909-9922.

If you were a record holder of Mattel common stock as of the close of business on March 30, 2007, then you must bring:

•	valid personal photo identification (such as a driver’s license or passport).

At the Annual Meeting, we will check your name for verification purposes against our list of record holders as of the close of business on March 30, 2007.

If a broker, bank or other nominee was the record holder of your shares of Mattel common stock as of the close of business on March 30, 2007, then you must bring:

•	valid personal photo identification (such as a driver’s license or passport), and

•	proof that you owned shares of Mattel common stock as of the close of business on March 30, 2007.

Examples of proof of ownership include the following: (1) an original or a copy of the voting information form from your bank or broker with your name on it, (2) a letter from your bank or broker stating that you owned Mattel common stock as of the close of business on March 30, 2007, or (3) a brokerage account statement indicating that you owned Mattel common stock as of the close of business on March 30, 2007.

If you acquired your shares of Mattel common stock at any time after the close of the business on March 30, 2007, you do not have the right to vote at the Annual Meeting, but you may attend it if you bring:

•	valid personal photo identification (such as a driver’s license or passport), and

•	proof that you own shares of Mattel common stock.

Examples of proof of ownership include the following:

•

If a broker, bank or other nominee is the record holder of your shares of Mattel common stock: (1) a letter from your bank or broker stating that you acquired Mattel common stock after March 30, 2007, or (2) a brokerage account statement as of a date after March 30, 2007 indicating that you own Mattel common stock; or

•	If you are the record holder of your shares of Mattel common stock, a copy of your stock certificate or a confirmation acceptable to Mattel that you bought the stock after March 30, 2007.

If you are a proxy holder for a stockholder of Mattel who owned shares of Mattel common stock as of the close of business on March 30, 2007, then you must bring:

•	The executed proxy naming you as the proxy holder, signed by a stockholder of Mattel who owned shares of Mattel common stock as of the close of business on March 30, 2007, and

•	Valid personal photo identification (such as a driver’s license or passport), and

•

If the stockholder whose proxy you hold was not a record holder of Mattel common stock as of the close of business on March 30, 2007, proof of the stockholder’s ownership of shares of Mattel common stock as of the close of business on March 30, 2007, in the form of (1) an original or a copy of the voting information form from the stockholder’s bank or broker with the stockholder’s name on it, or (2) a letter or statement from a bank, broker or other nominee indicating that the stockholder owned Mattel common stock as of the close of business on March 30, 2007.

You may not use cameras, recording equipment or other electronic devices during the Annual Meeting. Shares may be voted at the Annual Meeting only by (a) the record holder as of the close of business on March 30, 2007 or (b) a person holding a valid proxy executed by such record holder.

Single Set of Disclosure Materials; “Householding”

To reduce the expense of delivering duplicate disclosure materials to our stockholders, we are taking advantage of “householding” rules that permit us to deliver a single copy of our annual report, proxy statement and any information statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. Each record stockholder will continue to receive a separate notice of meeting and proxy card or voting instruction card. Also, householding will not in any way affect dividend check mailings.

How to Obtain a Separate Set of Materials

If you share an address with another Mattel stockholder and your household received only one set of Mattel’s annual report and proxy statement, you may call Mattel’s transfer agent, Computershare Trust Company, N.A. at 1-888-909-9922, to request a separate copy of these materials at no cost to you. You may also write to Computershare Trust Company, N.A. at P.O. Box 43010, Providence, RI 02940.

How to Change Your “Householding” Status for the Future

If you would like to receive your own additional set of Mattel’s disclosure documents in the future, please follow the instructions given below. Similarly, if you share an address with another Mattel stockholder and together both of you would like to receive only a single set of Mattel’s disclosure documents, please follow these instructions:

•

If you are the record holder of your shares of Mattel stock, please contact Mattel’s transfer agent, Computershare Trust Company, N.A., and inform them of your request. You may either call Computershare at 1-888-909-9922 or write to Computershare at P.O. Box 43010, Providence, RI 02940.

•

If a broker, bank or other nominee is the record holder of your shares of Mattel stock, please call the toll free telephone number that appears on your voting instruction form, or contact your broker, bank or other nominee.

PRINCIPAL STOCKHOLDERS

As of April 10, 2007, the only persons known by Mattel to own beneficially, or to be deemed to own beneficially, 5% or more of Mattel’s common stock were:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent Owned
Barclays Global Investors, N.A. 45 Fremont Street San Francisco, California 94105	41,392,991	(1)	10.53	%(1)

T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, Maryland 21202	19,400,597	(2)	5.00	%(2)

(1)	As reported in a Schedule 13G/A dated as of April 9, 2007 and filed with the Securities and Exchange Commission (the “SEC”) on April 10, 2007 by Barclays Global Investors, N.A. and a group of affiliated entities identified in the Schedule 13G/A (collectively, the “Barclays Group”). The Schedule 13G/A states that the Barclays Group beneficially owns an aggregate of 10.53% of Mattel’s common stock, and that they have sole power to vote or direct the voting of 37,633,049 of such shares, shared power to vote or direct the voting of none of such shares and the sole power to dispose or direct the disposition of all of such shares.

(2)	These securities are owned by various individual and institutional investors, which T. Rowe Price Associates, Inc. (Price Associates) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth information regarding the beneficial ownership of Mattel common stock as of March 31, 2007, by (1) each director and nominee for director, (2) the Chief Executive Officer, the Chief Financial Officer and each of the three other most highly compensated executive officers of Mattel as of December 31, 2006 and (3) all current directors and executive officers of Mattel as a group.

Name of Beneficial Owner	Position with Mattel	Amount and Nature of Beneficial Ownership(1)
Eugene P. Beard	Director	149,118	(2)
Thomas A. Debrowski	Executive Vice President, Worldwide Operations	385,000	(2)
Michael J. Dolan	Director	35,039	(2)
Robert A. Eckert	Chairman of the Board and Chief Executive Officer	4,280,000	(2)(3)
Kevin M. Farr	Chief Financial Officer	775,510	(2)(4)
Dr. Frances D. Fergusson	Director	7,500	(2)
Neil B. Friedman	President, Mattel Brands	1,117,155	(2)(4)
Tully M. Friedman	Director	180,039	(2)(5)
Dominic Ng	Director	10,480	(2)(6)
Dr. Andrea L. Rich	Director	65,039	(2)
Ronald L. Sargent	Director	40,812	(2)
Dean A. Scarborough	Nominee for Director	0
Christopher A. Sinclair	Director	69,839	(2)
Bryan G. Stockton	Executive Vice President, International	528,212	(2)
G. Craig Sullivan	Director	74,639	(2)(7)
John L. Vogelstein	Director	451,790	(2)(8)
Kathy Brittain White	Director	56,039	(2)
All current Directors and Executive Officers, as a group (21 persons)		9,613,833	(9)

(1)	No director or executive officer named above owns or controls or may be deemed to beneficially own or control 1.0% or more of any class of capital stock of Mattel. Except as otherwise noted, the directors and officers named above have sole voting power and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable.

(2)	Includes shares of common stock that the following directors and executive officers have the right to acquire by exercise of options within 60 days following March 31, 2007: Mr. Beard, 70,000; Mr. Debrowski, 385,000; Mr. Dolan, 29,980; Mr. Eckert, 4,275,000; Mr. Farr, 760,000; Dr. Fergusson, 7,500; Mr. Neil Friedman, 1,117,113; Mr. Tully Friedman, 78,980; Mr. Ng, 9,480; Dr. Rich, 53,980; Mr. Sargent, 29,980; Mr. Sinclair, 63,980; Mr. Stockton, 528,212; Mr. Sullivan, 58,980; Mr. Vogelstein, 85,000; and Ms. White, 53,980. Also includes shares of stock that the following directors will obtain from vesting of restricted stock units within 60 days following March 31, 2007: Mr. Beard, 3,118; Mr. Dolan, 1,059; Mr. Tully Friedman, 1,059; Dr. Rich, 1,059; Mr. Sargent, 1,059; Mr. Sinclair, 1,059; Mr. Sullivan, 1,059; Mr. Vogelstein, 3,118; and Ms. White, 1,059.

(3)	5,000 of these shares are held in the Eckert Family Trust dated January 31, 2002, Robert A. Eckert and Kathleen M. Eckert, trustees. In addition to the amount shown above in the table, Mr. Eckert holds 514,101 vested deferrable restricted stock units.

(4)	Includes shares of common stock that the following executive officers hold through the Mattel stock fund of the Mattel, Inc. Personal Investment Plan (the “PIP”), a 401(k) plan: Mr. Farr, 10,418; and Mr. Neil Friedman, 3,114. Data concerning share ownership in the Mattel stock fund of the PIP was furnished by Mattel’s third party 401(k) plan administrator as of March 31, 2007.

(5)	100,000 of these shares are held in the Tully M. Friedman Revocable Trust UAD 1/3/80.

(6)	1,000 of these shares are held jointly by Mr. Ng and his spouse.

(7)	10,000 of these shares are held by Mr. Sullivan as trustee or successor trustee of the G. Craig Sullivan Living Trust dated September 3, 1991. 4,600 of these shares are held by Mr. Sullivan’s spouse as trustee of the Maureen O’Brien Sullivan Living Trust dated May 14, 1993.

(8)	363,672 of these shares are held in the John L. Vogelstein REV TRUST 2/8/1996.

(9)	The amount stated represents approximately 2.4% of the outstanding shares of common stock. The amount stated also includes an aggregate of 8,965,340 shares of common stock that may be acquired upon the exercise of options within 60 days following March 31, 2007, which represents approximately 2.3% of the outstanding shares of common stock; and an aggregate of 13,649 restricted stock units that will vest and be settled in common stock within 60 days following March 31, 2007, which represents less than 0.1% of the outstanding shares of common stock.

PROPOSALS

We have included eight proposals in this Proxy Statement. The first four proposals are proposals supported by the Board of Directors. The Board of Directors considered all of the proposals on January 26, 2007 and March 27, 2007, and the Board of Directors’ recommendation on each proposal appears after the proposal.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors currently consists of twelve members.

The Board of Directors has nominated eleven nominees for election at the Annual Meeting, to serve until the next annual meeting of stockholders and until their respective successors have been duly elected and qualified. All of the nominees are currently directors except for Mr. Scarborough. The Board of Directors Amended and Restated Guidelines on Corporate Governance provide that, after attaining the age of 72, a director will not stand for re-election to the Board at subsequent meetings of the stockholders. Mr. Beard, who has served as a director since 2000, and Mr. Vogelstein, who has served as a director since 1983, are each over the age of 72, and accordingly they will not stand for re-election to the Board of Directors and will not be candidates for election for the coming term. As a result, the Board of Directors has reduced the size of the Board to eleven members effective as of the election of directors at the Annual Meeting.

If you sign and return your proxy card, unless you give instructions to the contrary, the proxy holders will cast your votes “for” the election of the nominees listed below. Also, unless you give instructions to the contrary, the proxy holders have the right to cumulate votes for directors as they see fit. If, before the Annual Meeting, any nominee becomes unavailable to serve, the Board of Directors may identify a substitute for such nominee and treat votes “for” the unavailable nominee as votes “for” the substitute. We presently believe that each of the nominees named below will be available to serve.

As discussed above in “General Information—How Voting for Directors Works; Cumulative Voting,” the eleven candidates who receive the highest number of “for” votes will be elected.

Mr. Eckert’s employment agreement with Mattel provides that Mr. Eckert shall have the position and title of Chairman of the Board, and Mattel’s Bylaws provide that the Chairman of the Board shall be a director of Mattel. Otherwise, no nominee has any arrangement or understanding with Mattel or, to Mattel’s knowledge, any other person or persons, pursuant to which any nominee was or is to be selected as a director or nominee. None of the nominees has any family relationship to any other nominee or to any executive officer of Mattel.

Information Concerning Nominees to the Board of Directors

The nominees for election as directors are listed below. All of the nominees are currently directors except for Mr. Scarborough. Each nominee has furnished the information as to his or her beneficial ownership of common stock as of March 31, 2007 and the nominee’s principal occupation(s). Each nominee has consented to being named in this Proxy Statement as a nominee for election as director and has agreed to serve as a director if elected.

Name	Principal Occupation or Position	Age	Director Since
Michael J. Dolan	Senior Advisor, Viacom, Inc. and Chairman, America’s Choice, Inc.	60	2004
Robert A. Eckert	Chairman of the Board and Chief Executive Officer of Mattel (also a director of McDonald’s Corporation)	52	2000
Dr. Frances D. Fergusson	President Emeritus, Vassar College (also a director of HSBC Bank USA, N.A. and Wyeth Pharmaceuticals)	62	2006
Tully M. Friedman	Chairman and Chief Executive Officer, Friedman Fleischer & Lowe, LLC, a private investment firm (also a director of The Clorox Company, Capital Source Holdings LLC and Kool Smiles Holding Corp.)	65	1984
Dominic Ng	Chairman, Chief Executive Officer and President, East West Bancorp, Inc. and East West Bank (also a director of the Federal Reserve Bank of San Francisco, Los Angeles Branch)	48	2006
Dr. Andrea L. Rich	Former President, Chief Executive Officer and Director, Los Angeles County Museum of Art (also a founding director of the Private Bank of California and a director of Douglas Emmett Real Estate Investment Trust)	63	1998
Ronald L. Sargent	Chairman and Chief Executive Officer, Staples, Inc. (also a director of Staples, Inc and The Kroger Co.)	51	2004
Dean A. Scarborough	President and Chief Executive Officer, Avery Dennison Corporation (also a director of Avery Dennison Corporation)	51	N/A
Christopher A. Sinclair	Chairman, Scandent Holdings, Mauritius (also a director of Footlocker Inc., and Cambridge Solutions Corporation Ltd.)	56	1996
G. Craig Sullivan	Former Chairman and Chief Executive Officer, The Clorox Company (also a director of Kimberly-Clark Corporation and The Goodyear Tire & Rubber Company)	67	2001
Kathy Brittain White	Founder, Horizon Institute of Technology; President and Founder, Rural Sourcing, Inc. (also a director of Novell, Inc.)	57	2001

Except as described below, each of the directors has served in the principal occupation or position indicated in the above table for at least the past five years.

Mr. Dolan has served as Chairman of America’s Choice, Inc. since October 2004. He served as Executive Vice President and Chief Financial Officer of Viacom Inc. from May 2004 to December 2006. Prior to that, he served as Senior Advisor to Kohlberg Kravis Roberts & Co. from October 2004 to May 2005. Prior to that, he served in the following positions with Young & Rubicam, Inc.: Chairman and Chief Executive Officer (2001 to 2003), Vice Chairman and Chief Operating Officer (2000 to 2001) and Vice Chairman and Chief Financial Officer (1996 to 2000).

Mr. Eckert has been Chairman of the Board of Directors and Chief Executive Officer since May 2000. He was formerly President and Chief Executive Officer of Kraft Foods, Inc., the largest packaged food company in North America, from October 1997 until May 2000. From 1995 to 1997, Mr. Eckert was Group Vice President of Kraft Foods, Inc. From 1993 to 1995, Mr. Eckert was President of the Oscar Mayer foods division of Kraft Foods, Inc. Mr. Eckert worked for Kraft Foods, Inc. for 23 years prior to joining Mattel.

Dr. Fergusson served as President of Vassar College from 1986 to June 2006. Prior to that, she served as Provost and Vice President for Academic Affairs at Bucknell University from 1982 to 1986. Prior to that, she held the following positions with the University of Massachusetts at Boston: Assistant Chancellor (1980 to 1982) and Associate Professor of Art (1975 to 1980).

Mr. Friedman has served as Chairman and Chief Executive Officer of Friedman Fleischer & Lowe, LLC since April 1997. Prior to that, he was a founding partner of Hellman & Friedman, a private investment firm, for more than five years.

Mr. Ng has served as Chairman, Chief Executive Officer and President of East West Bancorp, Inc. and East West Bank since 1992. Prior to that, Mr. Ng was President of Seyen Investment, Inc. from 1990 to 1992, and prior to that Mr. Ng served for over a decade as a Certified Public Accountant with Deloitte & Touche LLP.

Dr. Rich served as President, Chief Executive Officer and Director of the Los Angeles County Museum of Art (“LACMA”) from 1999 to 2005, and as President and Chief Executive Officer of LACMA from 1995 to 1999. Prior to that, she served as Executive Vice-Chancellor and Chief Operating Officer of the University of California, Los Angeles, from 1991 to 1995.

Mr. Sargent has served as Chairman of Staples, Inc. since March 2005 and as Chief Executive Officer of Staples, Inc. since 2002. He additionally served as President of Staples, Inc. from 1998 to 2005.

Mr. Scarborough has served as President and Chief Executive Officer of Avery Dennison Corporation since May 2005. From 2000 to May 2005, he was President and Chief Operating Officer of Avery Dennison Corporation.

Mr. Sinclair has served as Chairman of Scandent Holdings, a Mauritius-based information technology services company, since May 2002 and has served as Executive Chairman of Cambridge Solutions Corporation Ltd. since November 2005. He also served as a Managing Director of Manticore Partners, LLC, a venture capital advisory firm, from 2001 to 2004. Prior to that, he served as an Operating Partner of Pegasus Capital Advisors, LP, a private equity firm, from 2000 to 2002. Prior to that, he served as Chairman and Chief Executive Officer of Caribiner International, Inc. from 1999 to 2000. Prior to that, he served as President and Chief Executive Officer of Quality Food, Inc., Chairman and Chief Executive Officer of Pepsi-Cola Company and President and Chief Executive Officer of PepsiCo Foods & Beverages International and Pepsi-Cola International for more than five years.

Mr. Sullivan served as Chairman and Chief Executive Officer of The Clorox Company from 1992 to 2003 and retired in 2003 after 32 years with Clorox.

Ms. White founded the Horizon Institute of Technology in 2002. She also has served as President of Rural Sourcing, Inc., an information technology services provider, since 2003. Ms. White served as Executive Vice President, e-business and Chief Information Officer of Cardinal Health, Inc. from 1999 until February 2003. From 1996 to 1999, Ms. White was Senior Vice President and Chief Information Officer for Allegiance Corporation, which merged with Cardinal Health, Inc. in 1999.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES FOR ELECTION AS DIRECTORS NAMED HEREIN.

THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board Meetings

During 2006, the Board of Directors held seven meetings. No director attended less than 75% of the aggregate of all Board of Directors meetings and all meetings held by any committee of the Board of Directors on which he or she served.

Mr. Eckert serves as Chairman of the Board and Chief Executive Officer of Mattel. For a description of Mr. Eckert’s compensation, see “Compensation Disclosure,” beginning at page 25. The remuneration of the other directors, who are all non-employee directors, is explained in “Director Compensation,” beginning at page 81.

Non-Employee Director Stock Ownership

The Board of Directors has adopted policies regarding non-employee director stock ownership and retention of shares purchased upon exercise of stock options. These policies state that, within five years after joining the Board, non-employee members of the Board should attain a target minimum level of stock ownership of three times the annual cash retainer (the annual cash retainer is currently $65,000). For this purpose, stock holdings are valued at the greater of actual cost or market value. Directors who have deferred any of their cash compensation into investments in Mattel stock equivalent accounts in any Mattel deferred compensation plan(s) receive credit for such amounts. In addition, during their service on the Board, non-employee members of the Board are generally required:

•	to hold the Mattel stock options they receive as compensation; or

•	if they exercise Mattel stock options, to hold the stock acquired by exercise of those options, except for:

•	sales in connections with stock option exercises that occur within one year of the date on which the member will be retiring from the Board; or

•	sales to cover the exercise price of the option and estimated taxes on the exercise and transaction costs.

Board Committees

Audit Committee

Mattel’s Audit Committee is chaired by Mr. Beard and includes Mr. Dolan, Mr. Ng, Mr. Sinclair and Ms. White as members. All of the members of the Committee are independent directors. During 2006, the Audit Committee held 14 meetings.

The purpose of the Audit Committee is to provide assistance to the Board of Directors in fulfilling the Board’s oversight responsibilities regarding:

•	the quality and integrity of Mattel’s financial reports;

•	the independence, qualifications and performance of Mattel’s independent registered public accounting firm;

•	the performance of Mattel’s internal audit function; and

•	Mattel’s compliance with legal and regulatory requirements.

The Audit Committee has the sole authority to appoint or replace the independent registered public accounting firm. The Committee is directly responsible for the compensation and oversight of the work of the independent registered public accounting firm for the purpose of preparing or issuing an audit report or related work. The independent registered public accounting firm reports directly to the Committee.

The Audit Committee meets periodically, in separate executive sessions, with management, the senior internal auditing officer and the independent registered public accounting firm. The Committee may request any officer or employee of Mattel or Mattel’s outside counsel or independent registered public accounting firm to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Committee has the authority to retain independent legal, accounting or other advisors, to the extent it deems necessary or appropriate.

Additional duties and responsibilities of the Audit Committee are outlined in the Committee’s charter, and include the following:

•	to pre-approve audit services, internal-control-related services and permitted non-audit services to be performed for Mattel by its independent registered public accounting firm;

•	to meet with the independent registered public accounting firm and management in connection with each annual audit to discuss the scope of the audit and the procedures to be followed;

•	to review and discuss Mattel’s quarterly and annual financial statements with management, the independent registered public accounting firm and the internal audit group;

•	to discuss with management and the independent registered public accounting firm Mattel’s practices with respect to risk assessment, risk management and critical accounting policies; and

•

to discuss periodically with the independent registered public accounting firm and the senior internal auditing officer the adequacy and effectiveness of Mattel’s accounting and financial controls, and consider any recommendations for improvement of such internal control procedures.

Governance and Social Responsibility Committee

Mattel has a Governance and Social Responsibility Committee chaired by Mr. Sullivan that includes Dr. Rich, Mr. Sargent, Mr. Sinclair and Ms. White as members. All of the members of the Committee are independent directors. During 2006, the Governance and Social Responsibility Committee held five meetings.

The primary purposes of the Governance and Social Responsibility Committee are:

•

to assist the Board of Directors by identifying individuals qualified to become Board members, consistent with the criteria approved by the Board, and to select, or to recommend that the Board select, the director nominees for the next annual meeting of stockholders;

•	to develop and recommend to the Board the Corporate Governance Guidelines applicable to Mattel;

•	to lead the evaluation of the Board’s performance;

•	to recommend to the Board nominees for each committee;

•

to assist the Board with oversight and review of social responsibility matters such as sustainability, corporate citizenship, community involvement, global manufacturing principles, public policy matters and environmental, health and safety issues; and

•	to provide oversight with regard to philanthropic activities.

The Committee also works closely with the Chief Executive Officer and other members of Mattel’s management to assure that the company is governed effectively and smoothly, and has additional authority and responsibilities as specified in its charter.

Compensation Committee

Mattel has a Compensation Committee chaired by Mr. Vogelstein that includes Mr. Beard, Mr. Tully Friedman, Dr. Rich and Mr. Sullivan as members. All of the members of the Committee are independent directors, are “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code and are “non-employee directors” within the meaning of the SEC’s rule 16b-3. During 2006, the Compensation Committee held five meetings.

The purpose of the Compensation Committee is to develop, evaluate, and in certain instances approve or determine the compensation plans, polices, and programs of Mattel. The Committee has the authority to undertake and may exercise all of the powers of the Board of Directors with respect to the specific responsibilities listed in the Committee’s charter, including:

•	approving all forms of compensation to be provided to executives in the “Executive Leadership Band” and above in Mattel’s compensation structure;

•	reviewing and evaluating the Chief Executive Officer’s performance; and

•	administering Mattel’s short- and long-term incentive plans and equity compensation plans.

The Compensation Committee has access to, and in its discretion may meet with, any officer or other employee of Mattel or its subsidiaries. The Committee meets at least once each calendar year without the Chief Executive Officer present. The Committee may utilize the services of Mattel’s regular corporate legal counsel with respect to legal matters or, in its discretion, retain other legal counsel if it determines that such counsel is necessary or appropriate under the circumstances.

The Compensation Committee may, in its discretion, utilize the services of a compensation consultant or other professional or expert to provide data and advice to the Committee regarding the compensation of executives of Mattel and to assist the Committee in performing its other responsibilities. The retention and, where appropriate, the termination of any such compensation consultant are at the sole discretion of the Committee without the participation of any officer or other member of management of Mattel. The Committee, in its sole discretion, approves the fees to be paid to the compensation consultant and any other terms of the engagement of the compensation consultant.

The Compensation Committee has retained The Hay Group as its independent compensation consultant since 2001. In 2006, the independent compensation consultant assisted the Compensation Committee on the following matters:

•	analysis of the competitive position of our executive compensation program as a whole;

•	executive base salaries;

•	the annual bonus program, including the achievement of performance goals for 2005 and the establishment of performance goals and award levels for 2006 under the MIP;

•	the long-term incentive program;

•	grants of equity compensation;

•	stock ownership guidelines;

•	the specific elements of compensation of our Chief Executive Officer;

•	the compensation of non-employee members of the Board of Directors; and

•	the SEC’s new disclosure rules for executive compensation.

Other Board Committees

Mattel has an Executive Committee (formerly known as the “Executive/Finance Committee”) chaired by Mr. Vogelstein that includes Messrs. Beard and Tully Friedman as members. During 2006, the Executive/Finance Committee held no meetings. The Executive/Finance Committee may exercise all the powers of the Board of Directors, subject to limitations of applicable law, between meetings of the Board of Directors.

Mattel has a Finance Committee (formerly known as the “Capital Allocation Committee”) chaired by Mr. Vogelstein that includes Mr. Beard, Dr. Fergusson, Mr. Tully Friedman and Mr. Sargent as members. During 2006, the Finance Committee held six meetings. The Committee’s primary functions are to advise and make recommendations to the Board of Directors with regard to Mattel’s use of available capital, including but not limited to dividends to stockholders, mergers and acquisitions and stock repurchase programs.

Mattel has an Equity Grant Allocation Committee with Mr. Eckert as the sole member. The Committee’s primary function is to exercise the limited authority delegated to the Committee by the Board of Directors and the Compensation Committee with regard to making grants pursuant to the 2005 Equity Compensation Plan. For more information on this Committee, see “Compensation Discussion and Analysis—Equity Compensation Grant Procedures,” beginning on page 37.

Mattel Children’s Foundation

Until May 2004, the members of Mattel’s Board of Directors also served as the members of the Mattel Children’s Foundation, a charitable organization incorporated as a non-profit public benefit corporation (the “Foundation”), and Mr. Tully Friedman, Ms. White and former Mattel director Ronald M. Loeb served as the Foundation’s Board of Directors. In May 2004, the governance structure of the Foundation was updated so that Mattel itself became the sole member of the Foundation, and nine employees of Mattel, none of whom are Mattel directors, were appointed as the Foundation’s Board of Directors. Thus, since May 2004, none of Mattel’s non-employee directors has served as either a member or a director of the Foundation.

Director Independence

The NYSE requires each NYSE-listed company to have a board of directors with at least a majority of independent directors. Generally, under the NYSE rules a director qualifies as independent if the listed company’s board of directors affirmatively determines that he or she has no material relationship with the company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the company. The NYSE rules specify five categories of relationships between a director and a listed company that would make a director ineligible to be independent. Mattel’s Board of Directors has adopted Corporate Governance Guidelines that include provisions regarding director independence, as set forth in Appendix A to this Proxy Statement. These provisions incorporate the NYSE’s five categories of relationships between a director and a listed company that would make a director ineligible to be independent.

In accordance with NYSE rules and Mattel’s Corporate Governance Guidelines, the Board of Directors has affirmatively determined that each of the following directors, and Mr. Scarborough as a nominee for election as a director, has no material relationship with Mattel (either directly or as a partner, shareholder or officer of an organization that has a relationship with Mattel) and is independent within the meaning of both Mattel’s and the NYSE’s director independence standards, as currently in effect:

Eugene P. Beard

Michael J. Dolan

Dr. Frances D. Fergusson

Tully M. Friedman

Dominic Ng

Dr. Andrea L. Rich

Ronald L. Sargent

Dean A. Scarborough

Christopher A. Sinclair

G. Craig Sullivan

John L. Vogelstein

Kathy Brittain White

The persons listed above include (a) all of the current directors of Mattel, except the Chairman and Chief Executive Officer, (b) all directors who are standing for election at the 2007 Annual Meeting of Stockholders, except the Chairman and Chief Executive Officer, and (c) Mr. Scarborough, who is not currently a director but is a nominee for election at the 2007 Annual Meeting.

Furthermore, the Board of Directors has determined that each of the members of the Audit Committee, the Compensation Committee and the Governance and Social Responsibility Committee has no material relationship with Mattel (either directly or as a partner, shareholder or officer of an organization that has a relationship with Mattel) and is independent within the meaning of the director independence standards in the Corporate Governance Guidelines and the NYSE director independence standards (and in the case of the Audit Committee, SEC rules) applicable to members of such committees.

In making these determinations, the Board of Directors considered, among other things, the relationships described in the following three paragraphs. The Board of Directors has determined that none of these relationships is material and that none of these relationships impairs the independence of any non-employee director.

The Board considered that, in the ordinary course of business, Mattel and its subsidiaries enter into transactions with Viacom Inc. or its subsidiaries, and Mr. Dolan served as an executive officer of Viacom Inc. through the end of 2006. The amounts paid to or received from Viacom Inc. and its subsidiaries in each of the last three fiscal years were below the threshold of 2% of consolidated gross revenues as set forth in Mattel’s criteria for director independence. The Board also determined that these transactions were not otherwise material to Viacom Inc. or to Mattel and that Mr. Dolan did not have a material interest in the transactions. The Board therefore determined that these relationships do not impair Mr. Dolan’s independence as a director of Mattel or as a member of the Audit Committee.

The Board also considered that Mr. Eckert in his personal capacity invests in a private equity fund sponsored by Friedman Fleischer & Lowe, LLC (“FFL”), an investment firm in which Mr. Tully Friedman is a principal. The Board concluded that this investment, which does not involve the payment of any material compensation to any director or to FFL and is not material in amount to FFL, does not adversely affect the independence of Mr. Friedman as a director of Mattel or a member of the Governance and Social Responsibility Committee. In addition, the Board considered that one or more directors that are not also officers of Mattel may from time to time invest in funds sponsored by FFL, but that no such investment would impact the independence of Mr. Friedman or any such investing director, because of the absence of any relationship between such investment and any member of management of Mattel.

The Board furthermore considered that, as described above under the heading “Mattel Children’s Foundation,” until May 2004, the members of Mattel’s Board of Directors also served as the members of the Foundation, which is a charitable organization incorporated as a non-profit public benefit corporation, and Mr. Tully Friedman and Ms. White served on the Foundation’s Board of Directors. In May 2004, the governance structure of the Foundation was updated so that Mattel itself became the sole member of the Foundation, and nine employees of Mattel were appointed as the Foundation’s Board of Directors. Since May 2004, none of Mattel’s non-employee directors has served as either a member or a director of the Foundation. Mattel provides all of the funding for the Foundation and contributed approximately $4.5 million, $5.1 million and $5.9 million to the Foundation in 2006, 2005 and 2004, respectively. The Board of Directors concluded that, since the Foundation is sponsored by Mattel, the relationships of Mattel’s non-employee directors with the Foundation are not the type of relationships that would impair their independence as directors of Mattel or as members of the Board’s Audit Committee, Compensation Committee or Governance and Social Responsibility Committee.

Presiding Independent Director at Executive Sessions of the Board

The independent directors of Mattel previously selected John L. Vogelstein as the independent director to preside at executive sessions of the independent members of the Board of Directors, during which no members of management are present. In connection with Mr. Vogelstein’s retirement from the Board, the independent directors have selected Tully M. Friedman as the new presiding independent director, effective upon Mr. Vogelstein’s retirement. The duties of the presiding independent director include all of the following:

•	Presides at all meetings of the Board at which the Board Chairman is not present, including executive sessions of the independent directors;

•	Serves as liaison between the Board Chairman and the independent directors;

•	Approves information sent to the Board;

•	Approves meeting agendas for the Board;

•	Approves schedules of meetings to assure that there is sufficient time for discussion of all agenda items;

•	Has the authority to call meetings of the independent directors; and

•	If requested by major stockholders, ensures that he or she is available for consultation and direct communication.

The independent directors meet in executive session at least once every quarter.

Communications with the Board of Directors

The independent directors of Mattel have unanimously approved a process by which stockholders of Mattel and other interested persons may send communications to any of the following: (a) the Board of Directors, (b) any committee of the Board, (c) the presiding independent director or (d) the independent directors. Such communications should be submitted in writing by mailing them to the relevant addressee at the following address:

[Addressee]

Mattel, Inc.—Secretary, Mail Stop M1-1516

333 Continental Blvd.

El Segundo, CA 90245-5012

Any such communications will be relayed to the Board members that appear as addressees, except that the following categories of communications will not be so relayed (but will be available to Board members upon request):

•	communications concerning company products and services;

•	solicitations;

•	matters that are entirely personal grievances; and

•	communications about litigation matters.

Policy Regarding Attendance of Directors at the Annual Meeting of Stockholders

Each member of Mattel’s Board of Directors is expected, but not required, to attend Mattel’s annual meeting of stockholders. There were eleven directors at the time of the 2006 Annual Meeting of Stockholders, and ten of them attended the meeting.

Director Nominations Process

Mattel’s Corporate Governance Guidelines sets forth the process of selecting candidates for director positions and the role of the Governance and Social Responsibility Committee in identifying director qualifications and potential candidates.

The Guidelines provide that the full Board of Directors is responsible for selecting candidates for Board membership, and Board members are encouraged to suggest candidates for consideration. The Board delegates the screening process involved to the Chair.

Under the Guidelines, the Governance and Social Responsibility Committee is responsible for reviewing with the Board annually the skills and characteristics required of Board members, given the current make-up of the Board and the perceived needs of the Board at that time. This review includes an assessment of the talents, skills, areas of expertise, experience, diversity and independence of the

Board and its members. Any changes that may have occurred in any director’s responsibilities, as well as such other factors as may be determined by the Committee to be appropriate for review, are also considered.

The Governance and Social Responsibility Committee Charter also sets forth the process for identifying candidates, pursuant to which the Committee actively seeks individuals qualified to become Board members for recommendation to the Board. The Committee, with input from the Board Chair, screens candidates to fill vacancies on the Board; solicits recommendations from Board members as to such candidates; and considers recommendations for Board membership submitted by stockholders as described further below. Candidates whom the Committee expresses interest in pursuing meet personally with at least two members of the Governance and Social Responsibility Committee before they are selected. The Committee recommends to the Board director nominees for each annual meeting of stockholders.

The Governance and Social Responsibility Committee has also adopted a Director Nominations Policy, which appears as Appendix B to this Proxy Statement. The purposes of the Director Nominations Policy are:

•	to describe the methodology for selecting the candidates that are included in the Board’s recommended slate of director nominees; and

•	to provide a flexible set of guidelines for the effective functioning of Mattel’s director nominations process.

The Governance and Social Responsibility Committee intends to review the Director Nominations Policy at least annually, and anticipates that modifications may be necessary from time to time as Mattel’s needs and circumstances evolve, and as applicable legal or listing standards change. The Governance and Social Responsibility Committee may amend the Director Nominations Policy at any time, in which case the most current version will be available in the “Corporate Governance” section of Mattel’s corporate Web site.

Selection of nominee Mr. Scarborough

There is one nominee for election to Mattel’s Board this year who has not previously been elected by the stockholders to serve as a director. This nominee, Mr. Scarborough, was nominated by the Board on March 27, 2007. The Governance and Social Responsibility Committee retained a leading professional search firm, Korn/Ferry International, to help identify, evaluate and review potential nominees, and such firm identified and recommended Mr. Scarborough.

Golden Parachute Policy

In 2005, a stockholder submitted a proposal to Mattel regarding “golden parachute vote provision,” which requested that the Board of Directors seek stockholder approval for future “golden parachute” severance packages for senior executives that exceed 299% of the sum of any executive’s base salary plus bonus. The proposal was included as Proposal 4 in Mattel’s 2005 Notice of Annual Meeting and Proxy Statement, dated April 13, 2005.

In 2006, following consideration of the vote received by the stockholder’s proposal at the 2005 Annual Meeting of Stockholders, and after discussion by the Compensation Committee and the Governance and Social Responsibility Committee, Mattel’s Board of Directors adopted a statement of policy on this topic, which appears as Appendix C to this Proxy Statement.

Related Party Transactions Policy

In 2007, Mattel’s Board of Directors adopted a Related Party Transactions Policy regarding the review, approval and ratification of any transaction required to be reported under Item 404(a) of the SEC’s Regulation S-K. A copy of the Related Party Transactions Policy is attached to this Proxy Statement as Exhibit D.

Corporate Governance Documentation; How to Obtain Copies

Mattel is committed to having solid standards of corporate governance. Current copies of the following materials related to Mattel’s corporate governance standards and practices are available publicly in the “Corporate Governance” section of Mattel’s corporate Web site at http://www.mattel.com:

•	Board of Directors Amended and Restated Guidelines on Corporate Governance;

•	Information on Board and Committee membership and biographies of Board members;

•	Audit Committee Charter;

•	Compensation Committee Charter;

•	Governance and Social Responsibility Committee Charter;

•	Code of Conduct;

•	Director Nominations Policy;

•	Audit Committee Complaint Procedure;

•	Policy on Adoption of a Shareholder Rights Plan; and

•	Golden Parachute Policy.

A copy of any or all of these documents may also be obtained, free of charge, by mailing a request in writing to: Secretary, Mail Stop M1-1516, Mattel, Inc., 333 Continental Boulevard, El Segundo, CA 90245-5012.

Compensation Committee Interlocks and Insider Participation

During 2006, Mr. Beard, Mr. Tully Friedman, Dr. Rich, Mr. Sullivan and Mr. Vogelstein served on the Mattel Compensation Committee. (Mr. Friedman joined the Committee in May 2006.) During 2006, there were no interlocks with other companies within the meaning of the SEC’s proxy rules. None of the members of the Compensation Committee is or has been an officer or employee of Mattel or any of its subsidiaries.

REPORT OF THE AUDIT COMMITTEE

To the fullest extent permitted under applicable laws and regulations, the following Report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission (“SEC”) or subject to Regulations 14A or 14C of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or the liabilities of Section 18 of the Exchange Act. To the fullest extent permitted under applicable laws and regulations, the Report of the Audit Committee shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent Mattel specifically incorporates it by reference.

The Audit Committee operates pursuant to a written charter adopted by the Board of Directors. In January 2006, the Board of Directors amended and restated the charter of the Audit Committee, a copy of which and may be found in the “Corporate Governance” section of Mattel’s corporate Web site, http://www.mattel.com. A copy may also be obtained free of charge by mailing a request in writing to: Secretary, Mail Stop M1-1516, Mattel, Inc., 333 Continental Blvd., El Segundo, CA 90245-5012.

The Board of Directors has determined that each of the members of the Audit Committee meets the SEC and New York Stock Exchange (“NYSE”) independence requirements for members of audit committees.

The Board of Directors has further determined in its business judgment that each member of the Audit Committee is “financially literate,” as such term is used in the listing standards of the NYSE; and the Board has determined that Eugene P. Beard, the Chair of the Audit Committee, is an “audit committee financial expert” as such term is defined in Item 401(h) of Regulation S-K promulgated by the SEC. The Board has also determined that Mr. Beard has “accounting or related financial management expertise,” as such term is used in the listing standards of the NYSE. In preparation for Mr. Beard’s retirement from the Board, the Board has also determined that Michael J. Dolan, who is expected to succeed Mr. Beard as the Chair of the Audit Committee, is an “audit committee financial expert” and has “accounting or related financial management expertise,” The Board has additionally determined that each of Dominic Ng and Christopher A. Sinclair is an “audit committee financial expert” and has “accounting or related financial management expertise.”

The Audit Committee’s responsibility is to assist the Board of Directors in its oversight of :

(a) the quality and integrity of Mattel’s financial reports,

(b) the independence, qualifications and performance of Mattel’s independent registered public accounting firm,

(c) the performance of Mattel’s internal audit function and

(d) the compliance by Mattel with legal and regulatory requirements.

Management of Mattel is responsible for Mattel’s consolidated financial statements as well as Mattel’s financial reporting process, disclosure controls and procedures, and internal control over financial reporting.

Mattel’s independent registered public accounting firm is responsible for performing an integrated audit of Mattel’s annual consolidated financial statements and of its internal control over financial reporting.

In this context, the Audit Committee has reviewed and discussed the audited financial statements of Mattel as of and for the year ended December 31, 2006 and Management’s Report on Internal Control over Financial Reporting with management, the senior internal auditing officer of Mattel and the independent registered public accounting firm. Management has confirmed to the Audit Committee that, as required by Section 404 of the Sarbanes-Oxley Act, management has evaluated the effectiveness of Mattel’s internal control over financial reporting using the framework in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations (“COSO”) of the Treadway Commission and concluded that it was effective at December 31, 2006.

Mattel’s independent registered public accounting firm has expressed its opinion that:

(1) Mattel’s consolidated financial statements present fairly, in all material respects, its financial position as of December 31, 2006 and 2005, and its results of operations and cash flows for each of the three years in the period ended December 31, 2006 in conformity with accounting principles generally accepted in the United States of America;

(2) Mattel has maintained, in all material respects, effective internal control over financial reporting as of December 31, 2006, based on criteria established in Internal Control—Integrated Framework issued by COSO; and

(3) management’s assessment, included in Management’s Report on Internal Control over Financial Reporting, is fairly stated, in all material respects.

In addition, Mattel’s Chief Executive Officer and Chief Financial Officer reviewed with the Audit Committee, prior to filing with the SEC, the certifications that were filed pursuant to the requirements of the Sarbanes-Oxley Act of 2002 and the disclosure controls and procedures management has adopted to support the certifications. The Audit Committee periodically meets in separate executive sessions with management, the senior internal auditing officer and the independent registered public accounting firm. Each of the independent registered public accounting firm, the senior internal auditing officer, the Chief Financial Officer and the General Counsel has unrestricted access to the Audit Committee.

The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended and currently in effect, and Public Company Accounting Oversight Board Auditing Standard No. 2, An Audit of Internal Control over Financial Reporting Performed in Conjunction with an Audit of Financial Statements. In addition, the Audit Committee has received written disclosures in a letter from the independent registered public accounting firm regarding their independence from Mattel, as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and the Audit Committee has also discussed with the independent registered public accounting firm their independence from Mattel.

The Audit Committee has also considered whether the independent registered public accounting firm’s provision of non-audit services to Mattel is compatible with maintaining their independence from Mattel.

The members of the Audit Committee are not engaged in the accounting or auditing profession and, consequently, are not experts in matters involving accounting or auditing including in respect of auditor independence. As such, it is not the duty of the Audit Committee to plan or conduct audits or to determine that Mattel’s consolidated financial statements fairly present Mattel’s financial position, results of operations and cash flows and are in conformity with accounting principles generally accepted in the United States of America and applicable laws and regulations. Each member of the Audit Committee is entitled to rely on:

(i) the integrity of those persons within Mattel and of the professionals and experts (such as the independent registered public accounting firm) from which the Audit Committee receives information,

(ii) the accuracy of the financial and other information provided to the Audit Committee by such persons, professionals or experts absent actual knowledge to the contrary, and

(iii) representations made by management or the independent registered public accounting firm as to any information technology services of the type described in Rule 2-01(c)(4)(ii) of Regulation S-X and other non-audit services provided by the independent registered public accounting firm to Mattel.

Based on the reports and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Mattel’s Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the SEC.

AUDIT COMMITTEE

Eugene P. Beard (Chair)

Michael J. Dolan

Dominic Ng

Christopher A. Sinclair

Kathy Brittain White

March 26, 2007

COMPENSATION DISCLOSURE

This Proxy Statement is the first one that Mattel has provided under new rules that the Securities and Exchange Commission has issued governing the disclosure of compensation of executives and directors. Therefore, the sections that follow look quite different from the compensation disclosure sections in our 2006 annual proxy statement and earlier proxy statements. The most important differences include the following:

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Addition of a new section entitled “Compensation Discussion and Analysis,” in which management reports on the compensation of our named executive officers, with a focus on explaining each of the elements of our compensation program.

•	This new section largely replaces the Report of the Compensation Committee that appears in our earlier annual proxy statements.

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Our named executive officers consist of (1) Robert A. Eckert, our Chairman and Chief Executive Officer, (2) Kevin M. Farr, our Chief Financial Officer, and (3) Neil B. Friedman, Thomas A. Debrowski and Bryan G. Stockton, who are the three other most highly compensated employees serving as executive officers of Mattel on December 31, 2006.

•	The compensation tables and the footnotes and narrative disclosures accompanying them have been expanded and revised, and new compensation tables have been added, including:

•	Expanded, revised and new tables showing the compensation of our named executive officers in 2006.

•	The SEC is phasing in the application of the new rules. In previous years, this table has shown three years’ compensation.

•	The Summary Compensation Table for our named executive officers next year will show compensation for 2006 and 2007, and thereafter will show compensation for the most recently completed three years.

•	A new table showing the compensation of our non-employee directors in 2006.

•	This new Director Compensation table only requires that we show one year’s compensation.

•	Thus, in future years, the Director Compensation table will continue to show only the compensation for the most recently completed year.

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The named executive officers are determined under the new rules, under which both the principal executive officer (in our case, the Chief Executive Officer) and the principal financial officer (in our case, the Chief Financial Officer) must be included regardless of their ranking in pay, and the additional named executive officers are selected based upon total compensation as shown in Column (j) of the Summary Compensation Table, less the amounts shown in Column (h) of the table, rather than based solely on salary and annual incentive compensation.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee reviewed and discussed Mattel’s Compensation Discussion and Analysis with Mattel’s management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and Mattel’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

COMPENSATION COMMITTEE

John L. Vogelstein (Chair)

Eugene P. Beard

Tully M. Friedman

Dr. Andrea L. Rich

G. Craig Sullivan

March 26, 2007

COMPENSATION DISCUSSION AND ANALYSIS

The compensation and benefits provided to our named executive officers for 2006 are set forth in detail in the Summary Compensation Table and other tables, and the accompanying footnotes and narrative material. This Compensation Discussion and Analysis explains the purposes of our executive compensation and benefits program and explains each element. Our executive compensation and benefits program is designed and administered under the direction and control of the Compensation Committee of our Board of Directors.

Executive Compensation Objectives

Executive Compensation Strategies and Principles: Our executive compensation strategies have the following aims:

•	effectively recruiting and developing superior management talent;

•	providing for competitive pay opportunities;

•	valuing pay-for-performance and putting a significant amount of pay at risk;

•	engendering a long-term focus;

•	encouraging executives to take appropriate risks that may lead to increased shareholder value; and

•	promoting a team orientation.

In establishing and evaluating the effectiveness of executive compensation programs, the Compensation Committee is guided by three basic principles:

•	Mattel must offer competitive salaries and other benefits to be able to attract, retain and motivate highly qualified and experienced executives.

•	Cash compensation for executives in excess of base salaries should be tied to Mattel’s performance, individual performance or both.

•	The financial interest of Mattel’s executives should be aligned with the financial interests of stockholders, primarily through equity programs and short- and long-term incentive plans.

Attraction and Retention of Executive Talent: We have long recognized that a critical component of our business strategy is to build and retain a team of highly talented senior executives, with the right structure for corporate and business unit responsibilities and the right individuals in key jobs. Mattel is a high-profile, successful marketing and manufacturing consumer goods company, and as a consequence, Mattel’s executives have often been targeted by other companies and executive recruiters. The loss of key executives deprives us of their services, forces us to expend time and money to replace them, and, if they join competitors, may allow competitors to take advantage of the executives’ special insight into our business and strategies. We realize the importance of compensation as the primary means by which we compete for and retain talent in a highly competitive marketplace.

We have taken several measures to address these issues, using both incentives to remain with Mattel and disincentives to leave. These include:

•	Employment agreements or letters with all members of our Management Committee. (The Management Committee consists of our Chief Executive Officer and all of our executive officers who report directly to the Chief Executive Officer, including the other named executive officers.) These arrangements for our named executive officers are discussed in detail in the narrative discussion accompanying the compensation tables and in the section entitled “Potential Payments upon Termination or Change of Control.” They were critical to our ability to recruit our Chief Executive Officer, our Executive Vice President, Worldwide Operations, and our Executive Vice President, International. The agreements and letters have also assisted us to retain executives.

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Restricted stock unit grants: These grants provide individual executives with stock units that vest over time, if they remain with the company, giving them an incentive not to leave. This incentive is particularly effective because, unlike stock options, the grants have some value even if Mattel’s stock price does not increase after the grant date.

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Provisions for recapture of incentive awards: The terms of our equity awards, our supplemental executive retirement plan and, since 2005, our long-term incentive awards, allow us to take back awards and profits from awards from an executive who goes to work for one of our competitors or otherwise engages in behavior that is damaging to Mattel. These provisions apply even to awards that would otherwise be considered fully earned and vested before the executive left Mattel. The purpose of these provisions is not to prevent executives from leaving Mattel to join a competitor, nor to punish executives who choose to do so. Instead, the purpose is to impose appropriate limitations on the compensation executives receive and retain if they choose to join a competitor and to align the executives’ compensation with the value they deliver to Mattel.

No single compensation arrangement can force an executive to continue working for Mattel or prevent an executive from leaving to work for a competitor. However, we believe that these arrangements, as well as the overall design of our compensation and benefits package, help to strengthen the mutual commitment and loyalty between Mattel and its key executive team.

Overall Compensation Levels: As discussed above, a key factor in our business success is attracting and retaining talented executives. We compete for these executives with other large global consumer companies in various industries. We therefore compare our total compensation levels to those of these other large global consumer companies, with the general intent to fall at or above the market average, while offering competitive pay opportunities. However, we do not target a specific percentile for our overall executive compensation packages, and our actual compensation reflects individual and company performance, reflecting our pay-for-performance philosophy.

We evaluate the overall competitiveness and appropriateness of executive compensation annually, by looking at the total compensation package in deciding base salary, annual incentives, long-term cash incentives, long-term equity plans, benefits and perquisites.

•	Our aim is to establish base salaries at levels that compare favorably to industry averages.

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Variable compensation levels (including annual and long-term incentives, and equity compensation) are intended to be at or above market levels when target performance levels are achieved, to link pay to performance. If company performance is superior, variable compensation may be advanced to maximum levels to reward individuals who have contributed significantly to that performance.

•	We provide higher reward opportunities for succeeding in a high-risk environment.

•	We seek to achieve internal pay equity, providing comparable rewards for comparable positions and performance.

Each year the Compensation Committee reviews tally sheets of the compensation and benefits of each member of our Management Committee. These tally sheets show the executives’ total compensation for the most recent two years in detail and in total. They also show, for each executive, the pension benefits payable upon retirement, the severance benefits payable upon a termination of employment without cause, and the benefits payable in connection with a change of control. Finally, the tally sheets include a projection of the value each executive may receive from equity compensation. The Committee discusses the tally sheets with its independent compensation consultant and reviews them with the full Board of Directors.

In addition, the Compensation Committee’s independent compensation consultant annually analyzes and reports to the Compensation Committee on the competitive position of the target and actual compensation of the Management Committee members. In 2006, this report included a review of each executive’s total cash compensation and total direct compensation, showing both the current competitive positioning and the executive’s five-year historical compensation. For our Chief Executive Officer, our Chief Financial Officer and our President, Mattel Brands, each element of compensation was analyzed and compared to the compensation of their counterparts at the companies that make up our current comparator group. Our comparator group is made up of companies that are category leaders in the consumer products, apparel and fashion, foods, retail and recreation industries. The Compensation Committee’s independent consultant reviews the makeup of this group annually and advises the Committee about its appropriateness.

The consultant concluded that the targeted level of pay of most of the Management Committee members is competitive, falling in the third quartile for total direct compensation; and that our Chief Executive Officer’s cash compensation has been and remains competitive, but his equity and total direct compensation has been well below market for several years. After considering all of the information described above and the consultant’s recommendations, the Compensation Committee determined to increase our Chief Executive Officer’s equity grants to a market level, beginning in 2006. Specific information about our Chief Executive Officer’s 2006 equity grants is set forth in the Grants of Plan-Based Awards table and accompanying footnotes and narrative disclosure.

Stock Ownership Guidelines: The Compensation Committee believes that when our executives hold significant equity interests in Mattel, their interests are more closely aligned with those of stockholders. Moreover, a meaningful direct ownership stake by our leaders demonstrates to our investors a strong commitment to the company’s success. We therefore have had stock ownership guidelines for our named executive officers and other members of the Management Committee for more than a decade. The Compensation Committee had its independent compensation consultant review and discuss these guidelines at several meetings in 2006. At the conclusion of this detailed review process, the Compensation Committee determined to modify the guidelines in a number of ways that were recommended by its independent compensation consultant, and in certain respects made them more stringent than the consultant recommended.

The new guidelines are outlined below. The revisions are effective as of January 1, 2007, and Management Committee members have five years—until December 31, 2011—to meet the guidelines as revised. The Compensation Committee monitors executives’ progress towards meeting the guidelines, and will take each executive’s progress into account in determining future equity grants.

•	The targeted share ownership requirements for our named executive officers, which were determined by position and base salary levels, are as follows:

•	Chief Executive Officer: 350,000 shares;

•	President: 170,000 shares; and

•	Chief Financial Officer; Executive Vice President, WorldWide Operations; and Executive Vice President, International: 80,000 shares.

•	Shares counted toward the targeted requirements include:

•	shares that are directly owned by the executive;

•	shares that are beneficially owned by the executive, such as shares held in “street name” through a broker or shares held in a trust;

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any deferrable restricted stock units granted to the executive that have vested but have not yet been settled in shares of stock (our Chief Executive Officer is the only member of the Management Committee who has deferrable units);

•	amounts credited to the executive’s account in the Mattel Stock Fund under the Mattel, Inc. Personal Investment Plan, Mattel’s tax-qualified 401(k) savings plan; and

•	amounts credited to the executive’s Stock Equivalent Account under the Deferred Compensation and PIP Excess Plan, Mattel’s non-qualified savings plan.

Tax and Accounting Considerations: When it reviews compensation matters, the Compensation Committee considers the anticipated tax treatment of various payments and benefits to Mattel and, when relevant, to its executives.

The Compensation Committee considers the expected impact of Internal Revenue Code Section 162(m) when it makes compensation decisions. Section 162(m) limits to $1,000,000 the amount of compensation to any one of our five top executive officers that Mattel may deduct each year. However, this limit does not apply to compensation that qualifies as “performance-based” or that is paid after the executive is no longer employed by Mattel. The Committee does not necessarily limit executive compensation to the amount deductible under Internal Revenue Code Section 162(m). Rather, it considers the available alternatives and acts to preserve the deductibility of compensation to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

The required adoption of a new accounting standard (Financial Accounting Standard No. 123(R), “Share-Based Payment”) in 2006, under which at-the-money stock options as well as all other forms of equity compensation result in a charge to earnings, was taken into account by the Compensation Committee in determining to take a “portfolio” approach to equity grants, awarding both stock options and restricted stock units, beginning generally in 2006. Further, the Compensation Committee chose to grant restricted stock units, rather than restricted stock, because of the unfavorable foreign tax consequences of restricted stock in some non-U.S. jurisdictions where some of our grantees reside and work.

Elements of Executive Officer Compensation and Benefits

The components of our executive compensation programs are:

•	Base salary;

•	Annual incentives;

•	Long-term cash incentives;

•	Equity compensation; and

•	Benefits, programs, and perquisites.

Base Salary: Base salaries provide for stable compensation to executives and allow us to attract competent executive talent and maintain a stable management team. They also provide a basis upon which executives may be rewarded for individual performance.

Each of our named executives officers has an employment agreement or letter discussed in more detail in the narrative discussion accompanying the compensation tables and in the section entitled “Potential Payments upon Termination or Change of Control.” These arrangements set minimum base salaries that were established by negotiation at the time the executives were first hired or first assumed their present positions.

The Compensation Committee reviews executive officer salaries regularly, usually once every 12 months, and makes adjustments as warranted to reflect continued individual contributions, sustained performance and competitive market factors. Reviews took place at the January 2006 meeting, with adjustments effective as of February 27, 2006, and at the January 2007 meeting, with adjustments effective as of February 26, 2007.

Our human resources staff and the Compensation Committee’s independent compensation consulting firm established our current salary structure using a job evaluation methodology established by the consultant. Jobs were evaluated based on multiple factors, including knowledge and problem-solving requirements and accountability. Positions were categorized by job band and salary structures for minimum, midpoint, and maximum were established for each job band. Individual base salaries are established and periodically adjusted within this framework, and are targeted at or above market levels.

Base salaries for executives are initially determined by evaluating:

•	Level of responsibility;

•	Prior experience;

•	Breadth of knowledge;

•	Internal equity considerations; and

•	External pay practices.

Increases to base salaries are driven primarily by individual performance and market competitive factors. Economic indicators such as the Consumer Price Index are also considered. Individual contributions and performance are reviewed against total annual compensation, rather than against base salary alone. The evaluation of individual performance is based on:

•	Sustained levels of individual contribution to the company;

•	Efforts in promoting company values;

•	Demonstration of overall management and leadership skills;

•	Achievement of financial results; and

•	Accomplishment of key objectives.

The results of this evaluation process are reported to our Chief Executive Officer, who then approves recommendations to the Compensation Committee for salary adjustments (if any) for the members of the Management Committee other than himself. After considering these recommendations, the Compensation Committee determines and approves the base salary amounts. Mr. Stockton, our Executive Vice President, International, was the only one of our named executive officers whose base salary was adjusted as a result of the 2007 review. His annual base salary was increased from $675,000 to $700,000, to recognize his performance and to preserve internal pay equity.

Our Chief Executive Officer’s base salary is generally determined by the Compensation Committee after consultation with its independent compensation consultant. However, the Compensation Committee may, in its discretion, make this determination in conjunction with other independent directors of the Board and/or refer its determination to the full Board of Directors for ratification. Our Chief Executive Officer’s base salary remains at the level established when he was hired in 2000.

Annual Incentive: We provide our executive officers and certain other employees with the opportunity to earn annual cash incentive compensation, as an incentive to achieve our business objectives each year and a reward for success in doing so. Annual incentive compensation is a key tool for implementing our “pay-for-performance” approach to executive compensation, which emphasizes variable at-risk compensation that is dependent upon fully meeting specific corporate and individual performance goals.

This element of our incentive compensation program:

•	Puts a significant portion of executives’ total cash compensation at risk, based on the financial performance of the company and, where applicable, the executives’ business groups;

•	Encourages participants in all areas of the company to work together to achieve common goals;

•	Provides a competitive level of pay to attract and retain key talent; and

•	Allows participants to see a connection between their own contribution and the bonus payouts.

The current vehicle for annual cash incentive compensation is the 2002 Mattel Incentive Plan, referred to as the MIP. This plan and the 2006 bonuses under it are described in detail in the Summary Compensation table and Grants of Plan-Based Awards table and the accompanying footnotes and narrative disclosures. In Proposal 4 of this Proxy Statement, we are asking our stockholders to approve the Mattel Incentive Plan, which is substantially similar to the MIP and, if approved, will become the vehicle for annual cash incentive compensation in 2008 and future years.

The performance measures and goals for named executive officers under the MIP are based on objective formulae or standards set by the Compensation Committee, in order to qualify for the exception from Internal Revenue Code Section 162(m) for performance-based compensation. However, the Compensation Committee retains the discretion to reduce the bonus for any named executive officer from the amount determined using the objective measures and goals, based upon any criteria that the Compensation Committee considers to be relevant.

Each year, management recommends specific financial goals that are subject to review, comment and approval by the Compensation Committee. No bonuses are paid to any member of our Management Committee unless the minimum corporate goal approved by the Committee is accomplished. If that goal is achieved, our Management Committee members earn bonuses under the MIP to the extent that financial and corporate strategic goals established by the Compensation Committee are achieved. If performance is below the threshold level, there is no payout. If performance reaches the threshold level, bonuses are paid at 50% of the target levels. If performance achieves the target, bonuses are paid at the target level. Bonuses are paid at 150% of the target level

(200% for our Chief Executive Officer) if performance reaches or exceeds the maximum level, which is deemed to be significantly in excess of the target. For performance between threshold and target or target and maximum, the bonuses are interpolated accordingly.

The MIP goals for our named executive officers are based on the following performance measures:

•	Mattel’s net operating profit after taxes less a capital charge (referred to as the corporate goal or “NOPAT less a capital charge”);

•	Financial performance of executives’ business units, where appropriate; and

•	Achievement of objectively measurable corporate strategic initiatives.

In selecting these performance measures for the MIP, we have been guided by these principles:

•	Driving performance: bonus amounts should be linked to business success;

•	Accountability: the plan should focus on core metrics that the participants can effect and that drive shareholder value;

•	Understandability: the plan should be simple enough to be easily communicated and thereby provide strong incentives for desired behaviors; and

•	Administrative simplicity: the management of the plan and calculation of achievement and payouts should not require excessive resources.

The performance goals established by the Compensation Committee include threshold, target and maximum levels, generating corresponding payouts based on percentages of base salary, with interpolation between the different levels.

The corporate measure of NOPAT less a capital charge applies to all Management Committee members, and is designed to encourage our entire executive team to achieve efficiencies and better decision-making. This corporate measure is proprietary to Mattel, and is derived from Mattel’s audited financial statements, including both the income statement and the balance sheet. Financial performance measures for an executive’s specific business unit are used when appropriate to encourage a focus on business results that the executive can directly affect. The specific numbers that make up the corporate and business-unit-specific performance goals involve confidential trade secrets or confidential commercial or financial information, the disclosure of which would result in competitive harm to Mattel.

The performance measures based on objectively measurable corporate strategic initiatives used under the MIP represent Mattel’s strategic direction and key business objectives for the year. They are the same for all Management Committee members, thus serving our team approach to performance. The Compensation Committee establishes precise measures that must be achieved in order to reach the threshold, target and maximum levels. The nature and details of the corporate strategic initiatives, and the goals based on these performance measures, involve confidential trade secrets or confidential commercial or financial information, the disclosure of which would result in competitive harm to Mattel.

At the time that they are set, all of the goals that the Compensation Committee establishes are substantially uncertain to be achieved. They are all aggressive goals designed to drive performance.

The threshold-level goals can be characterized as “stretch but attainable,” while the target and maximum goals represent increasingly challenging levels of performance.

In determining the performance measures and award levels for each named executive officer under the MIP, the Compensation Committee reviews competitive data regarding total executive compensation, relies upon the advice of the Compensation Committee’s independent compensation consultant and exercises its business judgment. The award levels have remained consistent for the past several years, and are within the range of market practice. Our Chief Executive Officer’s award levels under the MIP have remained unchanged since he was first hired in 2000.

The Audit Committee of our Board of Directors reviews performance results, including the achievement of NOPAT less a capital charge, and the Compensation Committee’s independent compensation consultant reviews the computation of bonus amounts based on those results. The Compensation Committee reviews the results and certifies achievement of the goals before payouts are made. While the Compensation Committee has the discretion under the MIP to decide to pay less than the amounts determined according to the pre-established formula, it has not exercised this discretion to date.

For 2006, all MIP goals were met at the maximum level, resulting in payouts of the maximum amounts. See the Summary Compensation Table for details.

At its March 2007 meeting, the Compensation Committee established the performance measures, goals and potential award levels for participants in the MIP for the calendar year 2007. The performance measures for our named executive officers are similar in nature to the performance measures for calendar year 2006, and the award level amounts for 2007 at the threshold, target and maximum levels, as percentages of each named executive officer’s base salary, are the same as for 2006. See the Summary Compensation Table and the Grants of Plan-Based Awards table below.

Special Bonus: In March of 2006, Mr. Stockton, our Executive Vice President, International, also received a special bonus of $50,000. This bonus was recommended by our Chief Executive Officer, and approved by the Compensation Committee, to recognize and reward Mr. Stockton for his outstanding performance in carrying out the international integration of the consolidated Fisher-Price Brands and Mattel Brands groups, an important strategic objective that was not part of the goals established under the MIP bonus opportunity for 2005.

Long-Term Cash Incentives: We provide our named executive officers and certain other senior executives with the opportunity to earn cash long-term incentive compensation as an incentive to achieve our long-range financial objectives and a reward for success in doing so. We believe that it is crucial to Mattel’s success that executives maintain a long-term focus and be motivated to sustain growth in shareholder value. The long-term incentive component of our compensation program complements the annual incentive compensation component by rewarding growth in stockholder value that is sustained over several years and encouraging participants to focus on longer-term achievement.

The vehicle for cash long-term incentive compensation is the Mattel, Inc. 2003 Long-Term Incentive Plan, referred to as the LTIP. The performance goals for named executive officers under the LTIP are based on objective formulae or standards set by the Compensation Committee, in order to qualify for the exception from Internal Revenue Code Section 162(m) for performance-based compensation. Any awards that are earned are paid in cash in the quarter following the end of the performance period. As discussed above, payments for performance cycles beginning on or after January 1, 2005 are subject to cancellation, reduction and recapture under certain circumstances.

At certain times in the past, we used four-year LTIP performance cycles, with two overlapping cycles outstanding at any given time. However, we have now transitioned to using successive three-year cycles with no overlap, which we find to be more consistent with our business planning. The last four-year cycle was for 2003-2006. Performance under this cycle did not meet the threshold level, and accordingly no payments were made. A single performance cycle, for 2005-2007, is now in effect.

For LTIP performance cycles since 2000, the performance targets have been based on net operating profit after taxes, less a capital charge (referred to as NOPAT less a capital charge). This financial measure is similar to the corporate measure used under the MIP, as described above, but is adjusted to reflect the longer-term focus of the LTIP.

NOPAT less a capital charge takes into account both income statement and balance sheet performance. The capital charge represents the amount required to:

•	pay interest after taxes on all long-term and short-term debt; and

•	provide stockholders with an acceptable return on their investment.

Both equity and debt are included in the performance measures for the LTIP so as to encourage efficiencies and better decision-making, without favoring any one capital deployment alternative over the others: cash accumulation, debt retirement, increased dividends or share repurchase all have an equal effect on capital for these purposes. LTIP participants are rewarded if we are able to realize net operating profit in excess of the capital charge, indicating that we are generating after-tax profits that exceed the rate of return required by debt and equity holders.

In establishing the goals against which the company’s actual NOPAT less a capital charge will be measured, the Compensation Committee reviews in detail the valuation principles and methods proposed by management, and its independent compensation consultant advises about the performance measures. The performance goals are subject to adjustment in the event of certain mergers and acquisitions.

The specific numbers that make up the corporate and business-unit-specific performance goals involve confidential trade secrets or confidential commercial or financial information, the disclosure of which would result in competitive harm to Mattel. At the time that they are set, the goals that the Compensation Committee establishes are substantially uncertain to be achieved. The threshold-level goals can be characterized as “stretch but attainable,” while the target and maximum goals represent increasingly challenging levels of performance.

The Compensation Committee establishes the level of each executive’s participation at threshold, target and maximum levels of achievement. When awarding long-term incentives, the Compensation Committee considers the executive’s level of responsibility, ability to influence performance, prior experience, and historical award data, as well as market practices. In determining the LTIP performance measures and award levels for each executive, the Compensation Committee reviews competitive data regarding total executive compensation, relies upon the advice of the Compensation Committee’s independent compensation consultant and exercises its business judgment.

The Compensation Committee reviews the performance results and certifies achievement of the goals before payouts are made. In addition, the Compensation Committee reserves the right to reduce the amount payable to any executive, based on whatever factors it deems to be appropriate.

Equity Compensation: Mattel’s equity compensation plans allow the Compensation Committee to make grants and awards of stock options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalent rights and other stock-based awards. Since August 2006, the Compensation Committee has chosen to use a portfolio approach, granting both stock options and restricted stock units to executives. A specific number of shares for the total equity grant for each position is established based on the total compensation review, described above (see “Overall Compensation Levels”). For our named executive officers, half of this total is granted as stock options and half as restricted stock units, based on a three-to-one ratio—in other words, with restricted stock units being considered to represent the equivalent of an option on three shares.

The Compensation Committee has taken this portfolio approach to equity awards because each type of award serves a somewhat different purpose. With stock options, executives can realize value from increases in our stock price, thus aligning their interests with stockholder interests. Furthermore, if the stock price does increase, vesting over a three-year period helps to retain executives. However, if our stock price does not rise, then the options provide no value to executives. By contrast, while restricted stock units’ value does depend on our stock price, they have some value regardless of whether our stock price increases or decreases. As a result, they help retain executives over the three-year vesting schedule, regardless of whether stock price increases or decreases. Restricted stock units also have the benefit of causing less shareholder dilution than stock options that deliver comparable compensation. The dividend equivalent payments help executives feel like shareholders even before vesting of their units, further aligning executives’ interests with stockholders’ interests in receiving appropriate dividend payments, and helping to retain executives through the anticipation of year-end annual dividend equivalent payments. Thus, while both types of awards link our executives’ pay to shareholder value, options are a particularly good way to put significant value at risk in relation to increases in stockholder value, while restricted stock units are particularly effective as retention tools.

In making equity grants, the Compensation Committee considers the possible effect of Internal Revenue Code Section 162(m), noting that stock options are expected to be exempt from its deduction limits but that restricted stock units are not exempt if no performance conditions are attached to them. Because restricted stock units are considered to be primarily an incentive for executives to remain with Mattel, the Compensation Committee has chosen to make their vesting subject only to continued employment. In doing so, the Compensation Committee recognized that this could result in the loss of some of the income tax deductions that we would otherwise be entitled to take, but determined that this tax consideration was less important than structuring the awards in a way that serves their intended compensatory purpose.

As explained above, after considering a report by its independent compensation consultant on the competitiveness of the total compensation of each member of our Management Committee, the Compensation Committee determined to increase our Chief Executive Officer’s equity grants to a market level, beginning in 2006. The equity grants for our other named executive officers in 2006 remain consistent with our past practice and are within current market range. The specific grants made to our named executive officers in 2006 and their vesting schedules are set forth in the Grants of Plan-Based Awards table and the footnotes and narrative disclosure to that table.

Equity Compensation Grant Procedures: Like other public companies, we seek to ensure that our equity compensation grant procedures comply with evolving best practices, taking into account accounting, tax and regulatory requirements and standards. To this end, in 2006, management undertook a thorough review of our practices for regular annual grants as well as “off-cycle” grants, meaning grants other than regular annual grants, such as grants to employees who are newly hired or newly promoted. Based on this review, we adopted revised standards for documentation and record-keeping. Furthermore, management recommended certain enhancements to the process for annual and off-cycle equity grants, and the Compensation Committee and the Board of Directors took action.

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As provided in its Charter, the Compensation Committee will continue to approve all forms of compensation to be provided to all executives who are designated as being in the “Executive Leadership Band” and above in Mattel’s compensation structure (which includes all of Mattel’s executive officers and other senior officers as well). The Compensation Committee does not delegate authority to anyone else with regard to determining any equity compensation grants for employees in the Executive Leadership Band and above. The Compensation Committee approves equity compensation grants to such employees on or before the grant date.

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With regard to grants to employees below the Executive Leadership Band, the Board of Directors established an Equity Grant Allocation Committee (“EGAC”) of the Board of Directors, appointed Mr. Eckert as the sole member of the EGAC and delegated authority to the EGAC under the 2005 Equity Compensation Plan to take the following actions with regard to annual and off-cycle equity compensation grants:

•	Approve recipients and quantities for grants of non-qualified stock options; and

•	Approve recipients and quantities for grants of restricted stock units.

•	The EGAC’s authority is subject to limitations, including the following:

•	With respect to both annual and off-cycle grants, the EGAC cannot approve grants to any of the following people:

•	Any member of the EGAC;

•	Any person subject to Section 16 of the Securities Exchange Act of 1934, as amended (which includes each director of Mattel and each executive officer of Mattel);

•	Any person who is a “covered employee” under Internal Revenue Code Section 162(m); or

•	Any employee in the Executive Leadership Band and above.

•	With respect to annual grants, additional limitations apply, including the following:

•	On or before the grant date, the Compensation Committee determines key parameters for the annual grant, including:

•	the grant date;

•	the exercise price, which will generally be the closing price of Mattel common stock on the grant date;

•	the aggregate number of “equivalent shares” that the EGAC may allocate in the annual grant; and

•	the maximum number of “equivalent shares” that the EGAC may allocate to any one individual in the annual grant.

•	For purposes of the volume limitations, each stock option is counted as one “equivalent share” and each restricted stock unit is counted as three “equivalent shares.”

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After the Compensation Committee has designated the parameters of an annual grant, the EGAC may approve, on or before the grant date, grants to employees below the Executive Leadership Band, within the parameters established by the Compensation Committee.

•	With respect to off-cycle grants, additional limitations apply, including the following:

•

All off-cycle grants are to be made effective prospectively, as of the last trading day of the month following the month in which the event triggering the grant (for example, the hiring or promotion) occurred, and the exercise price of stock options is to be set at the closing price of the Mattel common stock on that grant date.

•	The EGAC cannot approve off-cycle grants of more than 30,000 “equivalent shares” to any individual and cannot approve off-cycle grants of more than 500,000 “equivalent shares” in any calendar year.

•

The EGAC cannot approve off-cycle grants of more than 2,500,000 “equivalent shares” in the aggregate under this delegation, unless the Compensation Committee adopts a later resolution to increase this aggregate number.

•	For purposes of the volume limitations, each stock option is counted as one “equivalent share” and each restricted stock unit is counted as three “equivalent shares.”

Recommendations for approval by the EGAC of annual and off-cycle equity compensation grants are made in writing to the Senior Vice President, Human Resources and to the EGAC, and the EGAC must give its consent in writing on or before the grant date for any annual or off-cycle grant.

Any annual or off-cycle equity compensation grant that does not fit within the authority delegated by the Compensation Committee to the EGAC must be submitted to the Compensation Committee, and approved by the Compensation Committee, on or before the grant date for such grant.

Severance and Change in Control Provisions: Mattel has entered into an employment agreement or letter with each of the named executive officers. The severance and change in control provisions of these agreements are described in detail in the section entitled “Potential Payments upon Termination or Change of Control.” As noted above, Mattel has entered into these agreements to help us attract and retain the executives. In the case of our Chief Executive Officer, we negotiated and entered into his employment agreement at the time he was first hired. The agreement was critical to inducing him to leave his previous employer to work for Mattel. Similarly, the employment agreement with our Executive Vice President, Worldwide Operations, and the employment letter with our Executive Vice President, International, were entered into when they were hired, as means of attracting them to work for Mattel. The employment agreements with our Chief Financial Officer and our President, Mattel Brands, were entered into as a means of retaining them during a difficult period of management changes and company restructuring.

Each agreement or letter establishes the minimum terms and conditions of the executive’s duties, compensation and benefits, and provides that severance benefits appropriate to the executive’s positions will be paid if his employment is terminated prematurely by Mattel without cause, or (in the case of the employment agreements) by the executive in response to a breach of the agreement by Mattel (referred to as “good reason”). In order to be entitled to severance benefits, the executive must execute a general release of Mattel and comply with post-employment covenants to protect our confidential information and not to solicit our employees. We believe that these provisions help us to strengthen the mutual commitment and loyalty of Mattel and these important executives by ensuring that during employment and after it ends (whether at retirement or prematurely), the executives are treated fairly and appropriately. The employment agreements’ evergreen terms – rolling three- or two-year terms—establish the understanding between Mattel and the executives that their employment will continue for the long term. Similarly, the employment letter with our Executive Vice President, International is in effect for an indefinite term.

Under his employment agreement with Mattel, Mr. Friedman would have “Good Reason” to terminate his employment with Mattel if Mattel transferred him outside the greater New York, New York area without his express written consent. In March 2007, Mr. Friedman gave his express written consent for transfer of his principal place of employment to the greater Los Angeles, California area, in exchange for (a) a payment in cash sufficient to provide him with $500,000 after taxes, to be paid to Mr. Friedman not later than 30 days after the close of escrow on his purchase of a residence in the Los Angeles area, and (b) monthly payments sufficient to provide him with $5,000 per month after taxes, to be paid monthly for 36 months beginning when escrow closes on his purchase of a residence in the Los Angeles area. The monthly payments will cease if Mr. Friedman does not remain employed by Mattel with his principal place of employment in the Los Angeles area. In considering this issue, the Compensation Committee received advice from its independent compensation consultant and took into account anticipated expenses associated with Mr. Friedman’s relocation and purchase of a residence in the Los Angeles area.

As discussed in the section entitled “The Board of Directors and Corporate Governance—Golden Parachute Policy” and in Appendix C, Mattel has adopted a Golden Parachute Policy in response to a stockholder proposal in 2005. This policy generally limits severance benefits to senior executives to 299% of base salary and annual bonus, unless the arrangement is submitted to a stockholder vote. This policy does not apply to the employment agreements with our named executive officers, because they were entered into before the policy was adopted.

The employment agreements contain only two change-of-control features: a provision that allows the executive to terminate employment during the 30-day period beginning six months after a change in control and receive the same severance benefits as if he had been terminated without cause; and a provision to make the executives whole for any federal excise tax imposed on change-of-control payments, including severance payable after a change of control. The first feature is designed to provide an incentive for our executives to remain available to render services during the crucial six-month transition period following a change in control: even if their positions and compensation are changed in a way that might give them the right to terminate for good reason, they need not be concerned about whether to invoke that right, since they are assured that after six months, they will be able to resign with severance if they choose, without having to prove the existence of good reason. The second feature is designed to ensure that our executives receive the benefits that we have determined to be appropriate, notwithstanding the possible imposition of the federal excise tax, which can have a disparate impact on similarly situated executives. Examples of this disparate impact include:

•	A greater tax on an executive who has exercised fewer stock options;

•	A greater tax on an executive who has elected to defer more compensation; and

•	A greater tax on an executive whose compensation has risen at a greater rate, as will happen if the executive has merited rapid promotions and outstanding levels of incentive compensation.

However, recognizing that holding executives harmless against this federal excise tax can be expensive for the company, we have designed our provision to apply only if the value of the change-of-control payments is at least 110% of the amount below which the tax does not apply. See “Potential Payments upon Termination or Change of Control—Termination with Severance Following Change of Control” for more information about this excise tax provision in our employment agreements.

The other change-of-control benefits that are available to our named executive officers are provided by the terms of our various plans, and are available to all plan participants, regardless of whether they have employment agreements. The MIP provides that upon a change in control, the current-year MIP bonuses are paid out immediately at the target level. Similarly, the LTIP provides that payments are made upon a change in control at the target level for all pending cycles. If there is more than one cycle pending, the earliest cycle’s awards are paid in full, and the remainder are pro-rated to reflect the portion of the applicable cycle that has elapsed through the date of the change in control. Both plans allow Mattel to ensure that there is no duplication of these payments by severance payments under the employment agreements. These plan provisions have been put in place because we believe that a change in control would fundamentally affect our financial performance in ways that are unpredictable, but may well distort incentive compensation for periods that are interrupted by the change in control. By closing out these cycles with payment of the awards at the target level, we can ensure that participants receive their incentive compensation for those periods at levels that represent normal performance (neither substandard nor outstanding), while allowing for appropriate and possibly different new incentives to be provided for periods after the change in control.

Our equity compensation plans also contain change-of-control provisions, under which all outstanding unvested options and other awards, including restricted stock and restricted stock units, will vest upon a change in control. In addition, option holders are guaranteed a minimum period of two years to exercise their options if their employment is terminated without cause during the first 18 months after the change in control. As noted above, a principal purpose of providing executives with equity-based compensation is to align their interests with those of stockholders; we believe that this alignment is particularly important in the context of a proposed or actual change in control. Vesting of equity awards upon a change in control, and ensuring that option holders who lose their employment after the change have an adequate opportunity to realize value by exercising them, helps ensure that our employees can realize the same benefits from a change in control as stockholders. Absent these protections, the incentive to create stockholder value provided by equity awards would be diluted in the very circumstance in which it should be the most powerful.

The definition of “change in control” that we use for these purposes is a standard definition. A change in control is defined to include, generally:

•	The acquisition of 20% or more of our stock (by vote or value) by any individual, entity or group;

•	A change in a majority of our Board, other than by new Board members whose election is approved by the incumbent Board and does not result from a proxy contest;

•

The consummation of a merger or other transaction, if: our stockholders do not retain more than 50% of the continuing enterprise; any individual, entity or group ends up owning 20% or more of the stock (by vote or value) of the continuing enterprise; or our directors are not a majority of the members of the board of directors of the continuing enterprise; or

•	Approval of a complete liquidation or dissolution of Mattel by our stockholders.

Each of the first three events would result in a significant change in the stockholders or board of directors in charge of our business and employees, and the last would lead to the winding-up of our business. Thus, the occurrence of any of these events would introduce substantial uncertainty for our employees regarding their job security and the potential value of their incentive compensation. We therefore feel that these are appropriate events to trigger the special change-of-control protections discussed above.

Benefits, Programs and Perquisites: Our named executive officers participate in the same broadly based benefit plans as our other U.S. employees. In addition, we provide certain executive benefits to promote tax efficiency, to replace benefit opportunities that are not available to executives because of regulatory limits, and to align our compensation with market practices. These executive benefits are described below.

Our named executive officers and certain other members of our Management Committee are covered by the Mattel, Inc. 2005 Supplemental Executive Retirement Plan, known as the SERP. The SERP provides retirement benefits that are consistent with current competitive practices for senior executives. It was adopted in 2005 on the recommendation of the Compensation Committee’s independent consultant, who found that the retirement benefits then provided for senior executives under the predecessor Supplemental Executive Retirement Plan were well below market. See the Pension Benefits table and the accompanying footnotes and narrative disclosure for details on the SERP and its predecessor plan.

Our executive officers and certain other executives also participate in the Mattel, Inc. Deferred Compensation and PIP Excess Plan, known as the DCPEP. The DCPEP is a non-qualified deferred compensation plan that provides for deferral of compensation in excess of the amounts that are legally permitted to be deferred under the Mattel, Inc. Personal Investment Plan, Mattel’s tax-qualified 401(k) savings plan. The DCPEP is provided because the benefits that Mattel can provide under the PIP are limited by the federal tax laws to a level that is not competitive for highly compensated employees. Together, the tax-qualified savings plan and the DCPEP assist participants to set aside amounts as tax-deferred savings for their retirements. See the Nonqualified Deferred Compensation table and the accompanying footnotes and narrative disclosure for details on the DCPEP.

We also provide the members of our Management Committee and other executives with limited perquisites that we consider to be appropriate in light of market practices. The perquisites provided to our named executive officers in 2006 are set forth in the Summary Compensation Table and the footnotes and narrative disclosure to that table.

As described in the narrative disclosure accompanying the Summary Compensation Table, under his employment agreement, our Chief Executive Officer, Mr. Eckert, is permitted to make personal use of company aircraft for up to 60 hours per year while he serves as Chief Executive Officer, and we make him whole on the income taxes on the imputed income he receives as a result of this benefit. This provision was added to Mr. Eckert’s employment agreement by an amendment approved by the

Compensation Committee in early 2005. In deciding to enter into this amendment, the Compensation Committee considered that Mr. Eckert’s salary and annual incentive compensation opportunities had remained unchanged since he was hired in 2000; that Mr. Eckert’s personal travel schedule was extensive and frequent because of ongoing personal family obligations; and that this personal situation was expected to continue. The Compensation Committee reviewed a detailed financial analysis of the out-of-pocket costs and tax consequences to Mattel of providing this benefit, and was advised by its independent compensation consultant regarding the cost and prevalence of this type of perquisite for chief executive officers. The Compensation Committee concluded that providing this benefit as part of Mr. Eckert’s compensation would minimize the disruptions and burdens of his personal travel and provide him with additional flexibility and time to attend to company business notwithstanding his personal travel schedule, and thereby would benefit Mattel and its stockholders.

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning total compensation earned or paid to our named executive officers for service in 2006.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4) ($)	All Other Compensation(5) ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Robert A. Eckert Chairman of the Board and Chief Executive Officer	2006	1,250,000	—	249,167	1,614,214	2,500,000	0	381,178	5,994,559

Kevin M. Farr Chief Financial Officer	2006	721,154	—	49,833	39,149	652,500	125,095	100,167	1,687,898

Neil B. Friedman President, Mattel Brands	2006	1,000,000	—	250,833	563,750	1,200,000	724,449	187,414	3,926,446

Thomas A. Debrowski Executive Vice President, Worldwide Operations	2006	706,154	—	42,358	187,917	639,000	358,049	123,035	2,056,513

Bryan G. Stockton Executive Vice President, International	2006	675,000	—	63,968	62,639	607,500	229,032	97,844	1,735,983

Footnotes to Summary Compensation Table:

(1)	Column (e), Stock Awards, shows our 2006 expenses, for financial reporting purposes, with respect to stock awards (consisting of restricted stock and restricted stock units) to our named executive officers, disregarding any possible forfeitures as a result of failure to satisfy service conditions. For background, see the discussion of expense calculation in Footnotes 1 and 7 to Mattel’s Consolidated Financial Statements for the applicable years. This expense includes amounts attributable to all awards that were unvested for all or any portion of 2006, regardless of when granted. Accordingly, in addition to the expense for awards made in 2006, Column (e) includes expense for awards granted to Mr. Friedman and Mr. Stockton in 2005.

(2)	Column (f), Option Awards, shows our 2006 expenses, for financial reporting purposes, with respect to stock options awarded to our named executive officers, disregarding any possible forfeitures as a result of failure to satisfy service conditions. For background, see the discussion of expense calculation in Footnotes 1 and 7 to Mattel’s Consolidated Financial Statements for the applicable years. This expense includes amounts attributable to all options that were unvested for all or any portion of 2006, regardless of when granted. Accordingly, in addition to the expense for options granted in 2006, Column (f) includes expense for options granted to Mr. Eckert in 2003, 2004 and 2005. All options granted to our other named executive officers in those years that were still unvested in December 2005 were vested on an accelerated basis. See the narrative disclosure to the Outstanding Equity Awards table below for more information about this accelerated vesting.

(3)	Column (g), Non-Equity Incentive Plan Compensation, shows the annual cash incentive compensation paid to our named executive officers for 2006. These amounts were paid on March 8, 2007, pursuant to the 2002 Mattel Incentive Plan, Mattel’s annual cash incentive plan, known as the MIP.

(4)	Column (h), Change in Pension Value and Nonqualified Deferred Compensation Earnings, shows the increase in the pension benefits that the named executive officers have earned during 2006, including those accrued under the Mattel, Inc. 2005 Supplemental Executive Retirement Plan, known as the SERP. This is determined by subtracting (1) the present value of each executive’s accrued benefits as of December 31, 2005, from (2) the present value of their accrued benefits as of December 31, 2006. The amounts described in clause (2) are shown in the Pension Benefits table below, and are computed in the manner explained in the narrative disclosure to the Pension Benefits table. The amounts described in clause (1) are also computed in this manner, but are based upon the executives’ service, compensation and age as of December 31, 2005. No amount is included in Column (h) with respect to nonqualified deferred compensation earnings, because there were no above-market earnings on non-qualified deferred compensation.

(5)	Column (i), All Other Compensation, includes the following perquisites that are provided to all of our named executive officers: automobile allowance or personal use of company-provided automobile; premiums on excess personal liability insurance provided by Mattel; physical examination; and financial counseling and tax return preparation. It also includes tax grossups relating to financial counseling and tax return preparation in the following amounts: Mr. Eckert, $7,126; Mr. Farr, $7,126; Mr. Friedman, $6,945; and Mr. Stockton, $4,841.

In addition, Column (i) includes the following individual perquisites:

•	For Mr. Eckert: personal use of company aircraft, resulting in $160,095 of incremental costs to Mattel, plus a related tax-gross-up of $40,158; and a company-provided home security system.

•

For Mr. Debrowski: The amount by which the fair market value of a Company-provided automobile he purchased at the end of its lease term exceeded the amount paid for it; the incremental cost to Mattel of his incidental personal use of a country club membership that is generally used and intended for business purposes; and a company-provided home security system.

•

For Mr. Friedman: a tax gross-up relating to Medicare taxes on the value of vested benefits under Mattel’s supplemental executive retirement plans, in the amount of $6,760; and expenses of personal travel from New York to Los Angeles for house-hunting in connection with his anticipated relocation.

The following other items of compensation for each named executive officer are also included in Column (i):

•

Tax-qualified savings plan benefits under Mattel’s broadly-based Personal Investment Plan, known as the PIP, consisting of company contributions on behalf of each named executive officer, in the following amounts: $18,615 for Mr. Eckert, $26,400 for Mr. Debrowski, $22,000 for Mr. Farr, $23,323 for Mr. Friedman and $22,000 for Mr. Stockton.

•

Nonqualified savings plan benefits, consisting of company contributions credited to each named executive officer’s account under the Mattel’s Deferred Compensation and PIP Excess Plan, known as the DCPEP, in the following amounts: $116,346 for Mr. Eckert, $55,708 for Mr. Debrowski, $47,404 for Mr. Farr, $92,308 for Mr. Friedman and $51,404 for Mr. Stockton. The DCPEP and the nature of these credits are described in the narrative disclosure to the Nonqualified Deferred Compensation table below.

•

Life insurance premiums for Mr. Eckert, Mr. Debrowski, Mr. Farr, Mr. Friedman, and Mr. Stockton; and additional life insurance premiums for Mr. Eckert pursuant to the terms of his employment agreement.

The dollar amounts for each perquisite and each other item of compensation shown in Column (i), All Other Compensation, and in this footnote 5, represent Mattel’s incremental cost of providing the perquisite to the named executive officer in question, in each case without taking into account the value of any income tax deduction for which Mattel is eligible.

For purposes of calculating the incremental costs to Mattel of Mr. Eckert’s personal use of company aircraft, Mattel includes the hourly occupied charge, fuel surcharges, any applicable ground costs, any applicable catering costs, domestic passenger fees, and federal excise tax charges relating to his personal use of company aircraft. The related tax gross-up represents the amount paid by the company to make Mr. Eckert whole for the taxes he pays on imputed income for his personal use of company aircraft.

The incremental costs for the other items were determined as follows:

•	For automobile allowance: the amount paid to the executive as an automobile allowance.

•

For personal use of company automobile: the portion of the cost to the company of providing the automobile allocated between personal use and business use based upon the miles of personal use compared to the miles of business use during the year.

•	For financial counseling and tax return preparation: the amount paid by the company to a third-party provider for the financial counseling and tax return preparation.

•	For physical examination: the amount paid by the company to a third party provider for the physical examination.

•

For incidental personal use of country club membership: the amount of incremental cost to the company directly related to the incidental personal use of the country club membership, which is generally provided and intended for business use.

•	For tax gross-ups: the amounts paid to the executives.

•	For company contributions to Mattel’s Personal Investment Plan: the amounts contributed by Mattel to the trust for that plan.

•

For credits under Mattel’s Deferred Compensation and PIP Excess Plan: the amounts credited as company contributions to the executive’s account under that plan, which does not include any amounts with respect to salary, bonus or other cash payments that were electively deferred by an executive.

•	For life and liability insurance coverage: the amounts paid as premiums to third-party insurance companies.

Narrative Disclosure to Summary Compensation Table:

Employment Agreements

Some of the compensation reflected in this table is provided pursuant to employment agreements that we have entered into with Messrs. Eckert, Farr, Friedman and Debrowski and an employment letter that we have entered into with Mr. Stockton, in each case at the time the executive was hired or promoted, and which have since been supplemented and amended. These contractual arrangements establish the minimum terms and conditions of the executives’ employment, which are summarized below. In addition, the following special provisions are contained in these individual agreements and letter agreements, as supplemented and amended:

•

Treatment of equity awards in connection with termination of employment: see the Grants of Plan-Based Awards table, the Outstanding Equity Awards table, and the footnotes and narrative disclosure accompanying those tables.

•	Supplemental pension benefits: see the Pension Benefits table and the footnotes and narrative disclosure accompanying that table.

•

Severance pay and other benefits provided in connection with termination of employment and/or change of control: see the section below entitled “Potential Payments upon Termination or Change of Control.”

Mr. Eckert’s employment agreement provides for the following terms and conditions of employment:

•	Positions: Chairman of the Board of Directors and Chief Executive Officer of Mattel; will be nominated for election as a director of Mattel.

•

Term: three years, automatically extended each day by one additional day, so that the remaining term will always be three years, unless Mr. Eckert or Mattel gives notice to the other that the agreement will not be extended.

•	Minimum base salary: $1,250,000 per year. Mr. Eckert’s base salary has not been increased since he joined Mattel in 2000.

•

Other incentives: participation in long-term cash incentives consistent with competitive pay practices generally and with the level of participation by other senior executives of Mattel; participation in any other incentive plans or programs in effect from time to time for other executives of Mattel.

•

Benefits: Mattel maintains life insurance that will pay Mr. Eckert’s beneficiaries a death benefit equal to three times his initial base salary; plus participation, on terms not less favorable than the terms offered to other senior executives of Mattel, in any group or executive life, disability insurance plan, medical and dental program, pension, profit sharing, 401(k) and similar benefit plans.

•

Perquisites: right to use Mattel aircraft for personal use up to 60 hours per year while he serves as Chief Executive Officer, plus payment of an amount adequate to pay his income taxes on the amount of imputed income he receives as a result of this benefit and the payment of his taxes. Also, entitlement to other fringe benefits offered by Mattel, including a leased automobile, car and driver, personal and home security, first-class travel expenses, company-issued gasoline credit card, financial counseling and tax preparation services and club memberships and dues.

Pursuant to the employment agreement, which was first entered into in 2000, Mattel also provided Mr. Eckert certain one-time payments, guarantees and benefits to induce him to leave Kraft to serve as our Chief Executive Officer:

•	Signing bonus: $2,784,874 to compensate him for a management bonus he forfeited by leaving Kraft Foods, Inc. to join Mattel.

•	Guaranteed annual bonus for 2000: $1,250,000 million, representing 100% of his annual base salary, without pro-ration.

•

Relocation: Mattel paid all costs to relocate Mr. Eckert and his family to California, including temporary living expenses, arranged for the sale of his former residence at its appraised value through a relocation firm, and paid him an additional amount to fully reimburse him for all federal, state and local income taxes and employment taxes imposed on the relocation payments and on those reimbursed taxes.

The employment agreements for Mr. Farr, Mr. Friedman and Mr. Debrowski, which were first entered into in 2000, contain the following terms of employment:

•	Positions: Mr. Farr serves as our Chief Financial Officer; Mr. Friedman, as President, Mattel Brands; and Mr. Debrowski, as Executive Vice President, Worldwide Operations.

•

Term: three years for Mr. Farr and Mr. Friedman, and two years for Mr. Debrowski, in each case with automatic monthly extensions unless the executive or Mattel gives notice to the other that the agreement will not be extended and will be terminated.

•

Base salary: at least equal to the base salary in effect on the date of the agreement, reviewed at least once every eighteen months; currently $725,000 for Mr. Farr, $1,000,000 for Mr. Friedman, and $710,000 for Mr. Debrowski.

•

Incentives and benefits: participation in various incentive and employee benefit plans as may be in effect from time to time for our executives, and in the other benefit plans and programs available to our executive officers and employees generally.

We entered into an employment letter with Mr. Stockton in connection with hiring him to serve as Mattel’s Executive Vice President, Worldwide Business Planning and Development. Since February 2003, Mr. Stockton has served as our Executive Vice President, International. The employment letter with Mr. Stockton contains the following terms of employment:

•	Base salary: minimum $500,000 per year (since increased to $700,000).

•	Benefits: participation in Mattel’s deferred compensation plan (currently known as the Deferred Compensation and PIP Excess Plan, or DCPEP) and other benefit plans.

•	Perquisites: choice of company car or monthly automobile allowance of $1,150, with gasoline credit card, and participation in Mattel’s financial counseling program for senior executives.

•

SERP: eligible to participate in the supplemental executive retirement plan that was in effect in 2000. However, Mr. Stockton waived his rights to these benefits as a condition for becoming eligible for enhanced benefits under the SERP, as described in the Pension Benefits table below and the footnotes and narrative disclosure accompanying that table.

In addition, Mr. Stockton’s employment letter, which was first entered into in 2000, provided for the following one-time benefits in connection with his hiring:

•	Signing bonus: $500,000.

•	Relocation benefits.

•	Annual bonus for 2000: target equal to 50% of his annual base salary and maximum bonus opportunity equal to 75% of his annual base salary.

•

Long-term incentive compensation: recommended to the Compensation Committee for participation in the Long-Term Incentive Plan with a target level award of $750,000 and a maximum level award of $1,500,000 for the performance cycle commencing in 2000.

Equity Awards

The amount and terms of the stock awards and options that were granted in 2006 are described in more detail in the Grants of Plan-Based Awards table and the footnotes and narrative disclosure to that table.

Non-Equity Incentives

Column (g), Non-Equity Incentive Plan Compensation, shows the annual cash incentive payments earned for 2006 and paid in March 2007, under the 2002 Mattel Incentive Plan, known as the MIP. Certain employees of Mattel and its subsidiaries are eligible for annual cash incentive compensation under the MIP. The performance objectives used to determine payments under the MIP may be based on one or more of a variety of different financial business criteria with respect to (1) Mattel, (2) Mattel’s worldwide operations, regional operations, country specific operations and/or subsidiaries, business units, affiliates, corporations, divisions, groups, functions or employees and/or (3) Mattel’s brands, groups of brands or specific brands. In the first quarter of each year, Mattel’s Compensation Committee establishes the performance goals that must be achieved for that year in order for annual incentive payments to be made. The performance goals for our named executive officers are based on objective formulae or standards, as required to qualify for the exception for performance-based compensation from the deduction limitations of Internal Revenue Code Section 162(m). For other employees, the Compensation Committee has the discretion to establish performance goals based on other standards, including individual performance goals and personal contributions to the business. Generally, participants must remain employed with Mattel until the date that MIP bonuses are paid in order to be entitled to receive their bonuses (if any). However, different rules apply in the case of certain terminations of employment under the employment agreements of four of our named executive officers, and upon a change of control of Mattel. See below in the section entitled “Potential Payments Upon Termination or Change of Control” for more information.

On March 15, 2006, the Compensation Committee established performance goals and formulae for 2006 under the MIP. The 2006 MIP bonus opportunities for Mr. Eckert, Mr. Debrowski and Mr. Farr were based 75% on the corporate goal and 25% on the achievement of objectively measurable corporate strategic initiatives. Mr. Friedman’s 2006 opportunity was based on four equally weighted goals: the corporate goal; the financial performance of Mattel Girls and Boys Brands; the financial performance of Fisher-Price Brands; and achievement of objectively measurable corporate strategic initiatives. Mr. Stockton’s 2006 opportunity was based 25% on the corporate goal; 30% on the financial performance of the International division; 10% on the financial performance of Mattel Girls and Boys Brands; 10% on the financial performance of the Fisher-Price Brands; and 25% on the achievement of objectively measurable corporate strategic initiatives. The corporate goal was based on net operating profit, after taxes, less a capital charge (referred to as NOPAT less a capital charge), as more fully discussed in the Compensation Discussion and Analysis. The goals relating to financial performance of the Mattel Girls and Boys Brands business unit and Fisher-Price Brands business unit were each based on the business unit’s U.S. profit less an inventory charge, plus its international operating profit at planned overhead less an inventory charge. The goal relating to the International division was based on the International division’s operating profit less a working capital charge. The specific numbers used with regard to these goals involve confidential trade secrets or confidential commercial or financial information, the disclosure of which would result in competitive harm to Mattel. For the objectively measurable corporate strategic initiatives, the Compensation Committee established precise measures and determined the relative weight to be given to each measure, as well as rules as to how many of the measures needed to be achieved in order to reach threshold, target and maximum levels. The objectively measurable corporate strategic initiatives, and the precise measures and weighting relating to these initiatives, involve confidential trade secrets or confidential commercial or financial information, the disclosure of would result in competitive harm to Mattel.

At the time they were set, all of the 2006 performance goals were substantially uncertain to be achieved. The goals were set at threshold, target and maximum levels. For 2006, the maximum amounts that named executive officers were eligible to receive under the MIP ranged from 90% to 200% of base salary. The actual amounts earned are shown in Column (g), Non-Equity Incentive Plan Compensation, above.

Pension and Deferred Compensation

Column (h), Change in Pension Value and Nonqualified Deferred Compensation Earnings, shows the increase from December 31, 2005, to December 31, 2006, in the present value of the accumulated benefit of each named executive officer under the applicable pension arrangements. These arrangements and benefits, and the methods and assumptions we used to value them for purposes of the table above, are explained below in the Pension Benefits table and the footnotes and narrative disclosure to that table. As explained below, Mr. Eckert’s employment agreement provides for a minimum retirement benefit called the Age 60 Pension; this benefit did not increase from December 31, 2005, to December 31, 2006, resulting in a zero value for Mr. Eckert in Column (h) of the table above.

Column (h) does not show any nonqualified deferred compensation earnings because Mattel’s nonqualified deferred compensation plan does not provide for above-market earnings. The benefits under that plan are shown in the Nonqualified Deferred Compensation Plans table and in the footnotes and narrative disclosure to that table.

GRANTS OF PLAN-BASED AWARDS

The following table shows information about the non-equity incentive awards and equity-based awards granted to our named executive officers in 2006.

Name	Grant Date	Committee Action Date(1)(2)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	All Other Option Awards: Number of Securities Underlying Options(4) (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Market Value of Stock and Option Awards(5) ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(b-1)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

Robert A. Eckert Chairman of the Board and Chief Executive Officer	3/15/06 8/1/06 8/1/06	3/15/06 5/10/06 5/10/06	625,000 — —	1,250,000 — —	2,500,000 — —	— — —	— — —	— — —	— 100,000 —	— — 300,000	— — 17.94	— 1,794,000 1,353,000

Kevin M. Farr Chief Financial Officer	3/15/06 8/1/06 8/1/06	3/15/06 5/10/06 5/10/06	217,500 — —	435,000 — —	652,500 — —	— — —	— — —	— — —	— 20,000 —	— — 62,500	— — 17.94	— 358,800 281,875

Neil B. Friedman President, Mattel Brands	3/15/06 8/1/06 8/1/06	3/15/06 5/10/06 5/10/06	400,000 — —	800,000 — —	1,200,000 — —	— — —	— — —	— — —	— 50,000 —	— — 150,000	— — 17.94	— 897,000 676,500

Thomas A. Debrowski Executive Vice President, Worldwide Operations	3/15/06 8/1/06 8/1/06	3/15/06 5/10/06 5/10/06	213,000 — —	426,000 — —	639,000 — —	— — —	— — —	— — —	— 17,000 —	— — 50,000	— — 17.94	— 304,980 225,500

Bryan G. Stockton Executive Vice President, International	3/15/06 8/1/06 8/1/06	3/15/06 5/10/06 5/10/06	202,500 — —	405,000 — —	607,500 — —	— — —	— — —	— — —	— 17,000 —	— — 50,000	— — 17.94	— 304,980 225,500

Footnotes to Grants of Plan-Based Awards Table:

(1)	All actions necessary to approve the grant of the stock awards and option awards shown in this table were taken by the Compensation Committee of our Board of Directors at its meeting on May 10, 2006, as shown in Column (b-1), Committee Action Date. As part of that approval, the Compensation Committee determined that the awards would be granted on August 1, 2006, as shown in Column (b), Grant Date.

(2)	The awards shown in Columns (c), (d) and (e), Estimated Future Payouts Under Non-Equity Incentive Plan Awards, are the 2006 award opportunities under the 2002 Mattel Incentive Plan, known as the MIP, which were percentages of base salary established by our Compensation Committee on March 15, 2006. For Mr. Eckert, the threshold percentage was 50% of base salary, the target was 100% and the maximum was 200%. For Mr. Friedman, the threshold percentage was 40% of base salary, the target was 80% and the maximum was 120%. For Mr. Debrowski, Mr. Farr and Mr. Stockton, the threshold percentage was 30% of base salary, the target was 60% and the maximum was 90%. See the Summary Compensation Table above for the actual MIP amounts earned for 2006.

(3)	The awards shown in Column (i), All Other Stock Awards, are restricted stock units scheduled to vest 50% on the second anniversary of the grant date, and 50% on the third anniversary of the grant date.

(4)	The awards shown in Column (j), All Other Option Awards, are options scheduled to vest 33% on the first anniversary of the grant date, 33% on the second anniversary of the grant date, and 34% on the third anniversary of the grant date.

(5)	Column (l), Grant Date Fair Market Value of Stock and Option Awards, shows estimates of the grant date fair value of the awards, calculated using the same method as for our financial reports. For options, this method is a variation of the Black-Scholes pricing model based on the following weighted-average assumptions: 4.9% risk-free rate; 5.1 year expected life; 2.8% dividend yield; 28.0% volatility factor; and the exercise price as set forth in the table above. For each restricted stock unit, the grant date fair value is equal to the closing price of a share of Mattel common stock on the grant date.

Narrative Disclosure to Grants of Plan-Based Awards Table:

Non-Equity Incentives

Mattel grants non-equity incentive plan awards under 2002 Mattel Incentive Plan, known as the MIP, and the Mattel, Inc. 2003 Long-Term Incentive Plan, known as the LTIP. The MIP bonus opportunities for 2006 are shown in the left-hand portion of the above table. See the Summary Compensation Table and the narrative disclosure to that table for more detailed information regarding the MIP, including the actual MIP amounts earned for 2006 and the terms and conditions of the 2006 awards. No new awards were made to our named executive officers under the LTIP in 2006.

Equity Awards

Stock awards. The numbers of stock awards granted to our named executive officers in 2006 are shown in Column (i), All Other Stock Awards, the corresponding grant dates are shown in Column (b), Grant Date, and the corresponding grant date fair market values are shown in Column (l), Grant Date Fair Market Value of Stock and Option Awards. The actual value, if any, that an executive may realize from a stock award is contingent upon the satisfaction of the conditions to vesting in that award, and upon the value of Mattel common stock at the time when the executive sells any stock received in settlement of the award. Thus, there is no assurance that the value, if any, eventually realized by the executive will correspond to the amount shown.

These stock awards were granted under the Mattel, Inc. 2005 Equity Compensation Plan, and take the form of restricted stock units with dividend equivalents. Each restricted stock unit represents a conditional right to obtain one share of our common stock. Except as noted below for Mr. Eckert, the terms and conditions of these restricted stock units granted to our named executive officers are the same as those for all other employees who received restricted stock unit grants in 2006, as follows:

•	Normal vesting schedule: 50% on the second anniversary of the grant date, and 50% on the third anniversary of the grant date.

•	Termination of employment:

•	Death, disability or involuntary retirement after the first anniversary and on or before the second anniversary of the grant date: half of the units vest and the remainder are forfeited.

•	Death, disability or involuntary retirement after the second anniversary and before the third anniversary of the grant date: all unvested units vest.

•	Any other termination of employment: all unvested units are forfeited.

•	Change of control: all unvested units vest.

•	Consequences of vesting: units are settled immediately by delivery of a number of shares of common stock equal to the number of vesting units, less a number of units withheld to satisfy tax withholding requirements. Mattel has the right to elect to settle in cash, but does not anticipate doing so.

•

Dividend equivalent rights: represent the right to receive cash payments equal to the cash dividends that would have been paid on the units if the units had been actual shares, during the period from grant to vesting or forfeiture.

•

Forfeiture and recapture: Mattel may impose a forfeiture of the units and a recapture of any amounts delivered to settle units if the grantee engages in certain behaviors that are harmful to Mattel during or after employment. This does not apply following a termination of employment during the 18-month period after a change of control.

As required by Mr. Eckert’s employment agreement, his restricted stock units have a different provision for termination of employment: all unvested units will vest upon his termination at any time before the third anniversary of the grant date, if the termination occurs because of his death or disability, or is a termination by Mattel without cause, by him for good reason, or by him during the 30-day period beginning six months after a change of control. In addition, the settlement of his units in connection with a termination of employment will be delayed by six months, if required under the federal tax law governing nonqualified deferred compensation.

Option awards. The number of shares underlying the options granted to our named executive officers in 2006 are shown in Column (j), All Other Option Awards, with the corresponding exercise prices shown in Column (k), Exercise or Base Price of Option Awards, and the corresponding grant dates in Column (b), Grant Date. The grant date fair market value of these options is shown in Column (l), Grant Date Fair Market Value of Stock and Option Awards. The actual value, if any, that an executive may realize from an option is contingent upon the satisfaction of the conditions to vesting in that award, and upon the excess of the stock price over the exercise price on the date the option is exercised. Thus, there is no assurance that the value, if any, eventually realized by the executive will correspond to the amount shown.

These options were granted under the Mattel, Inc. 2005 Equity Compensation Plan. The per-share exercise prices of these options represent the closing price of a share of our common stock in the New York Stock Exchange on the date of grant. Except as noted below, the terms and conditions of these options granted to our named executive officers are generally the same as those for all other employees who received option grants in 2006, as follows:

•	Normal vesting schedule: 33% on the first anniversary of the grant date, 33% on the second anniversary of the grant date, and 34% on the third anniversary of the grant date.

•	Original term: 10 years from grant date.

•	Termination of employment:

•	Termination for cause: vested and unvested options are forfeited.

•

Retirement, or death after reaching eligibility for retirement, at least six months after grant date: options vest in full and remain exercisable for five years (or to the end of their original term, if shorter).

•	Death (except as provided above) or disability: vested options remain exercisable for one year (or to the end of their original term, if shorter), and unvested options are forfeited.

•

Any other termination: vested options remain exercisable for 90 days (or to the end of their original term, if shorter), and unvested options are forfeited, except that if the termination occurs during the first 18 months after a change of control, the 90-day period is extended to two years.

•	Change of control: all unvested options vest.

•

Forfeiture and recapture: Mattel may impose a forfeiture of the options and the proceeds of the options if the grantee engages in certain behaviors that are harmful to Mattel during or after employment. This does not apply following a termination of employment during the 18-month period after a change of control.

As required by their employment agreements, the options granted to Messrs. Eckert, Farr, Friedman and Debrowski have different provisions for termination of employment. Mr. Eckert’s options will vest in full, and remain exercisable until the end of their original term, if his employment is terminated as a result of his death or disability, by Mattel without cause, by him for good reason, or by him during the 30-day period beginning six months after a change of control. Mr. Farr’s, Mr. Friedman’s and Mr. Debrowski’s options will vest in full if their employment is terminated by Mattel without cause, by the executive for good reason, or by the Executive during the 30-day period beginning six months after a change of control. In such a case, Mr. Farr’s options will also remain exercisable for a minimum of two years.

Amounts shown are estimates of the grant date fair value of the options calculated using the same method as for our financial reports, which is a variation of the Black-Scholes pricing model based on the following weighted-average assumptions: 5.1 year expected life; 2.8% dividend yield; 4.9% risk-free rate; 28.0% volatility factor; and the exercise price as set forth in the table above. The actual value, if any, that an executive may realize will depend upon the excess of the stock price over the exercise price on the date the option is exercised, so there is no assurance that the value realized by the executive will be at or near the amount shown. Our Compensation Committee approved these grants on May 10, 2006, establishing August 1, 2006 as the grant date. A discussion of our procedures for granting stock options appears in the Compensation Discussion and Analysis.

OUTSTANDING EQUITY AWARDS AT 2006 YEAR-END

The following table shows the outstanding equity-based awards that were held by our named executive officers as of December 31, 2006.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(3) (#)	Market Value of Shares or Units of Stock That Have Not Vested(4) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Robert A. Eckert Chairman of the Board and Chief Executive Officer	0 75,000 300,000 375,000 375,000 3,000,000	300,000 300,000 75,000 0 0 0	— — — — — —	17.94 18.71 16.96 19.43 20.04 11.25	8/1/2016 8/1/2015 4/30/2014 7/31/2013 5/22/2012 5/16/2010	100,000 — — — — 171,367	2,266,000 — — — — 3,883,176	— — — — — —	— — — — — —

Kevin M. Farr Chief Financial Officer	0 125,000 125,000 125,000 85,000 200,000 200,000 15,000 25,000	62,500 0 0 0 0 0 0 0 0	— — — — — — — — —	17.94 18.71 16.96 19.43 20.04 11.875 10.375 25.75 25.75	8/1/2016 8/1/2015 4/30/2014 7/31/2013 5/22/2012 3/30/2010 2/1/2010 2/6/2007 2/6/2007	20,000 — — — — — — — —	453,200 — — — — — — — —	— — — — — — — — —	— — — — — — — — —

Neil B. Friedman President, Mattel Brands	0 — 250,000 250,000 250,000 150,000 500,000 100,000	150,000 — 0 0 0 0 0 0	— — — — — — — —	17.94 — 18.71 16.96 19.43 20.04 11.875 10.375	8/1/2016 — 8/1/2015 4/30/2014 7/31/2013 5/22/2012 3/30/2010 2/1/2010	50,000 25,757 — — — — — —	1,133,000 583,654 — — — — — —	— — — — — — — —	— — — — — — — —

Thomas A. Debrowski Executive Vice President, Worldwide Operations	0 100,000 100,000 100,000 85,000 125,000 200,000	50,000 0 0 0 0 0 0	— — — — — — —	17.94 18.71 16.96 19.43 20.04 13.8125 16.15	8/1/2016 8/1/2015 4/30/2014 7/31/2013 5/22/2012 11/13/2010 11/13/2010	17,000 — — — — — —	385,220 — — — — — —	— — — — — — —	— — — — — — —

Bryan G. Stockton Executive Vice President, International	0 100,000 100,000 125,000 75,000 125,000 75,000	50,000 0 0 0 0 0 0	— — — — — — —	17.94 18.71 16.96 19.43 20.04 15.50 13.3125	8/1/2016 8/1/2015 4/30/2014 7/31/2013 5/22/2012 11/7/2010 11/7/2010	17,000 — — — — — —	385,220 — — — — — —	— — — — — — —	— — — — — — —

Footnotes to Outstanding Equity Awards at 2006 Year-End Table:

(1)	The vesting schedule for vested options listed in Column (b), Number of Securities Underlying Unexercised Options—Exercisable, is explained in the narrative disclosure below. Although all of the options granted to Mr. Farr, Mr. Friedman, Mr. Debrowski and Mr. Stockton in years 2005 and earlier are vested, some of the underlying shares are subject to holding period restrictions, as described in more detail in the narrative disclosure to the Outstanding Equity Awards table below. This means that even if these executives exercise these options, they will not be able to sell the underlying shares until the holding period ends.

(2)	The vesting schedule for unvested options listed in Column (c), Number of Securities Underlying Unexercised Options—Unexercisable, is explained in the narrative disclosure below.

(3)	The vesting schedule for unvested restricted stock units reflected in Column (g), Number of Shares or Units of Stock That Have Not Vested, is as follows:

•

The 100,000 restricted stock units granted to Mr. Eckert, the 20,000 restricted stock units granted to Mr. Farr, the 50,000 restricted stock units granted to Mr. Friedman, and the 17,000 restricted stock units granted to each of Messrs. Debrowski and Stockton, with a grant date of August 1, 2006, will vest 50% on August 1, 2008 and 50% on August 1, 2009.

•

The 171,367 deferrable restricted stock units granted to Mr. Eckert that were unvested as of December 31, 2006, are part of a grant made to Mr. Eckert on May 16, 2000 of 685,468 shares of deferrable restricted stock units. These units vested 25% on June 30, 2000, 25% on January 31, 2001 and 25% on January 31, 2002. The remaining 25% will vest on June 30, 2008. The shares issuable as a result of the vesting of these units will be delivered by Mattel to Mr. Eckert by the earlier of:

•	April 1 of the year that next follows the end of the calendar year during which Mr. Eckert ceases to be employed by Mattel; or

•

Thirteen months following the earliest date when the entire payment would be tax deductible under all pertinent federal tax laws, including Section 162(m) of the Internal Revenue Code, without affecting the deductibility of $1 million of Mr. Eckert’s base salary in any year, as determined by the reasonable belief of the Compensation Committee.

•

The 25,757 restricted stock units granted to Mr. Friedman will vest 100% on October 18, 2008. These units consist of an original grant of 25,000 restricted stock units on October 18, 2005 and additional units issued pursuant to dividend equivalent rights.

(4)	Column (h), Market Value of Shares or Units of Stock That Have Not Vested, shows the value of these unvested awards, calculated as the market value of the underlying shares, based on the $22.66 closing price per share of Mattel’s common stock on December 29, 2006 (the last trading day of the year).

Narrative Disclosure to Outstanding Equity Awards at 2006 Year-End Table:

As noted above, for the named executive officers other than Mr. Eckert, a portion of the exercisable options shown in Column (b), Number of Shares Underlying Unexercised Options, were vested on an accelerated basis in 2005. As Mattel has previously disclosed, in December 2005, the Compensation Committee approved the acceleration of vesting of all outstanding unvested stock options with an exercise price of $16.09 or greater granted to employees other than Mr. Eckert under the 1996 Stock Option Plan, the 1999 Stock Option Plan and the 2005 Equity Compensation Plan. Options held by Mr. Eckert and by non-employee members of the Board of Directors were excluded from the acceleration. The effective date of the acceleration was December 28, 2005; on that date, the closing price of Mattel’s common stock on the New York Stock Exchange was $15.95 per share. The primary purpose of the accelerated vesting was to enable Mattel to avoid recognizing future compensation expense associated with the accelerated stock options under the adoption by Mattel in 2006 of FASB Statement No. 123R, “Share-Based Payment.” The number of shares subject to, and exercise prices of, the options as to which vesting was accelerated were not changed.

The vesting schedules of all options shown in Columns (b) and (c) of the Outstanding Equity Awards Table above are shown in the following chart:

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Vesting Schedule for Exercisable Options (# of Shares)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Vesting Schedule for Unexercisable Options (# of Shares)	Option Exercise Price ($)	Option Expiration Date

Robert A. Eckert Chairman of the Board and Chief Executive Officer	0	—	300,000	99,000 vest on 8/1/2007 99,000 vest on 8/1/2008 102,000 vest on 8/1/2009	17.94	8/1/2016
	75,000	37,500 vested on 2/1/2006 37,500 vested on 8/1/2006	300,000	75,000 vested on 2/1/2007 75,000 vest on 8/1/2007 75,000 vest on 2/1/2008 75,000 vest on 8/1/2008	18.71	8/1/2015
	300,000	37,500 vested on 10/31/2004 37,500 vested on 4/30/2005 75,000 vested on 10/31/2005 75,000 vested on 4/30/2006 75,000 vested on 10/31/2006	75,000	75,000 vest on 4/30/2007	16.96	4/30/2014

	375,000	37,500 vested on 1/31/2004 37,500 vested on 7/31/2004 75,000 vested on 1/31/2005 75,000 vested on 7/31/2005 75,000 vested on 1/31/2006 75,000 vested on 7/31/2006	0	—	19.43	7/31/2013

	375,000	37,500 vested on 11/22/2002 37,500 vested on 5/22/2003 75,000 vested on 11/22/2003 75,000 vested on 5/22/2004 75,000 vested on 11/22/2004 75,000 vested on 5/22/2005	0	—	20.04	5/22/2012

	3,000,000	750,000 vested on 5/16/2000 750,000 vested on 5/16/2001 750,000 vested on 5/16/2002 750,000 vested on 5/16/2003	0	—	11.25	5/16/2010

Kevin M. Farr Chief Financial Officer	0	—	62,500	20,625 vest on 8/1/2007 20,625 vest on 8/1/2008 21,250 vest on 8/1/2009	17.94	8/1/2016

	125,000	Vesting accelerated to 12/28/2005 on all; original vesting schedule was: 12,500 were to vest on 2/1/2006 12,500 were to vest on 8/1/2006 25,000 were to vest on 2/1/2007 25,000 were to vest on 8/1/2007 25,000 were to vest on 2/1/2008 25,000 were to vest on 2/1/2008	0	—	18.71	8/1/2015

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Vesting Schedule for Exercisable Options (# of Shares)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Vesting Schedule for Unexercisable Options (# of Shares)	Option Exercise Price ($)	Option Expiration Date

(Kevin M. Farr, cont’d)	125,000	12,500 vested on 10/31/2004 12,500 vested on 4/30/2005 25,000 vested on 10/31/2005 Vesting accelerated to 12/28/2005 on 75,000; original vesting schedule was: 25,000 were to vest on 4/30/2006 25,000 were to vest on 10/31/2006 25,000 were to vest on 4/30/2007	0	—	16.96	4/30/2014

	125,000	12,500 vested on 1/31/2004 12,500 vested on 7/31/2004 25,000 vested on 1/31/2005 25,000 vested on 7/31/2005 Vesting accelerated to 12/28/2005 on 50,000; original vesting schedule was: 25,000 were to vest on 1/31/2006 25,000 were to vest on 7/31/2006	0	—	19.43	7/31/2013

	85,000	8,500 vested on 11/22/2002 8,500 vested on 5/22/2003 17,000 vested on 11/22/2003 17,000 vested on 5/22/2004 17,000 vested on 11/22/2004 17,000 vested on 5/22/2005	0	—	20.04	5/22/2012

	200,000	20,000 vested on 9/30/2000 20,000 vested on 3/30/2001 40,000 vested on 9/30/2001 40,000 vested on 3/30/2002 40,000 vested on 9/30/2002 40,000 vested on 3/30/2003	0	—	11.875	3/30/2010

	200,000	20,000 vested on 8/1/2000 20,000 vested on 2/1/2001 40,000 vested on 8/1/2001 40,000 vested on 2/1/2002 40,000 vested on 8/1/2002 40,000 vested on 2/1/2003	0	—	10.375	2/1/2010

	15,000	7,500 vested on 2/7/1998 7,500 vested on 2/7/1999	0	—	25.75	2/6/2007

	25,000	6,250 vested on 2/7/1998 6,250 vested on 2/7/1999 6,250 vested on 2/7/2000 6,250 vested on 2/7/2001	0	—	25.75	2/6/2007

Neil B. Friedman President, Mattel Brands	0	—	150,000	49,500 vest on 8/1/2007 49,500 vest on 8/1/2008 51,000 vest on 8/1/2009	17.94	8/1/2016

	250,000	Vesting accelerated to 12/28/2005 on all; original vesting schedule was: 25,000 were to vest on 2/1/2006 25,000 were to vest on 8/1/2006 50,000 were to vest on 2/1/2007 50,000 were to vest on 8/1/2007 50,000 were to vest on 2/1/2008 50,000 were to vest on 8/1/2008	0	—	18.71	8/1/2015

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Vesting Schedule for Exercisable Options (# of Shares)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Vesting Schedule for Unexercisable Options (# of Shares)	Option Exercise Price ($)	Option Expiration Date

(Neil B. Friedman, cont’d)	250,000	25,000 vested on 10/31/2004 25,000 vested on 4/30/2005 50,000 vested on 10/31/2005 Vesting accelerated to 12/28/2005 on 150,000; original vesting schedule was: 50,000 were to vest on 4/30/2006 50,000 were to vest on 10/31/2006 50,000 were to vest on 4/30/2007	0	—	16.96	4/30/2014

	250,000	25,000 vested on 1/31/2004 25,000 vested on 7/31/2004 50,000 vested on 1/31/2005 50,000 vested on 7/31/2005 Vesting accelerated to 12/28/2005 on 100,000; original vesting schedule was: 50,000 were to vest on 1/31/2006 50,000 were to vest on 7/31/2006	0	—	19.43	7/31/2013

	150,000	15,000 vested on 11/22/2002 15,000 vested on 5/22/2003 30,000 vested on 11/22/2003 30,000 vested on 5/22/2004 30,000 vested on 11/22/2004 30,000 vested on 5/22/2005	0	—	20.04	5/22/2012

	500,000	50,000 vested on 9/30/2000 50,000 vested on 3/30/2001 100,000 vested on 9/30/2001 100,000 vested on 3/30/2002 100,000 vested on 9/30/2002 100,000 vested on 3/30/2003	0	—	11.875	3/30/2010

	100,000	100,000 vested on 2/1/2003	0	—	10.375	2/1/2010

Thomas A. Debrowski Executive Vice President, Worldwide Operations	0 100,000

—

Vesting accelerated to 12/28/2005 on all; original vesting schedule was:

        10,000 were to vest on 2/1/2006         10,000 were to vest on 8/1/2006         20,000 were to vest on 2/1/2007         20,000 were to vest on 8/1/2007         20,000 were to vest on 2/1/2008         20,000 were to vest on 8/1/2008

			50,000 0	16,500 vest on 8/1/2007 16,500 vest on 8/1/2008 17,000 vest on 8/1/2009 —	17.94 18.71	8/1/2016 8/1/2015

	100,000	10,000 vested on 10/31/2004 10,000 vested on 4/30/2005 20,000 vested on 10/31/2005 Vesting accelerated to 12/28/2005 on 60,000; original vesting schedule was: 20,000 were to vest on 4/30/2006 20,000 were to vest on 10/31/2006 20,000 were to vest on 4/30/2007	0	—	16.96	4/30/2014

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Vesting Schedule for Exercisable Options (# of Shares)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Vesting Schedule for Unexercisable Options (# of Shares)	Option Exercise Price ($)	Option Expiration Date

(Thomas A. Debrowski, cont’d)	100,000	10,000 vested on 1/31/2004 10,000 vested on 7/31/2004 20,000 vested on 1/31/2005 20,000 vested on 7/31/2005 Vesting accelerated to 12/28/2005 on 40,000; original vesting schedule was: 20,000 were to vest on 1/31/2006 20,000 were to vest on 7/31/2006	0	—	19.43	7/31/2013

	85,000	8,500 vested on 11/22/2002 8,500 vested on 5/22/2003 17,000 vested on 11/22/2003 17,000 vested on 5/22/2004 17,000 vested on 11/22/2004 17,000 vested on 5/22/2005	0	—	20.04	5/22/2012

	125,000	12,500 vested on 5/13/2001 12,500 vested on 11/13/2001 25,000 vested on 5/13/2002 25,000 vested on 11/13/2002 25,000 vested on 5/13/2003 25,000 vested on 11/13/2003	0	—	13.8125	11/13/2010

	200,000	20,000 vested on 5/13/2001 20,000 vested on 11/13/2001 40,000 vested on 5/13/2002 40,000 vested on 11/13/2002 40,000 vested on 5/13/2003 40,000 vested on 11/13/2003	0	—	16.15	11/13/2010

Bryan G. Stockton Executive Vice President, International	0	—	50,000	16,500 vest on 8/1/2007 16,500 vest on 8/1/2008 17,000 vest on 8/1/2009	17.94	8/1/2016

	100,000	Vesting accelerated to 12/28/2005 on all; original vesting schedule was: 10,000 were to vest on 2/1/2006 10,000 were to vest on 8/1/2006 20,000 were to vest on 2/1/2007 20,000 were to vest on 8/1/2007 20,000 were to vest on 2/1/2008 20,000 were to vest on 8/1/2008	0	—	18.71	8/1/2015

	100,000	10,000 vested on 10/31/2004 10,000 vested on 4/30/2005 20,000 vested on 10/31/2005 Vesting accelerated to 12/28/2005 on 60,000; original vesting schedule was: 20,000 were to vest on 4/30/2006 20,000 were to vest on 10/31/2006 20,000 were to vest on 4/30/2007	0	—	16.96	4/30/2014

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Vesting Schedule for Exercisable Options (# of Shares)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Vesting Schedule for Unexercisable Options (# of Shares)	Option Exercise Price ($)	Option Expiration Date

(Bryan G. Stockton, cont’d)	125,000	12,500 vested on 1/31/2004 12,500 vested on 7/31/2004 25,000 vested on 1/31/2005 25,000 vested on 7/31/2005 Vesting accelerated to 12/28/2005 on 50,000; original vesting schedule was: 25,000 were to vest on 1/31/2006 25,000 were to vest on 7/31/2006	0	—	19.43	7/31/2013

	75,000	7,500 vested on 11/22/2002 7,500 vested on 5/22/2003 15,000 vested on 11/22/2003 15,000 vested on 5/22/2004 15,000 vested on 11/22/2004 15,000 vested on 5/22/2005	0	—	20.04	5/22/2012

	125,000	12,500 vested on 5/7/2001 12,500 vested on 11/7/2001 25,000 vested on 5/7/2002 25,000 vested on 11/7/2002 25,000 vested on 5/7/2003 25,000 vested on 11/7/2003	0	—	15.50	11/7/2010

	75,000	7,500 vested on 5/7/2001 7,500 vested on 11/7/2001 15,000 vested on 5/7/2002 15,000 vested on 11/7/2002 15,000 vested on 5/7/2003 15,000 vested on 11/7/2003	0	—	13.3125	11/7/2010

Mattel imposed a holding period on the shares underlying the portion of the options held by the named executive officers and other executive officers reporting directly to the Chief Executive Officer for which vesting was accelerated on December 28, 2005: each named executive officer is required to refrain from selling any shares acquired upon exercise of these options until the earlier of (a) the original vesting date of the exercised option and (b) the date on which the named executive officer ceases to be an executive officer of Mattel.

The following is a chart showing the continuing impact of the holding period restrictions on stock options held by named executive officers.

Name	Option Exercise Price ($)	Option Expiration Date	Number of Shares Subject to the Option That Are Subject to Holding Period Restrictions	How Long the Holding Period Restrictions Last
Kevin M. Farr Chief Financial Officer	16.96 18.71	4/30/2014 8/1/2015	25,000 75,000	Until 4/30/2007 as to 25,000 of the shares Until 8/1/2007 as to 25,000 of the shares Until 2/1/2008 as to 25,000 of the shares Until 8/1/2008 as to 25,000 of the shares

Neil B. Friedman President, Mattel Brands	16.96 18.71	4/30/2014 8/1/2015	50,000 150,000	Until 4/30/2007 as to 50,000 of the shares Until 8/1/2007 as to 50,000 of the shares Until 2/1/2008 as to 50,000 of the shares Until 8/1/2008 as to 50,000 of the shares

Thomas A. Debrowski Executive Vice President, World Wide Operations	16.96 18.71	4/30/2014 8/1/2015	20,000 60,000	Until 4/30/2007 as to 20,000 of the shares Until 8/1/2007 as to 20,000 of the shares Until 2/1/2008 as to 20,000 of the shares Until 8/1/2008 as to 20,000 of the shares

Bryan G. Stockton Executive Vice President, International	16.96 18.71	4/30/2014 8/1/2015	20,000 60,000	Until 4/30/2007 as to 20,000 of the shares Until 8/1/2007 as to 20,000 of the shares Until 2/1/2008 as to 20,000 of the shares Until 8/1/2008 as to 20,000 of the shares

The stock awards shown in Column (g) of the Outstanding Equity Awards at 2006 Year-End table (Number of Shares or Units of Stock That Have Not Vested) include (1) restricted stock units granted to our named executive officers in 2006, which are also reflected in the Grants of Plan-Based Awards table above, and the narrative that follows that table, and (2) restricted stock units granted to Mr. Neil Friedman in 2005. As explained above, the restricted stock units granted in 2006 have dividend equivalent rights. Mr. Neil Friedman’s 2005 grant of restricted stock units originally provided for dividend equivalent rights to be paid in the form of additional units, but it was amended on May 10, 2006 to provide for dividend equivalent rights to be paid in the form of cash after that date. The other terms and conditions of this 2005 grant to Mr. Friedman are the same as those of the restricted stock units granted to our named executive officers in 2006, except for the vesting provisions. Mr. Friedman’s 2005 grant of restricted stock units will vest (1) on the third anniversary of the grant date, or (2) upon a change of control, if that occurs sooner, in either case so long as Mr. Friedman remains employed on that date. If Mr. Friedman’s employment terminates for any reason before the units vest, they will be forfeited.

OPTION EXERCISES AND STOCK VESTED

The following table gives information for (1) options exercised in 2006, and (2) stock awards vesting in 2006, in each case for our named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)

Robert A. Eckert Chairman of the Board and Chief Executive Officer	—	—	—	—

Kevin M. Farr Chief Financial Officer	50,000 50,000	383,730 572,490	—	—

Neil B. Friedman President, Mattel Brands	400,000	3,079,970	—	—

Thomas A. Debrowski Executive Vice President, Worldwide Operations	—	—	—	—

Bryan G. Stockton Executive Vice President, International	—	—	5,000	85,400	(1)

Footnote to Option Exercises and Stock Vested Table:

(1)	The amount of $85,400 for Mr. Stockton shown in Column (e), Stock Awards—Value Realized on Vesting, represents the value of the 5,000 shares of restricted stock that vested on March 16, 2006, based on a per-share value of $17.08, the closing price of Mattel’s common stock on March 16, 2006.

PENSION BENEFITS

The following table shows the lump sum present value of the accumulated benefit of each named executive officer under the applicable pension plans as of December 31, 2006. See also the section below entitled “Potential Payments Upon Termination or Change of Control.”

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During 2006 ($)
(a)	(b)	(c)	(d)	(e)

Robert A. Eckert(1) Chairman of the Board and Chief Executive Officer	Mattel, Inc. 2005 Supplemental Executive Retirement Plan Age 60 Pension under Employment Agreement	6.63 6.63	4,866,977 3,288,779	— —

Kevin M. Farr Chief Financial Officer	Mattel, Inc. 2005 Supplemental Executive Retirement Plan	15.16	3,523,878	—

Neil B. Friedman(2) President, Mattel Brands	Mattel, Inc. 2005 Supplemental Executive Retirement Plan Fisher-Price Pension Plan The Fisher-Price Section 415 Excess Benefit Plan	9.76 9.00 8.00	5,342,713 214,909 1,030,248	— — —

Thomas A. Debrowski Executive Vice President, Worldwide Operations	Mattel, Inc. 2005 Supplemental Executive Retirement Plan	6.13	2,053,250	—

Bryan G. Stockton Executive Vice President, International	Mattel, Inc. 2005 Supplemental Executive Retirement Plan	6.15	1,455,367	—

Footnotes to Pension Benefits Table:

(1)	The amount shown in Column (d), Present Value of Accumulated Benefit, for Mr. Eckert’s benefit under his Age 60 Pension represents the incremental amount, above the amount of his benefit under the Mattel, Inc. 2005 Supplemental Executive Retirement Plan, to which he is entitled under the “Age 60 Pension” provision of his employment agreement. See the narrative disclosure to the Pension Benefits table for details.

(2)	The amount shown in Column (d), Present Value of Accumulated Benefit, for Mr. Friedman’s benefit under the Mattel, Inc. 2005 Supplemental Executive Retirement Plan, reflects the reduction of that benefit, as computed under the basic “Part B” formula, by the benefits under the Fisher-Price pension plans shown immediately below. See the narrative disclosure to the Pension Benefits table for details, and for an explanation of how Mr. Friedman’s credited years of service under these three plans, as shown in Column (c), Number of Years of Credited Service, correspond to his actual service with Mattel and companies acquired by Mattel.

Narrative Disclosure to Pension Benefits Table:

All of our named executive officers are eligible for pension benefits under the Mattel, Inc., 2005 Supplemental Executive Retirement Plan, known as the SERP, which is a non-qualified defined benefit pension plan, described below. Mr. Eckert and Mr. Friedman are eligible for other pension benefits, which are also described below.

Description of SERP Benefits

All of our named executive officers are participants in the Mattel, Inc. 2005 Supplemental Executive Retirement Plan (the “SERP”), an unfunded supplemental retirement plan.

The SERP is a successor plan to the Mattel, Inc. Amended and Restated Supplemental Executive Retirement Plan, as amended (the “Prior SERP”), which was originally adopted by Mattel effective May 1, 1996, and amended effective November 4, 1999. In late 2004, the federal income tax law governing non-qualified deferred compensation arrangements was significantly revised. Benefits provided under the Prior SERP that were not considered to have been earned and vested as of December 31, 2004, are subject to the new law. In response to this tax law change, on March 16, 2005, the Compensation Committee approved freezing the Prior SERP as of December 31, 2004, in order to ensure that benefits under the Prior SERP that are not subject to the new tax law continue to be provided under the terms of the Prior SERP as in effect when it was frozen, without adverse tax consequences for the participants. At the same time, the Compensation Committee approved the SERP, which provides for supplemental retirement benefits that are subject to the new tax law, on terms and conditions intended to comply with the new tax law.

The SERP has two purposes: to help retain selected key Mattel executives by providing them with retirement benefits more consistent with current competitive practices than those provided under the Prior SERP; and for SERP participants who are not eligible for these enhanced benefits, to provide continued benefit accruals under the formula of the SERP, but on terms and conditions that comply with the requirements of the new tax law. The latter benefits are referred to as “Part A Benefits” and the enhanced benefits are referred to as “Part B Benefits.”

Upon the adoption of the SERP, all participants in the Prior SERP who were employed with Mattel as of January 1, 2005, including all of our named executive officers, automatically became participants in the SERP. All of our named executive officers have been designated as eligible to receive Part B Benefits, subject in some cases to meeting “Part B Eligibility Requirements” as outlined below. The SERP provides that participants must waive any rights that they may have to benefits under the Prior SERP in order to receive Part B Benefits, and participants who receive Part B Benefits will not receive Part A Benefits.

In addition, the SERP provides that a participant will forfeit all SERP benefits upon a termination of employment for cause. For all of our named executive officers other than Mr. Stockton, “cause” is determined under their employment agreements (see the explanation in the section below entitled “Potential Payments upon Termination or Change of Control”). For Mr. Stockton and other SERP participants whose employment agreement or letter does not define “cause,” or who do not have an employment agreement, “cause” is defined in the SERP as dishonesty, a material violation of the executive’s employment duties, conduct that involves moral turpitude or constitutes a felony, and fraudulent conduct in connection with Mattel’s business. Finally, the SERP provides that Mattel may impose a forfeiture of future SERP benefits and a recapture of SERP benefits previously paid if the participant engages in certain behaviors that are harmful to Mattel during or after employment.

Part A Benefits. The Part A Benefits provided by the SERP are computed using the same benefit formula as under the Prior SERP. Under this benefit formula, a vested participant with five or more years of service is entitled to a yearly benefit for his or her lifetime beginning at age 60. The amount of this yearly benefit is:

•	25% of the participant’s final average compensation times a fraction equal to the participant’s credited months of service, up to 180, divided by 180;

plus, if the participant has more than 180 months (15 years) of service:

•	an additional 0.1666% for each month of credited service after 15 years, up to a maximum total percentage of 35%.

For this purpose, “final average compensation” means the participant’s average annual compensation during the final three years of employment, which generally consists of the participant’s base salary plus annual bonuses. A participant vests in the Part A Benefits and the Prior SERP benefits upon completing five years of service and attaining age 55.

Part B Benefits. The Part B Benefits of our named executive officers under the SERP are computed as a yearly benefit for the participant’s lifetime beginning at age 60 equal to:

•	60% of the participant’s final average compensation,

times

•	the lesser of one, or the following fraction:

participant’s credited months of service

180

less

•

offsets for employer contributions to the participant’s accounts under the Mattel, Inc. Personal Investment Plan and the Mattel, Inc. Deferred Compensation and PIP Excess Plan and earnings thereon, and for any benefits to which the participant is entitled under the Fisher-Price Pension Plan and the Fisher-Price Section 415 Excess Benefit Plan.

For these purposes, final average compensation includes the participant’s base salary, bonuses paid under the MIP, and special achievement bonuses that the Compensation Committee designates to be taken into account for these purposes, during the 36 consecutive months, out of the last 120 consecutive months of employment, during which these amounts are the highest.

The benefit of a participant whose employment terminates after age 55 but before age 60 is reduced by 0.4167% for each month by which the participant’s age at termination is less than 60. Except as noted below, in order to receive benefits under the SERP, a participant must complete five years of service and attain age 55, except that death and disability benefits are paid if the participant dies or becomes disabled after attaining age 45, subject to offset for long-term disability benefits.

Effect of Change of Control. The SERP provides that upon a change of control, the requirement to complete five years of service and attain age 55 in order to receive any SERP benefits is waived, as are any applicable Part B Eligibility Requirements. In addition, the provision for forfeiture and recapture of SERP benefits described above does not apply following a termination of employment during the 18-month period after a change of control.

Calculation of SERP Benefits Shown in Table

The SERP benefits shown in the table above represent the benefits that the executives have earned, based on their service and compensation through December 31, 2006, but assuming that they retire at age 60, the earliest date on which they may retire without reduction in the SERP benefit. None of our named executive officers has reached 60 years of age.

Except as explained below, we used the same assumptions in computing the above amounts as we use for financial reporting purposes, including a discount rate of 5.7% and the 94GAM mortality table. The benefits are calculated in accordance with the SEC’s rules and the provisions of the SERP, as follows:

(1)	Determine the gross benefit expressed as a single life annuity, using the SERP’s final average compensation formula and the executive’s service and compensation through December 31, 2006.

(2)	Reduce this annuity by an amount attributable to Mattel’s contributions to the executive’s account in the PIP and Deferred Compensation and PIP Excess Plan (our qualified and nonqualified defined contribution plans), as follows:

•

Determine the aggregate present value of Mattel’s contributions to the defined contribution plans, by imputing income to them from the date of contribution to December 31, 2006 as if they were invested in the Stable Value Fund at all times;

•	Roll forward this aggregate present value from December 31, 2006 to the date the participant reaches age 60, based on an assumed Stable Value Fund return of 5%;

•	Convert that present value into an age 60 single life annuity, using the mortality table prescribed under Revenue Ruling 2001-62 and an interest rate of 6.5%; and

•	Subtract that annuity from the gross benefit computed in step 1 to determine the participant’s SERP benefit.

(3)	For Mr. Neil Friedman only, further reduce his annuity by his benefits under the Fisher-Price pension plans, expressed as a single life annuity payable at age 60.

(4)	Convert the reduced annuity amount from step 2 (and step 3 for Mr. Neil Friedman) to a lump sum present value as of December 31, 2006.

In order to make the calculation in step 2, we had to project what the overall rate of return on the Stable Value Fund will be from December 31, 2006 through each executive’s 60th birthday. We assumed a rate of return of 5%, which is a conservative long-range rate of return consistent with the performance of the Stable Value Fund during the last ten years.

Mr. Eckert’s Pension Benefits

Mr. Eckert never vested in any Prior SERP benefits, and has no Part B Eligibility Requirements under the SERP.

When we first hired Mr. Eckert to serve as our Chairman and Chief Executive Officer, we negotiated the terms and conditions of his employment agreement, which is described in the narrative disclosure to the Summary Compensation Table above. One key term of this agreement is the Age 60

Pension. Under this provision, Mr. Eckert is guaranteed to receive total pension benefits equal to the Age 60 Pension amount described below, taking into account his benefits under the SERP. The table above shows his accrued benefit under the SERP as of December 31, 2006, which was less than the amount required under the Age 60 Pension. Accordingly, as of December 31, 2006, he also had an accrued benefit under his Age 60 Pension, which is also shown in the table above.

The basic benefit under the Age 60 Pension is determined as an annual benefit, expressed in the form of a single life annuity beginning at age 60, equal to 35% of the greater of (x) his average annual compensation and (y) $2.5 million.

•

Generally, for these purposes, his average annual compensation will equal (1) the average of his salary for the three final years, plus (2) the average of the two highest of his five most recent annual bonuses.

•

However, if Mr. Eckert terminates employment before or after reaching age 60 under circumstances entitling him to severance under his employment agreement — a termination by Mattel without cause, by him for good reason, or by him during the 30-day period beginning six months after a change of control — his average annual compensation is calculated as if he received three more years of base pay at the final level and three years of bonuses based on the severance calculation.

If Mr. Eckert’s employment is terminated before he reaches age 60, either by Mattel for cause or by his resignation without good reason under his employment agreement, the Age 60 Pension benefit is reduced by 3% for each full year that he falls short of age 60. If Mr. Eckert’s employment terminates before he reaches age 60, he can either start his benefit at age 60, or start his benefit before age 60. If he takes the benefit before age 60, the benefit (calculated using the rules set forth above) is reduced by 3% for each full year of acceleration from age 60. Mr. Eckert may elect to have his Age 60 Pension paid as a single life annuity, a 100% joint and survivor annuity with his spouse, a 50% joint and survivor annuity with his spouse, or in fixed installments over 15 or 10 years.

As noted above, under his employment agreement, to the extent his benefits under the SERP fall short of the required amount described above, the incremental amount is paid under the Age 60 Pension provision.

As of December 31, 2006, Mr. Eckert was 52 years old and had 6.6 years of credited service, all of which represent actual service with Mattel.

Mr. Friedman’s Pension Benefits

Mr. Friedman had vested in his Prior SERP benefit as of December 31, 2004, when that plan was frozen in response to the new tax law. As noted above, he must waive these benefits in order to receive a Part B Benefit under the SERP. Subject to the exception noted below, he must also satisfy a Part B Eligibility Requirement, which is to remain employed with Mattel through August 19, 2007. Because he has not yet satisfied this requirement, Mr. Friedman has not yet waived his Prior SERP benefit.

As explained above, any Part B Benefit that Mr. Friedman may receive will be computed with an offset for his benefits under the Fisher-Price pension plans, which are also reflected in the table above. Mr. Friedman’s benefits under the Fisher-Price pension plans are determined under the applicable plan provisions, based on Mr. Friedman’s compensation and service as of December 31, 2006 and assuming that he retires at age 65, which is the normal retirement date under the plans.

The Fisher-Price Pension Plan is a tax-qualified defined benefit plan under which participants receive benefits based upon a percentage of their eligible pay for each year of their participation in the plan. Eligible compensation includes taxable wages, salary, bonuses under sales and management incentive bonus arrangements, as well as overtime, shift differentials, vacation pay, sick pay, jury duty pay, bereavement pay, and elective deferrals under tax-qualified 401(k) plans such as the Mattel Personal Investment Plan, but eligible compensation may not exceed $200,000 per year. The formula for computing each year’s benefit has varied over time. The current formula is:

•	1.4% of eligible compensation up to and including 150.1% of the average Social Security wage base (rounded to the nearest $100); plus

•	1.8% of eligible compensation above the 150.1% of the average Social Security wage base (rounded up to the nearest $100).

After a participant accrues benefits under the Plan for 43 years, the current formula changes to 1.4% of eligible compensation. The average Social Security wage base is the average (without indexing) of the taxable wage bases in effect for each calendar year during the 35-year period ending with the current Plan Year.

Section 415 of the federal income tax law imposes a limit on the amounts that may be accrued under tax-qualified defined benefit plans. Any amounts that would accrue under the Fisher-Price Pension Plan in excess of these limits is instead provided under the Fisher-Price Section 415 Excess Benefit Plan instead.

Mr. Friedman is fully vested in his benefits under the Fisher-Price pension plans. He ceased accruing additional benefits under these plans after the end of 2005, when he transferred to the Mattel payroll. If he retires at or after age 65, he will receive his full benefits; if he retires before age 65, he will be entitled to receive his full benefits beginning at age 65 or an actuarially reduced benefit beginning any time before he reaches age 65. The actuarial reduction is 0.5% for each month between the date he begins to receive the benefits and his 65th birthday. Benefits under the Fisher-Price Pension Plan are payable in one of the following forms, as elected by the participant: a single life annuity; a single life annuity with a minimum of ten years’ payments; or a 50% joint and survivor annuity with the participant’s spouse. Benefits under the Fisher-Price Section 415 Excess Plan are payable in a lump sum only.

Under Mr. Friedman’s employment agreement, which is described in the narrative disclosure to the Summary Compensation Table above, if his employment is terminated by Mattel without cause or by him for good reason, or if he resigns within the 30-day period immediately following the six-month anniversary of a change of control, he will be credited with an additional three years of age and service for purposes of determining his SERP benefit. In addition, the SERP provides that in these circumstances, his Part B Eligibility Requirement will be waived.

Finally, under a letter agreement dated November 14, 2000, if Mr. Friedman’s employment is terminated by Mattel without cause, by Mr. Friedman for good reason or by Mr. Friedman as a result of his retirement after the age of 55, he will be entitled to the greater of an annual benefit of $300,000 or his SERP benefit calculated under the plan as described above.

As of December 31, 2006, Mr. Friedman was 59 years old and, for purposes of the SERP, had 9.8 years of credited service, all of which represent actual service with Mattel and Fisher-Price. Mr. Friedman worked for Tyco before we acquired that company, and his years of credited service for purposes of the Fisher-Price plans, shown in the Pension Benefits table above, include both actual service with Tyco before we acquired it and actual service with Fisher-Price since the acquisition. Mr. Friedman ceased being credited with additional years of service under the Fisher-Price plans after the end of 2005, when he transferred to the Mattel payroll.

SERP Benefits of Other Named Executive Officers

Mr. Farr never vested in any Prior SERP Benefits and has no Part B Eligibility Requirements. Under Mr. Farr’s employment agreement, which is described in the narrative disclosure to the Summary Compensation Table above, if his employment is terminated by Mattel without cause or by him for good reason, or if he resigns within the 30-day period immediately following the six-month anniversary of a change of control, he will be credited with an additional three years of age and service for purposes of determining his SERP benefit. As of December 31, 2006, he was 49 years old and had 15.2 years of credited service, all of which represent actual service with Mattel.

Mr. Debrowski is required to remain employed with Mattel through May 25, 2008; however, this Part B Eligibility Requirement will be waived if his employment is terminated by Mattel without cause or by him for good reason. If such a termination occurs within 18 months after a change of control, he will also be credited with an additional two years of age and service for purposes of determining his SERP benefit. He has waived his rights to any Prior SERP benefits. As of December 31, 2006, he was 56 years old and had 6.1 years of credited service, all of which represent actual service with Mattel.

Mr. Stockton never vested in any Prior SERP Benefits and has no Part B Eligibility Requirements. As of December 31, 2006, he was 53 years old and had 6.2 years of credited service, all of which represent actual service with Mattel.

NONQUALIFIED DEFERRED COMPENSATION

The following table shows the benefits accrued by our named executive officers under the Mattel, Inc. Deferred Compensation and PIP Excess Plan, referred to as the DCPEP.

Name	Executive Contributions in 2006(1) ($)	Registrant Contributions in 2006(2) ($)	Aggregate Earnings in 2006(3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at End of 2006(4) ($)
(a)	(b)	(c)	(d)	(e)	(f)

Robert A. Eckert Chairman of the Board and Chief Executive Officer	63,462	116,346	195,523	0	1,499,110

Kevin M. Farr Chief Financial Officer	28,442	47,404	129,379	0	2,180,963

Neil B. Friedman President, Mattel Brands	46,154	92,308	61,524	0	728,537

Thomas A. Debrowski Executive Vice President, Worldwide Operations	27,854	55,708	35,517	0	506,778

Bryan G. Stockton Executive Vice President, International	28,038	51,404	36,567	0	448,463

Footnotes to Nonqualified Deferred Compensation Table:

(1)	Column (b), Executive Contributions in 2006, shows the amounts that the named executive officers elected to defer in 2006 under the Mattel Deferred Compensation and PIP Excess Plan, known as the DCPEP. The DCPEP is described in more detail in the narrative disclosure below. These amounts represent compensation earned by the named executive officers in 2006, and are therefore also reported in the appropriate columns in the Summary Compensation Table above.

(2)	Column (c), Registrant Contributions in 2006, shows the amounts credited in 2006 as company contributions to the accounts of our named executive officers under the DCPEP. These amounts represent automatic contributions and matching contributions as described in the narrative disclosure below; no company discretionary contributions were made. These amounts are also reported in the Summary Compensation table above, in Column (i), All Other Compensation.

(3)	Column (d), Aggregate Earnings in 2006, shows the net amounts credited to the DCPEP accounts of our named executive officers as a result of the performance of the investment vehicles in which their accounts were deemed invested, as more fully described in the narrative disclosure below. These amounts do not represent above-market earnings, and thus are not reported in the Summary Compensation Table.

(4)	Column (f), Aggregate Balance at End of 2006, shows the amounts of the DCPEP account balances at the end of 2006 for each of our named executive officers. The following portions of these account balances represent amounts previously reported as compensation to the named executive officers in our Summary Compensation Tables for 2005 and prior years: for Mr. Eckert, $890,958; for Mr. Farr, $1,760,082; for Mr. Friedman, $480,867; for Mr. Debrowski, $292,507; and for Mr. Stockton, $292,990.

Narrative Disclosure to Nonqualified Deferred Compensation Table:

The DCPEP is a non-qualified deferred compensation plan that provides for deferral of compensation in excess of the amounts that are legally permitted to be deferred under the Mattel, Inc. Personal Investment Plan, Mattel’s tax-qualified 401(k) savings plan. All amounts deferred under the plan are reflected in book-keeping accounts. These amounts include:

•	Amounts that a participant elects to defer, including:

•	Any amounts that could be deferred under the tax-qualified savings plan, but for tax code limitations;

•	Up to 90% of base salary; and

•	Up to 100% of annual (MIP) and long-term (LTIP) cash incentive compensation.

•

Company automatic contributions equal to the automatic contributions that would have been made to the tax-qualified savings plan, but for tax code limitations. The formula for these contributions currently is a percentage of base salary, based on the participant’s age, as follows:

•	At least 20 but less than 30 years: 3%;

•	At least 30 but less than 40 years: 4%;

•	At least 40 but less than 45 years: 5%;

•	At least 45 but less than 50 years: 6%;

•	At least 50 but less than 55 years: 7%;

•	55 years or more: 8%.

•	Company matching contributions of 100% of the first 2% of the participant’s elective deferrals and 50% of the next 4% of the participant’s elective deferrals.

The amounts deferred under each participant’s DCPEP accounts are deemed to be invested in investments chosen by the participant from a range of choices. Currently, the choices include (i) interest at a rate that is reset annually and is below 120% of the applicable federal long-term rate with compounding; (ii) deemed investment in Mattel common stock (sometimes referred to as “phantom stock”); and (iii) deemed investment in any of ten externally managed institutional funds, including equity and bond mutual funds. The participant and company contributions are credited to book-keeping accounts for the participants, and the balances of these accounts are adjusted to reflect, in the case of participants who choose (i) above, the applicable interest rate, and in the case of participants who choose (ii) or (iii) above, the gains or losses that would have been obtained if the contributions had actually been invested in Mattel common stock or the applicable externally managed institutional fund, respectively. In the case of (ii) and (iii), there is no markup over the market rates of return that would have been obtained on investments in Mattel common stock or the externally managed institutional funds. With regard to the phantom stock, when Mattel pays dividends on its common stock, the phantom stock accounts are not credited at a higher rate than is paid to holders of common stock.

We do set aside funds to cover our obligations under the DCPEP in a trust. However, the assets of the trust belong to Mattel and are subject to the claims of Mattel’s creditors in the event of bankruptcy or insolvency.

The amounts credited to a participant’s DCPEP account are paid to the participant either on a scheduled withdrawal date during employment, or following termination of employment, in up to 15 annual installments depending upon the participant’s elections and upon the applicable circumstances. Participants may also receive accelerated distributions of their accounts in limited circumstances involving unanticipated hardship.

We expect that the DCPEP, including its provisions affecting participant elections and the effect of a change of control, will be amended before the end of 2007 to comply with the new federal income tax law governing deferred compensation described in the narrative disclosure to the Pension Benefits table above.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

As explained above in the narrative disclosure to the Summary Compensation Table, each of our named executive officers has an employment agreement or letter providing for his position, pay and benefits. These arrangements provide for severance payments and benefits to be provided in connection with certain terminations of employment, explained below. In addition, some of our employee compensation and benefits plans contain provisions that apply in the event of a change of control, and our named executive officers would benefit from these provisions. In this section, we summarize these severance and change-of-control arrangements and provide estimated values for the payments and benefits that our named executive officers would have received in connection with a termination of their employment or a change of control, if that event had occurred on December 31, 2006.

Each of our named executive officers other than Mr. Stockton has an employment agreement that provides for severance benefits to be paid if the executive’s employment is terminated under the following circumstances:

•

A termination by Mattel without “cause,” with “cause” being defined to include dishonesty intended to enrich the executive at Mattel’s expense; violations of the executive’s employment duties or felonious conduct that harms Mattel; and fraudulent conduct in connection with Mattel’s business.

•	A termination by the executive for “good reason,” defined to include any of the following without the executive’s consent:

•	diminishment of the executive’s position, authority, duties or responsibilities;

•	breach of Mattel’s obligations under the employment agreement to provide compensation and benefits or to obtain the assumption of the employment agreement by a successor company;

•	for Mr. Eckert, Mr. Farr and Mr. Debrowski, a requirement that the executive relocate to a place other than Mattel’s headquarters in Los Angeles; and

•	for Mr. Eckert, Mattel’s giving notice of nonrenewal of the employment agreement term.

•

A termination by the executive for any reason during the 30-day period beginning six months after a “change of control,” defined to include acquisition by a third party of 20% or more of the outstanding Mattel stock; a change in our Board of Directors, such that the current members and their approved successors cease to be a majority; a merger or other business combination following which our pre-transaction shareholders cease to hold more than 50% of our stock, we have a new 20%-or-more stockholder, or our pre-transaction Board members do not constitute a majority of the continuing board of directors; and stockholder approval of a liquidation of Mattel.

In each case, in order to be entitled to severance benefits, the executive must execute a general release of Mattel and comply with post-employment covenants to protect our confidential information and not to solicit our employees.

Mr. Stockton’s employment letter provides that, subject to his execution of a general release of Mattel, he will receive severance benefits if his employment is terminated involuntarily without cause. Those terms are not defined in his employment letter.

Termination with Severance, No Change of Control

The following table shows the payments and benefits that would have been provided to each of our named executive officers, if his employment had terminated on December 31, 2006, under circumstances entitling him to severance benefits, but not following a change of control:

Name and Principal Position	Cash Lump Sum		Value of Pension Benefit(3) ($)	Value of Continuation of Health and Welfare Benefits(4) ($)	Value of Equity Vesting Acceleration Assuming Cash-Out(5) ($)	Value of Fringe Benefits(6) ($)
	Multiple of Salary and MIP Bonus(1) ($)	Current Year MIP Bonus(2) ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)

Robert A. Eckert Chairman of the Board and Chief Executive Officer	7,500,000	1,250,000	9,327,081	41,096	9,177,676	284,493

Kevin M. Farr Chief Financial Officer	2,961,513	262,171	0	40,042	832,500	431,961

Neil B. Friedman President, Mattel Brands	4,687,764	562,588	7,809,537	41,096	1,783,000	218,325

Thomas A. Debrowski Executive Vice President, Worldwide Operations	1,932,692	256,346	2,189,334	18,415	666,000	304,466

Bryan G. Stockton Executive Vice President, International	1,599,866	—	0	4,139	666,000	77,800

Footnotes:

(1)	Column (b) shows the cash lump sum severance payment provided for in each named executive officer’s employment agreement or letter, which is based on a multiple of the sum of the executive’s base salary and an amount representing the executive’s annual MIP bonus. The multiple is three for Mr. Eckert, Mr. Farr and Mr. Friedman, and two for Mr. Debrowski and Mr. Stockton. The MIP amount is determined as follows: for Mr. Eckert and Mr. Friedman, the greatest of (a) the average of the two highest of the executive’s last three MIP bonuses before the termination of employment, (b) the greater of the executive’s 2000 and 2001 MIP bonuses, and (c) the 2000 target MIP bonus amount; for Mr. Farr and Mr. Debrowski, the average of the two highest of the executive’s last three MIP bonuses before the termination of employment; and for Mr. Stockton, the average of his last two MIP bonuses before the termination of employment.

(2)	Column (c) shows, for each named executive officer other than Mr. Stockton, the cash lump sum payment representing his MIP bonus for the year of termination (assumed to be 2006). Participants in the MIP generally must remain employed through the date MIP bonus payments for a particular year are made in order to receive any bonus. However, the employment agreements with our named executive officers other than Mr. Stockton provide for a severance payment representing the MIP bonus for the year of termination, computed in the same manner as the MIP bonus amount described in footnote 1 above, but pro-rated to reflect the percentage of the year through the date of termination. In the case of this illustration, there is no pro-ration because termination is assumed to have occurred on the last day of 2006.

(3)	Column (d) shows the value of the pension benefits of each named executive officer, taking into account where applicable the enhancements provided for in the SERP and his employment agreement in the case of termination without cause; these amounts are expressed as a lump sum present value amount, without reduction to reflect the possibility of forfeiture or recapture under the provisions described in the narrative disclosure to the Pension Benefits table above. These pension benefits would begin to be paid six months following the termination of employment.

The enhancements are as follows:

•	For Mr. Eckert, $3,241,621, based upon the provisions of his Age 60 Pension as described in the narrative disclosure to the Pension Benefits table above;

•	For Mr. Friedman, $4,251,505, attributable to the waiver of his Part B Eligibility Requirement and the imputation of three additional years of age and service; and

•	For Mr. Debrowski, $1,227,434, attributable to the waiver of his Part B Eligibility Requirement.

Mr. Farr’s pension value is zero because even with the additional three years of imputed age and service provided for in his employment agreement in this scenario, he is too young to be eligible for a pension benefit. Mr. Stockton is not entitled to any enhancement, and his pension value is zero because in this scenario, he is too young to be eligible for a pension benefit.

(4)	Column (e) shows the value of the continuation of health and welfare benefits for the period provided in the applicable employment agreement or letter. The values shown represent the maximum period of continuation, which is three years for Mr. Eckert, Mr. Farr and Mr. Friedman, two years for Mr. Debrowski, and six months for Mr. Stockton. However, in each case the benefit continuation would stop sooner if the executive obtained new employment.

(5)	Column (f) shows the value of the treatment of equity awards, consisting of stock options and restricted stock units, in this scenario.

Stock Options. Under Mr. Eckert’s employment agreement, all of his unvested stock options would vest, and each stock option would remain exercisable for its full remaining term. Under Mr. Farr’s employment agreement, all of his unvested stock options would vest; stock options granted on or before March 30, 2000 would remain exercisable for their full remaining term; and stock options granted after that date would remain exercisable for the period provided under the applicable plan (generally 90 days but up to two years in some cases). Mr. Friedman and Mr. Debrowski’s termination under the circumstances illustrated would be treated as a retirement for purposes of their stock options under the provisions of the applicable plans, and accordingly their unvested stock options, other than those granted on August 1, 2006, would vest, and all of their stock options, other than those granted on August 1, 2006, would remain exercisable for the lesser of five years or their remaining term; except that under Mr. Friedman’s employment agreement, his stock options granted on or before March 30, 2000 would remain exercisable for their full remaining term. Mr. Stockton’s stock options would remain exercisable for up to 90 days under the provisions of the applicable plans.

We have assumed in this illustration that all stock options that are not forfeited would be exercised immediately upon termination of employment, because we believe that is likely to occur in this scenario. The values for stock options included in Column (f) therefore represent the excess of the assumed value of the option shares for vesting is accelerated over the exercise price for those option shares. For these purposes, we have assumed that the value of the Mattel common stock on December 31, 2006, was the closing price of Mattel common stock on December 29, 2006, which was $22.66. If the stock options were not immediately exercised, the value realized by the executives from them could differ from that included in Column (f) of this table. However, this value is not readily ascertainable, since it depends upon a number of unknown factors, such as the date of exercise and the value of the Mattel common stock on that date.

For comparison, if we had included in Column (f) the estimated value of the accelerated options as of December 31, 2006, taking into account their maximum remaining term as described above, and otherwise using the same valuation method as Mattel uses for valuing option grants for financial reporting purposes, the totals shown would have been: for Mr. Eckert, $13,491,001; for Mr. Farr, $1,210,894; for Mr. Friedman, $3,562,160; for Mr. Debrowski, $1,335,810; and for Mr. Stockton, $682,950. (In Mr. Eckert’s case, this total includes the value of the vesting of restricted stock units described below, which is also included in Column (f) of the above table.) For background on our option valuation methodology, see the discussion of expense calculation in Footnotes 1 and 7 to Mattel’s Consolidated Financial Statements for the applicable years.

Restricted Stock Units. Mr. Eckert’s employment agreement provides for vesting of all unvested restricted stock units; the amount shown represents the value of the restricted stock units for which vesting would have been accelerated, had his employment terminated under the assumed circumstances, based on the closing price of Mattel common stock on December 29, 2006, which was $22.66. This value was not reduced to reflect the possibility of forfeiture or recapture under the provisions described in the narrative disclosure to the Grants of Plan-Based Awards table above. None of the other named executive officers is entitled to vesting of any unvested restricted stock units in the scenario illustrated.

(6)	Column (g) shows the value of the continuation of fringe benefits for the period provided in the applicable employment agreement or letter. The values shown represent the maximum period of continuation, although in each case the benefit continuation would stop sooner if the executive obtained new employment. The fringe benefits consist of:

•

For Mr. Eckert, Mr. Friedman and Mr. Farr, three years of financial counseling, tax preparation, car or car allowance, outplacement services and club dues (but Mr. Friedman has chosen not to join a club);

•	For Mr. Debrowski, two years of financial counseling, tax preparation, car or car allowance and club dues; and

•	For Mr. Stockton, one year of outplacement services.

Each executive is also entitled to purchase his or her company-provided car for a nominal amount at the end of the period of usage, and the value of this benefit is included in Column (g). Finally, Mattel must transfer the club memberships to the applicable executive for no consideration at the end of the continuation period, and the value of this benefit is included in Column (g) where applicable, that is, for Mr. Eckert, Mr. Farr and Mr. Debrowski.

Termination with Severance Following Change of Control

The following table shows the payments and benefits that would have been provided to each of our named executive officers, if a change of control had occurred on December 31, 2006 and his employment had immediately thereafter terminated under circumstances entitling him or her to severance benefits:

Name and Principal Position	Cash Lump Sum			Value of Pension Benefit(4) ($)	Value of Continuation of Health and Welfare Benefits(5) ($)	Value of Equity Vesting Acceleration Assuming Cash-Out(6) ($)	Value of Fringe Benefits(7) ($)	Excise Tax Gross-up(8) ($)
	Multiple of Salary and MIP Bonus(1) ($)	Current Year MIP Bonus(2) ($)	LTIP Payment(3) ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

Robert A. Eckert Chairman of the Board and Chief Executive Officer	7,500,000	1,250,000	6,000,000	11,098,045	422,772	9,177,676	284,493	0

Kevin M. Farr Chief Financial Officer	3,480,000	435,000	1,500,000	4,774,542	40,042	1,285,700	431,961	4,188,895

Neil B. Friedman President, Mattel Brands	4,687,764	800,000	2,500,000	7,809,537	41,096	3,482,500	218,325	0

Thomas A. Debrowski Executive Vice President, Worldwide Operations	1,932,692	426,000	3,000,000	3,461,151	18,415	1,051,220	374,466	3,228,914

Bryan G. Stockton Executive Vice President, International	1,599,866	405,000	1,500,000	1,583,403	4,139	1,051,220	77,800	—

Footnotes:

(1)	Column (b) shows the cash lump sum severance payment provided for in each named executive officer’s employment agreement or letter. This is determined in the same manner as in the previous table, illustrating a non-change-of-control scenario, except for Mr. Farr, whose MIP bonus amount is based on his MIP target, if that amount is higher than the average of the two highest of his three most recent annual bonuses.

(2)	Column (c) shows, for each named executive officer, the cash lump sum payment representing his MIP bonus for the year of the change of control (assumed to be 2006). The MIP provides that upon a change of control, all participants are paid an MIP bonus equal to the greater of the target amount or the amount determined based upon actual performance through the date of the change of control. This amount is not pro-rated. No additional MIP bonus is due for that same year as part of severance under the named executive officers’ employment agreements and letters, except to the extent the amount of the current-year MIP bonus provided for in the applicable employment agreement exceeds the amount paid upon the change of control under the MIP provisions; in the scenario illustrated in this table, the former amount does not exceed the latter, so the latter amount is shown in Column (c). (Under the employment agreements, the current-year MIP bonus is computed in the same manner as the MIP bonus amount described in footnote 1 above, but pro-rated to reflect the percentage of the year through the date of termination. Mr. Stockton’s employment letter does not provide for a current-year MIP bonus.)

(3)

Column (d) shows, for each named executive officer, the cash lump sum payment that becomes due upon a change of control (assumed to occur on December 31, 2006) under the Mattel, Inc. 2003 Long-Term Incentive Plan, known as the LTIP. The LTIP, which is described in detail in the

Compensation Discussion and Analysis, provides for cash incentive payments based upon achievement of pre-established goals over periods (referred to as cycles) longer than one year. However, the LTIP provides that upon a change of control, awards for all then-pending cycles are paid out based upon the greater of the target amount or the actual amount earned based on performance through the date of the change of control. If there is only one cycle pending, the amount is paid out without pro-ration; otherwise, the amounts for all but the earliest cycle are pro-rated. Our current practice is to have only one cycle pending at any given time. The amounts shown in Column (d) represent the target amounts of the LTIP awards for the 2005-2007 cycle of the executives other than Mr. Debrowski. Mr. Debrowski’s employment agreement provides that, in this scenario, he also is entitled to receive an additional payment equal to the maximum LTIP payout for any cycle pending at the time of his termination, less any amount paid for that cycle upon the change of control. Therefore, the amount shown in Column (d) for Mr. Debrowski represents the maximum amount of his LTIP award for the 2005-2007 cycle.

(4)	The amounts shown in Column (e) include the value of the pension benefits shown in Column (d) of the previous table, illustrating a non-change-of-control scenario, plus the value of the enhancements to those pension benefits that apply in the change-of-control scenario. As in the previous table, these amounts are expressed as a lump sum present value amount, and would begin to be paid six months following the termination of employment. The forfeiture and recapture provisions described in the narrative disclosure to the Pension Benefits table above would be waived in this scenario.

The enhancements that apply in the change-of-control scenario as compared to the non-change-of-control illustrated in the previous table, are as follows:

•

For Mr. Eckert, $1,770,965, attributable to the provision of his Age 60 Pension that after a change of control, the 3% reduction for each full year below age 60 that he elects to begin his benefit is revised to apply for each full year below age 55;

•	For Mr. Debrowski, $1,271,817, attributable to imputation of three additional years of age and service; and

•

For Mr. Farr and Mr. Stockton, the entire amount shown in Column (e), attributable to the waiver, upon the change of control, of the requirement to attain age 55 and five years of service in order to receive any SERP benefit.

Mr. Friedman’s pension is the same in the change-of-control scenario as in the non-change-of-control scenario illustrated in the previous table.

(5)	The amounts shown in Column (f) are determined in the same manner as in Column (e) of the previous table, illustrating a non-change-of-control scenario. In addition, Mr. Eckert’s number reflects the value of the vesting of Mattel’s obligation to pay premiums on his supplemental life insurance policy. This value was determined by estimating the cost to Mattel to continue to maintain the policy with a death benefit of $7,500,000, net of the amounts Mr. Eckert would be required to contribute to the policy.

(6)	Column (g) shows the value of the treatment of equity awards, consisting of stock options and restricted stock units.

Stock Options. Under the terms of the applicable plans, all unvested stock options vest upon a change of control. We have assumed that all stock options would be cancelled upon a change of control in exchange for a cash payment, in each case equal to the excess of the change-of-control price over the exercise price of the option, and we have included the amounts of these assumed cash payments in Column (g) for those stock options, the vesting of which is accelerated as a result of the change of control. The change-of-control price is assumed to equal the closing price of Mattel common stock on December 29, 2006, which was $22.66. If a change-of-control transaction occurred in which stock options were not cashed out, but were allowed to remain outstanding either as options on Mattel stock or as options on another security, then under the terms of the applicable plans, all stock options would remain exercisable for a minimum of two years after any termination of employment that occurs within 18 months after the change of control (or such longer period as is described in footnote 5 to Column (f) of the previous table). In such a case, the value of the treatment of stock options could differ from that included in Column (g) of this table. However, this value is not readily ascertainable, since it depends upon a number of unknown factors, such as the structure of the transaction and the identity of the other party.

Restricted Stock Units. Under the terms of the restricted stock units, all unvested units vest and are settled in cash upon a change of control. We have included the amounts of these cash payments in Column (g), assuming a change-of-control price equal to the closing price of Mattel common stock on December 29, 2006, which was $22.66.

(7)	The amounts shown in Column (h) are determined in the same manner as in Column (g) of the previous table, illustrating a non-change-of-control scenario, except that in this scenario, Mr. Debrowski is entitled to receive up to two years’ outplacement services in addition to the fringe benefits identified in footnote 7 to Column (g) of the previous table.

(8)	The amounts shown in Column (i) represent the additional amount estimated to be payable to make the applicable executives whole for the federal excise tax on excess parachute payments (including payment of the taxes on the additional amount itself). This excise tax is payable if the value of certain payments that are contingent upon a change of control, referred to as parachute payments, exceeds a safe harbor amount. All of our named executive officers other than Mr. Stockton are entitled, under their employment agreements, to be held harmless against this tax if the value of their parachute payments is at least 110% of the safe harbor amount; if that value exceeds the safe harbor amount by a lesser amount, then the parachute payments are to be reduced to the safe harbor amount. However, in this illustration, this reduction of parachute payments does not become applicable.

The valuation of parachute payments for purposes of the excise tax is not, in all cases, the same as the cash value shown in the above table. The computation of the excise tax is complex, is subject to various questions of interpretation, and depends upon a number of variables that cannot be known at this time.

Mattel engaged Ernst & Young to assist it in preparing the two immediately preceding tables, based upon information that we supplied regarding current and historical compensation and the provisions of our compensation and benefits arrangements.

Voluntary Termination

The circumstances under which each of our named executive officers would receive severance, and the severance and other benefits they would receive in the event of a change of control, are explained in the two sections above. If our named executive officers’ employment had terminated on December 31, 2006, under other circumstances, they would have been entitled to the following pension benefits under the arrangements described in the narrative disclosure to the Pension Benefits table above:

•	Mr. Eckert: an annual benefit under the Age 60 Pension provision of his employment agreement, in the amount of $827,336 (expressed as a single life annuity), beginning at age 60;

•	Mr. Farr: no pension benefit;

•	Mr. Friedman: an annual benefit of $300,000 (expressed as a single life annuity) under his letter agreement dated November 14, 2000, beginning six months after his termination of employment;

•

Mr. Debrowski: an annual benefit of $76,663 per year under the Part A Benefit formula of the SERP, beginning six months after his termination of employment, but subject to forfeiture or recapture in certain circumstances; and

•	Mr. Stockton: no pension benefit.

In addition, in these circumstances, for Mr. Eckert, Mr. Farr and Mr. Stockton, unvested equity awards would have been forfeited, as described in the narrative disclosures to the Grants of Plan-Based Awards table and the Outstanding Equity Awards at 2006 Year-End table above, and any options that had already vested would have remained exercisable for the lesser of 90 days or their remaining term. Mr. Friedman and Mr. Debrowski had attained age 55 and five years of service as of December 31, 2006, and accordingly their unvested stock options, other than those granted on August 1, 2006, would have vested, and all of their stock options, other than those granted on August 1, 2006, would have remained exercisable for the lesser of five years or their remaining term. However, their unvested restricted stock units would have been forfeited. Finally, all of our named executive officers would have been entitled to receive their balances under the Deferred Compensation and PIP Excess Plan as explained in the Nonqualified Deferred Compensation Plan table and the accompanying footnotes and narrative disclosure.

DIRECTOR COMPENSATION

The following table shows the compensation of the non-employee members of our Board of Directors for 2006.

Name(1)	Fees Earned or Paid in Cash(2) ($)	Stock Awards(3) ($)	Option Awards(4) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation(5) ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

Eugene P. Beard	145,000	25,668	50,938	—	—	15,000	236,606
Michael J. Dolan	88,000	19,537	49,508	—	—	15,000	172,045
Dr. Frances D. Fergusson	57,000	8,046	33,825	—	—	15,000	113,871
Tully M. Friedman	79,500	25,668	52,092	—	—	15,000	172,260
Dominic Ng	90,000	18,037	37,800	—	—	15,000	160,837
Dr. Andrea L. Rich	82,000	25,668	50,938	—	—	15,000	173,606
Ronald L. Sargent	80,000	19,234	47,599	—	—	15,000	161,833
Christopher A. Sinclair	108,000	25,668	52,092	—	—	15,000	200,760
G. Craig Sullivan	92,000	30,371	62,021	—	—	15,000	199,392
John L. Vogelstein	123,500	25,668	52,092	—	—	15,000	216,260
Kathy Brittain White	89,000	37,052	94,539	—	—	10,000	230,591

Footnotes to Director Compensation Table:

(1)	Our Chief Executive Officer, Mr. Eckert, is a member of the Board of Directors, but does not receive any additional compensation for his serving as a director. All of his compensation for his services to Mattel as an employee is shown in the Summary Compensation Table.

(2)	A portion of the amounts shown in Column (b), Fees Earned or Paid in Cash, was paid in cash, and the remainder was paid in stock or deferred into interest-bearing or stock unit accounts. See the narrative disclosure below for details.

(3)	Column (c), Stock Awards, shows our 2006 expenses, for financial reporting purposes, with respect to stock awards (consisting of restricted stock units) to our non-employee directors, disregarding any possible forfeitures as a result of failure to satisfy service conditions. For background, see the discussion of expense calculation in Footnotes 1 and 7 to Mattel’s Consolidated Financial Statements for the applicable years. This expense includes amounts attributable to all awards that were unvested for all or any portion of 2006, regardless of when granted. Accordingly, in addition to the expense for awards made in 2006, Column (c) includes expense for awards granted in 2005 to our directors other than Dr. Fergusson and Mr. Ng. All of our non-employee directors receive the same stock awards, in the form of restricted stock units, as explained in the narrative disclosure below. The differences in the amounts of our financial reporting expense for the directors’ restricted stock units arise because of the differences in when they joined the Board of Directors, and the fact that restricted stock units are expensed more quickly for directors who are eligible for retirement.

As of December 31, 2006, the following directors held the following numbers of restricted stock units that had not vested: Mr. Beard, 4,118; Mr. Dolan, 4,118; Dr. Fergusson, 2,500; Mr. Friedman, 4,118; Mr. Ng, 4,500; Dr. Rich, 4,118; Mr. Sargent, 4,118; Mr. Sinclair, 4,118;

Mr. Sullivan, 4,118; Mr. Vogelstein, 4,118; and Ms. White, 4,118. These amounts include the restricted stock units that the directors received in 2005 and 2006 and additional units received in December 2005 and December 2006 pursuant to dividend equivalent rights pertaining to the 2005 restricted stock unit grants.

(4)	Column (d), Option Awards, shows our 2006 expenses, for financial reporting purposes, with respect to stock options awarded to our non-employee directors, disregarding any possible forfeitures as a result of failure to satisfy service conditions. For background, see the discussion of expense calculation in Footnotes 1 and 7 to Mattel’s Consolidated Financial Statements for the applicable years. This expense includes amounts attributable to all options that were unvested for all or any portion of 2006, regardless of when granted. Accordingly, in addition to the expense for options granted in 2006, Column (d) includes expense for options to Mr. Dolan and Mr. Sargent in 2005 and 2004, and to all of our other non-employee directors in 2005, 2004, 2003 and 2002. All of our non-employee directors receive the same option grants, as explained in the narrative disclosure below. The differences in the amounts of our financial reporting expense for the directors’ options arises because of the differences in when they joined the Board of Directors, and the fact that certain annual grants of options are expensed over six months, rather than over the normal three-year vesting period, for directors who are eligible for retirement.

See the narrative disclosure below for a chart showing the outstanding stock options held by our non-employee directors.

(5)	Column (g), All Other Compensation, shows the amount of gifts made by the Mattel Children’s Foundation pursuant to the Board of Directors Recommended Grants Program for the applicable director. See the narrative disclosure below for an explanation of this program.

Narrative Disclosure to Director Compensation Table:

Fees and Retainers

Non-employee members of the Board of Directors receive an annual retainer of $50,000 per year. Each non-employee committee chair receives an additional annual retainer, the amount of which differs depending upon the committee, as follows: Audit Committee, $20,000; Compensation Committee, $15,000; and all other committees, $10,000. Non-employee board members receive a fee of $2,000 per Board meeting attended, and non-employee committee members receive a fee per committee meeting attended. For attendance at committee meetings in person or by videoconference, or by telephone at a committee meeting scheduled as telephonic, the fees are: Audit Committee, $3,000; Compensation Committee, $2,000; Governance and Social Responsibility Committee, $2,000; and all other committees, $1,500. Attendance by telephone at any committee meeting not scheduled as telephonic is compensated at a reduced rate of $1,000 per meeting.

Directors may elect to receive either all or a portion of the annual retainer in the form of shares of Mattel common stock. In addition, directors may elect to defer all or part of their directors’ fees under the Mattel, Inc. Deferred Compensation Plan for Non-Employee Directors, which provides for the investment of deferred amounts in Mattel common stock equivalent accounts or in interest-bearing accounts; the distribution of such deferred amounts may be in a lump sum or installments over a period of years commencing after the date the individual ceases to be a director of Mattel.

The chart below shows the components for each non-employee director of the aggregate amounts of retainers and fees shown in Column (b), Fees Earned or Paid in Cash, of the table above. Except where otherwise indicated in the chart, these amounts were paid in cash. If an amount was deferred into the Interest Accrual Account or Stock Equivalent Account of the Deferred Compensation Plan for Non-Employee Directors, or paid in the form of shares of Mattel Common Stock in lieu of cash, a notation to that effect appears in the chart below.

Name	Amount of 2006 Annual Board Retainer ($)	Amount of 2006 Committee Chair Fees ($)	Amount of 2006 Board and Committee Meeting Fees ($)	Total 2006 Retainer and Fees ($)

Eugene P. Beard	50,000 (deferred into Stock Equivalent Account)	20,000 (deferred into Stock Equivalent Account)	75,000 (deferred into Stock Equivalent Account)	145,000 (deferred into Stock Equivalent Account)

Michael J. Dolan	50,000	0	38,000	88,000

Dr. Frances D. Fergusson	50,000	0	7,000	57,000

Tully M. Friedman	50,000 (deferred into Interest Accrual Account)	0	29,500 (deferred into Interest Accrual Account)	79,500 (deferred into Interest Accrual Account)

Dominic Ng	50,000 (deferred into Stock Equivalent Account)	0	40,000 (deferred into Stock Equivalent Account)	90,000 (deferred into Stock Equivalent Account)

Dr. Andrea L. Rich	50,000 (deferred into Interest Accrual Account)	0	32,000 (deferred into Interest Accrual Account)	82,000 (deferred into Interest Accrual Account)

Ronald L. Sargent	50,000 (paid in the form of shares of Mattel common stock)	0	30,000	80,000 (50,000 of which was paid in the form of shares of Mattel common stock)

Christopher A. Sinclair	50,000	0	58,000	108,000

G. Craig Sullivan	50,000 (deferred into Stock Equivalent Account)	10,000 (deferred into Stock Equivalent Account)	32,000 (deferred into Stock Equivalent Account)	92,000 (deferred into Stock Equivalent Account)

John L. Vogelstein	50,000	35,000	38,500	123,500

Kathy Brittain White	50,000	0	39,000	89,000

As of December 31, 2006, the following directors had the following aggregate balances of phantom stock units in the Stock Equivalent Account of the Deferred Compensation Plan for Non-Employee Directors: Mr. Beard, 40,380; Mr. Friedman, 97,346; Mr. Ng, 5,323; Mr. Sullivan, 22,692; and Ms. White, 4,954.

Equity Awards

The Mattel, Inc. 2005 Equity Compensation Plan provides for initial grants of equity awards to new members of our board when they first become non-employee directors, and for annual grants to continuing directors on the date of each annual meeting of stockholders. The amount and type of these grants and their terms and conditions are established by our Compensation Committee, subject to the terms of the plan. Currently, initial grants consist of a non-qualified option for 7,500 shares and 2,500 restricted stock units with dividend equivalent rights; and annual grants consist of a non-qualified option for 6,000 shares and 2,000 restricted stock units, with dividend equivalent rights. See “The Board of Directors and Corporate Governance—Non-Employee Director Stock Ownership” regarding the stock ownership requirements for our directors.

The following table shows the grant date fair market value of the options and restricted stock units granted to each non-employee director in 2006.

Name	Grant Date	Restricted Stock Units Granted (#)	Grant Date Fair Market Value of Restricted Stock Units ($)	Stock Options Granted (Number of Shares Underlying Options) (#)	Option Exercise Price ($/Sh)	Grant Date Fair Market Value of Options ($)
Eugene P. Beard	5/11/2006 (Annual Grant)	2,000	32,100	6,000	16.05	26,880
Michael J. Dolan	5/11/2006 (Annual Grant)	2,000	32,100	6,000	16.05	26,880
Dr. Frances D. Fergusson	9/15/2006 (Initial Grant)	2,500	48,275	7,500	19.31	33,825
Tully M. Friedman	5/11/2006 (Annual Grant)	2,000	32,100	6,000	16.05	26,880
Dominic Ng	3/16/2006 (Initial Grant)	2,500	42,700	7,500	17.08	33,600
	5/11/2006 (Annual Grant)	2,000	32,100	6,000	16.05	26,880
Dr. Andrea L. Rich	5/11/2006 (Annual Grant)	2,000	32,100	6,000	16.05	26,880
Ronald L. Sargent	5/11/2006 (Annual Grant)	2,000	32,100	6,000	16.05	26,880
Christopher A. Sinclair	5/11/2006 (Annual Grant)	2,000	32,100	6,000	16.05	26,880
G. Craig Sullivan	5/11/2006 (Annual Grant)	2,000	32,100	6,000	16.05	26,880
John L. Vogelstein	5/11/2006 (Annual Grant)	2,000	32,100	6,000	16.05	26,880
Kathy Brittain White	5/11/2006 (Annual Grant)	2,000	32,100	6,000	16.05	26,880

The values for options are estimates calculated using the same method as for our financial reports, using a variation of the Black-Scholes pricing model. Under this model, the following weighted-average assumptions apply to all of the options other than the September 15, 2006 option grant to Dr. Fergusson: 4.12% risk-free rate; 4.87 year expected life; 2.4% dividend yield; 27.3% volatility factor; and the exercise price as set forth in the table above. The following weighted-average assumptions apply to the September 15, 2006 option grant to Dr. Fergusson: 4.9% risk-free rate; 5.1 year expected life; 2.8% dividend yield; 28.0% volatility factor; and the exercise price set forth in the table above. For each restricted stock unit, the grant date present value is equal to the closing price of a share of Mattel common stock on the grant date ($17.08 on March 16, 2006, $16.05 on May 11, 2006, and $19.31 on September 15, 2006). The actual value, if any, that a non-employee director may realize from restricted stock units or options is contingent upon the satisfaction of the conditions to vesting in that award, and upon the future value of Mattel common stock. Thus, there is no assurance that the value, if any, eventually realized by the non-employee director will be at or near the amount shown.

The terms and conditions of the restricted stock unit grants reflected in the chart above are as follows. Each unit represents a contingent right to receive one share of Mattel common stock. When the units vest, the non-employee director will receive actual shares of our common stock in settlement of the units. (Mattel reserves the right to settle the units in cash equal to the fair market value of the stock, but does not anticipate doing so.) The units have dividend equivalent rights, meaning that for the period before the units vest or are forfeited, Mattel will pay the holder cash equal to the cash dividends that he or she would have received if the units had been an equivalent number of actual shares of Mattel common stock.

Initial grants of restricted stock units vest 100% on the third anniversary of the date of grant and annual grants of restricted stock units vest 50% on the second anniversary of the date of grant and 50% on the third anniversary of the date of grant. If a non-employee director leaves our Board of Directors, the consequences for the units depend on the circumstances and timing of the severance:

•	If the severance occurs in the first year after the grant, the units will be forfeited, regardless of the reason for the severance.

•

If the severance occurs as a result of death, disability or retirement after the first anniversary and on or before the second anniversary of the grant date, half of the units will vest immediately and the remainder will be forfeited.

•	If the severance occurs as a result of death, disability or retirement after the second anniversary and before the third anniversary of the grant date, the units will vest immediately.

Under the general terms of the 2005 Plan, upon a change of control, these options would vest immediately.

The terms and conditions of the options granted to our non-employee directors in 2006 are as follows. The options have a term of ten years from the date of grant, and have an exercise price equal to the fair market value of Mattel common stock on the date of grant. Initial grants are fully vested on the date of grant. Annual grants vest in three installments (33%, 33% and 34%) on the first, second and third anniversaries of the date of grant. If a non-employee director is removed from our board for cause, all vested and unvested options terminate immediately. When a non-employee director leaves our board under other circumstances, the treatment of his or her options is as follows:

•	If the departing non-employee director leaves after attaining age 55 and completing at least five years of service, and the departure is not a result of the director’s death, all unvested options that were granted within six months of the retirement terminate immediately, and all other options vest in full to the extent not already vested, and remain exercisable for five years or until the end of their ten-year term, whichever period is shorter.

•

If the severance occurs because of the non-employee director’s disability before age 55 and five years of service, or because of the non-employee director’s death, unvested options terminate immediately and vested options remain exercisable for one year or until the end of their ten-year term, whichever period is shorter.

•	In other circumstances, unvested options terminate immediately and vested options remain exercisable for 90 days or until the end of their ten-year term, whichever period is shorter.

Under the general terms of the 2005 Plan, upon a change of control, these options would vest immediately.

For each non-employee director, Mattel stock options outstanding as of December 31, 2006 were are follows:

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Eugene P. Beard	0 2,000 6,000 9,000 7,000 5,000 5,000 5,000 15,000	6,000 4,000 6,000 3,000 0 0 0 0 0	16.05 18.81 17.24 22.52 19.43 20.10 15.95 14.6875 10.3125	5/11/2016 5/19/2015 5/13/2014 5/14/2013 8/30/2012 5/23/2012 5/9/2011 6/7/2010 3/30/2010

Michael J. Dolan	0 2,000 6,000 15,000	6,000 4,000 6,000 0	16.05 18.81 17.24 18.95	5/11/2016 5/19/2015 5/13/2014 2/2/2014

Dr. Frances D. Fergusson	7,500	0	19.31	9/15/2016

Tully M. Friedman	0 2,000 6,000 9,000 2,000 10,000 10,000 10,000 10,000 10,000	6,000 4,000 6,000 3,000 0 0 0 0 0 0	16.05 18.81 17.24 22.52 19.43 20.10 15.95 14.6875 26.25 28.375	5/11/2016 5/19/2015 5/13/2014 5/14/2013 8/30/2012 5/23/2012 5/9/2011 6/7/2010 6/3/2009 5/7/2007

Dominic Ng	0 7,500	6,000 0	16.05 17.08	5/11/2016 3/16/2016

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Dr. Andrea L. Rich	0 2,000 6,000 9,000 7,000 5,000 5,000 5,000 5,000	6,000 4,000 6,000 3,000 0 0 0 0 0	16.05 18.81 17.24 22.52 19.43 20.10 15.95 14.6875 26.25	5/11/2016 5/19/2015 5/13/2014 5/14/2013 8/30/2012 5/23/2012 5/9/2011 6/7/2010 6/3/2009

Ronald L. Sargent	0 2,000 6,000 15,000	6,000 4,000 6,000 0	16.05 18.81 17.24 18.10	5/11/2016 5/19/2015 5/13/2014 3/15/2014

Christopher A. Sinclair	0 2,000 6,000 9,000 2,000 10,000 10,000 5,000 5,000 5,000	6,000 4,000 6,000 3,000 0 0 0 0 0 0	16.05 18.81 17.24 22.52 19.43 20.10 15.95 14.6875 26.25 28.375	5/11/2016 5/19/2015 5/13/2014 5/14/2013 8/30/2012 5/23/2012 5/9/2011 6/7/2010 6/3/2009 5/7/2007

G. Craig Sullivan	0 2,000 6,000 9,000 7,000 5,000 5,000 15,000	6,000 4,000 6,000 3,000 0 0 0 0	16.05 18.81 17.24 22.52 19.43 20.10 15.95 16.90	5/11/2016 5/19/2015 5/13/2014 5/14/2013 8/30/2012 5/23/2012 5/9/2011 3/1/2011

John L. Vogelstein	0 2,000 6,000 9,000 2,000 10,000 10,000 10,000 10,000 10,000	6,000 4,000 6,000 3,000 0 0 0 0 0 0	16.05 18.81 17.24 22.52 19.43 20.10 15.95 14.6875 26.25 28.375	5/11/2016 5/19/2015 5/13/2014 5/14/2013 8/30/2012 5/23/2012 5/9/2011 6/7/2010 6/3/2009 5/7/2007

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Kathy Brittain White	0 2,000 6,000 9,000 7,000 5,000 15,000	6,000 4,000 6,000 3,000 0 0 0	16.05 18.81 17.24 22.52 19.43 20.10 18.00	5/11/2016 5/19/2015 5/13/2014 5/14/2013 8/30/2012 5/23/2012 12/17/2011

All Other Compensation

Under the Board of Directors Recommended Gifts Program of the Mattel Children’s Foundation, each non-employee director may recommend that the Mattel Children’s Foundation make gifts of up to a total of $15,000 per year to one or more non-profit public charities that help fulfill the foundation’s mission of serving children in need. The program may not used to satisfy any pre-existing commitments of the director or any member of the director’s family.

Mattel reimburses directors for their expenses incurred while traveling on Board of Directors business and permits directors to use company aircraft when traveling on Board business, as well as commercial aircraft, charter flights and non-Mattel private aircraft. These expenses are not considered perquisites, as they are limited to business use. In the case of non-Mattel private aircraft, the amount reimbursed is generally limited to variable costs or direct operating costs relating to travel on Mattel Board business and generally does not include fixed costs such as a portion of the monthly management fee, capital costs or depreciation.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2006 regarding existing compensation plans (including individual compensation arrangements) under which equity securities of Mattel are authorized for issuance:

Plan Category	(a) Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights (#)	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)	(c) Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#)
Equity compensation plans approved by security holders(1)	36,622,881	18.75	35,960,574	(2)
Equity compensation plans not approved by security holders(3)	1,884,396	13.55	685,468	(4)
Total	38,507,277	18.50	36,646,042	(4)

(1)	Consists of the LTIP, the Amended and Restated Mattel 1990 Stock Option Plan, the Amended and Restated 1996 Stock Option Plan (the “1996 Plan”), the Mattel, Inc. 1997 Premium Price Stock Option Plan (the “1997 Plan”), the Mattel, Inc. 2005 Equity Compensation Plan (the “2005 Plan”) and equity compensation plans assumed by Mattel in connection with mergers and acquisitions of the companies that originally established those plans. No additional options may be granted under the assumed plans.

(2)	The maximum number of shares of Mattel common stock for which grants may be made under the 2005 Plan is 50 million. For purposes of calculating the shares that remain available for grants under the 2005 Plan, each stock option or SAR is treated as using one available share for each share actually subject to the grant, and each other type of grant (referred to as “full-value grants”) is treated as using more than one available share for each share actually subject to the grant. This higher debiting rate for full-value grants is referred to as the “full-value share debiting rate.” The 2005 Plan calls for an initial full-value share debiting rate of three-to-one, which may be replaced by a higher rate (such as four-to-one or five-to-one) if the Compensation Committee so determines.

These different debiting rates for full-value grants, on the one hand, and stock options and SARs, on the other hand, are designed to reflect the possibility that full-value grants may be more dilutive than stock options and SARs. Having a higher debiting rate for full-value grants is intended to protect Mattel’s existing stockholders from the possibly greater dilutive effect of full-value grants.

If a stock option or SAR expires without having been exercised, or is settled for cash in lieu of shares, the shares subject to the grant will be added back to the number of shares remaining available for future grants under the 2005 Plan. If a full-value grant is forfeited or otherwise terminates without the issuance of shares or is settled for cash in lieu of shares, the number of shares remaining available for future grants under the 2005 Plan will be increased by the number of shares not issued as a result, multiplied by three.

The 2005 Plan provides that in the event of a stock dividend, stock split, reverse stock split, share combination, or recapitalization or similar event affecting the capital structure of Mattel, or a merger, consolidation, acquisition of property or shares, separation, spinoff, reorganization, stock rights offering, liquidation, disaffiliation of a subsidiary, affiliate or division, or similar event affecting Mattel, the Compensation Committee or the Board of Directors may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to the aggregate number and kind of shares of common stock or other securities reserved for grants under the 2005 Plan, the limitations described above, the number and kind of shares or other securities subject to outstanding grants, and the maximum number and kind of shares of common stock or other securities to be granted to non-employee directors.

The 2005 Plan also provides that if a grant is made pursuant to the conversion, replacement or adjustment of outstanding equity awards in connection with any acquisition, merger or other business combination or similar transaction involving Mattel (this kind of grant is referred to as a “Substitute Grant”), then the number of shares available under the 2005 Plan will not be reduced as a result, to the extent the Substitute Grant is permitted without stockholder approval by the listing standards of the NYSE.

(3)	Consists of the Mattel 1999 Stock Option Plan (the “1999 Plan”), the Deferred Compensation and PIP Excess Plan (the “Employee Deferred Compensation Plan”) and the Deferred Compensation Plan for Non-Employee Directors (the “Director Deferred Compensation Plan” and, together with the Employee Deferred Compensation Plan, the “Deferred Compensation Plans”).

(4)	Excludes shares issuable to Mattel executive officers and directors under the Deferred Compensation Plans, which are described in more detail below. As of December 31, 2006, there were 188,610 hypothetical shares credited to the accounts of participants in the Deferred Compensation Plans. Column (a) includes shares issuable pursuant to outstanding stock options under the 1999 Plan and 62,500 shares issuable pursuant to an outstanding stand-alone stock option held by an officer who is not a named executive officer. Column (c) includes shares issuable pursuant to 685,468 deferrable restricted stock units granted to Mr. Eckert under the terms of his employment agreement.

Mattel, Inc. 2005 Equity Compensation Plan

The 2005 Plan was approved by Mattel’s stockholders at the 2005 Annual Meeting of Stockholders, and as a result, (a) the 1996 Plan and the 1999 Plan terminated on the date of the 2005 Annual Meeting (May 19, 2005), except with regard to grants then outstanding under the 1999 Plan and the 1996 Plan, and (b) no further grants could be made after such date under the 1999 Plan or the 1996 Plan. By its terms, the 1997 Premium Price Stock Option Plan terminated on December 31, 2002, except with respect to stock options then outstanding under such Plan.

1999 Stock Option Plan

The 1999 Plan was adopted by Mattel’s Board of Directors on November 4, 1999. The 1999 Plan was a non-stockholder approved plan. On May 19, 2005, the 1999 Plan was terminated except with regard to grants then outstanding under the 1999 Plan. Prior to that date, stock options were granted under the 1999 Plan to employees of Mattel (or any parent or subsidiary corporation) who are neither executive officers of Mattel nor members of the Board of Directors of Mattel at the time of the grant. Options under the 1999 Plan are non-qualified options under federal tax law. Options were granted with an exercise price equal to the market price of Mattel’s common stock on the date of grant and generally vest semi-annually over three years. In the event of a change in control (as defined in the 1999 Plan) of Mattel, any unvested options and stock appreciation rights then outstanding would become fully exercisable as of the date of the change in control. As of December 31, 2006, options covering 1,821,896 shares of common stock were outstanding under the 1999 Plan, no shares remained available for future grants, and options covering 8,022,914 shares had been exercised.

Deferred Compensation Plans

Under the Deferred Compensation Plans, participating employees and directors have the opportunity to elect to defer compensation and, under the Employee Deferred Compensation Plan, participating employees are credited with contributions from Mattel. Participants in the Deferred Compensation Plans may direct the manner in which the deferred amounts will be deemed invested, including in a stock equivalent account representing hypothetical shares of common stock of Mattel, which are “purchased” based on the market price prevailing at the time of the deemed purchase. When distributions are made in accordance with the Deferred Compensation Plans, the portion attributable to a participant’s stock equivalent account is distributed in the form of shares of Mattel common stock.

CERTAIN TRANSACTIONS

As disclosed in a Schedule 13G/A dated as of April 9, 2007 and filed with the SEC on April 10, 2007 by Barclays Global Investors, N.A. and a group of affiliated entities identified in the Schedule 13G/A (collectively, the “Barclays Group”), the Barclays Group beneficially owns in the aggregate 10.53% of Mattel’s common stock. Barclays Bank PLC, which is one of the entities in the Barclays Group, is a co-syndication agent and lender with a commitment of $93.4 million under Mattel’s $1.3 billion domestic unsecured committed revolving credit facility. Barclays Bank PLC also participated as co-syndication agent and a lender with a commitment of $30 million pursuant to a $325 million term loan and revolving credit facility put in place for Mattel Asia Pacific Sourcing Limited, a wholly-owned subsidiary of Mattel, in December 2005. For 2006, in addition to interest payments pursuant to the terms of the credit facilities, Mattel paid fees in the aggregate amount of approximately $111,000 to Barclays Bank PLC with regard to its services pursuant to these credit facilities.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP as Mattel’s independent registered public accounting firm for the year ending December 31, 2007. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if they desire to do so.

Fees Incurred by Mattel for Services by PricewaterhouseCoopers LLP

The following table summarizes the fees accrued by Mattel for audit and non-audit services provided by PricewaterhouseCoopers LLP during fiscal years 2006 and 2005:

	2006	2005
Audit fees (1)	$6,300,000	$6,006,000
Audit-related fees (2)	164,000	194,000
Tax fees (3)	2,163,000	2,341,000
All other fees	—	—

Total	$8,627,000	$8,541,000

(1)	Audit fees consisted of fees for professional services provided in connection with the audit of Mattel’s annual consolidated financial statements and the audit of internal control over financial reporting, including the audit of management’s assessment of internal control over financial reporting (pursuant to Section 404 of the Sarbanes-Oxley Act of 2002), the performance of interim reviews of Mattel’s quarterly unaudited financial information, comfort letters, consents and statutory audits required internationally.

(2)	Audit-related fees consisted primarily of agreed upon procedures engagements and the audit of employee benefit plans.

(3)	Tax fees principally included (a) tax compliance and preparation fees (including fees for preparation of original and amended tax returns, claims for refunds and tax payment-planning services) of $358,000 for 2006 and $506,000 for 2005, and (b) other tax advice, tax consultation and tax planning services of $1,805,000 for 2006 and $1,835,000 for 2005, including expatriate tax services fees of $468,000 for 2006 and $706,000 for 2005.

The charter of the Audit Committee provides that the Audit Committee pre-approves all audit services and permitted non-audit services to be performed for Mattel by its independent registered public accounting firm, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act.

In addition, consistent with SEC rules regarding auditor independence, the Audit Committee has adopted a Pre-Approval Policy, which provides that the Audit Committee is required to pre-approve the audit and non-audit services performed by Mattel’s independent registered public accounting firm. The Pre-Approval Policy sets forth procedures to be used for pre-approval requests relating to audit services, audit-related services, tax services and all other services and provides that:

•

The term of the pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period or the services are specifically associated with a period in time.

•

The Audit Committee may consider the amount of estimated or budgeted fees as a factor in connection with the determination of whether a proposed service would impair the independence of the registered public accounting firm.

•

Requests or applications to provide services that require separate approval by the Audit Committee are submitted to the Audit Committee by both the independent registered public accounting firm and the Chief Financial Officer or Controller, and must include a joint statement as to whether, in their view, the request or application is consistent with the rules of the SEC on auditor independence.

•

The Audit Committee may delegate pre-approval authority to one or more of its members, and if the Audit Committee does so, the member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

•	The Audit Committee does not delegate to management its responsibilities to pre-approve services performed by the independent registered public accounting firm.

The ratification of the selection of Mattel’s independent registered public accounting firm requires the affirmative vote of a majority of the total votes cast with regard to this proposal by holders of shares of Mattel common stock who are present in person or represented by proxy and entitled to vote such shares at the Annual Meeting. Unless marked to the contrary, proxies received will be voted for this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 2.

PROPOSAL 3

BOARD ADOPTION OF DIRECTOR ELECTION MAJORITY VOTE STANDARD AND STOCKHOLDER APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION ELIMINATING CUMULATIVE VOTING

After extensive discussion and deliberation, Mattel’s Board of Directors has decided that it would be in the best interests of Mattel and its stockholders for the Board to adopt amendments to the Bylaws to require that each nominee for director in an uncontested election receive a majority of the votes cast at a stockholders’ meeting in order to be elected to the Board. The Board believes that this majority vote standard is inconsistent with cumulative voting and therefore recommends that the stockholders approve a proposed amendment to Mattel’s Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to eliminate Article FIFTH, the cumulative voting provision, from the Certificate of Incorporation.

Currently, Mattel’s Certificate of Incorporation, at Article FIFTH, provides that when electing directors, stockholders may exercise cumulative voting rights. Under cumulative voting, in voting for directors each holder of common stock is entitled to cast a number of votes equal to the number of votes he or she would be entitled to cast with respect to his or her shares of stock multiplied by the number of directors to be elected. A stockholder may give one candidate all the votes such stockholder is entitled to cast or may distribute such votes among as many candidates as such stockholder chooses.

This Proposal would eliminate cumulative voting rights and facilitate Board adoption of the majority vote standard for the annual election of directors in the manner described below. This Proposal would not change the present number of directors, and the Board would retain the authority to change that number and to fill any vacancies or newly created directorships.

Background of This Proposal

The Board is seeking to eliminate cumulative voting because it believes that a change to a majority vote standard in uncontested elections is in the best interests of stockholders at this time, and it views cumulative voting as inconsistent with a majority vote standard for the election of directors.

Under Mattel’s current plurality vote standard, a director nominee in a director election can be elected or re-elected with as little as a single affirmative vote, even while a substantial majority of the votes cast are “withheld” from that director nominee; for example, if 99% of the shares “withhold” authority to vote for a director nominee, a vote “for” such nominee by the remaining 1% of shares would result in such nominee’s election or re-election to the Board. The proposed majority vote standard would require that a nominee for director in an uncontested election receive a majority of the votes cast at a stockholder meeting in order to be elected to the Board. The Board believes that the proposed majority vote standard for uncontested elections is a more equitable standard. At present, a plurality vote standard guarantees the election of a director in an uncontested election; however, a majority vote standard would mean that nominees in uncontested elections are only elected if a majority of the votes cast are voted in their favor. The Board believes that this majority vote standard in director elections will strengthen the director nomination process and enhance director accountability.

The Board, however, does not believe that it should amend Mattel’s Amended and Restated Bylaws (the “Bylaws”) to establish a majority vote standard while Mattel’s Certificate of Incorporation still provides for cumulative voting. Cumulative voting is inconsistent with a majority vote standard because cumulative voting seeks to empower stockholder minorities (i.e., enables individual stockholders or groups of stockholders with less than a majority of the shares to cumulate their votes to elect one or more directors), while majority voting seeks to empower stockholder majorities. For example, if cumulative voting were retained and majority voting were applied to a 12-person Board, and all shares eligible to vote were voted, then holders of as little as 4.25% of the shares of Mattel’s stock could, through cumulative voting, elect an individual director, because if the holders of 4.25% of the stock cumulated all of their votes for one director, they could cast a 51% majority vote for that director. If a director were elected in this manner and used his or her position on the Board to support the special interests of the particular constituency that elected him or her, this could create partisanship and divisiveness among Board members and impair the Board’s ability to operate effectively as a governing body, to the detriment of a majority of Mattel’s stockholders.

The Board believes that each director should only be elected if such director receives a majority of the votes cast and that each director should represent the interests of all stockholders, rather than the interests of a minority stockholder or special constituency. The elimination of cumulative voting for directors, followed by the adoption by the Board of a majority vote standard, is consistent with Mattel’s desire to more closely align stockholder interests and Board accountability. Accordingly, the Board, after review and deliberation, determined that, in order to facilitate the Board’s adoption of a majority vote standard, amending the Certificate of Incorporation to eliminate cumulative voting for the election of directors is advisable and in the best interests of Mattel and its stockholders.

If the Stockholders Approve Elimination of Cumulative Voting from the Certificate of Incorporation, the Board Will Adopt Majority Voting Provisions in the Bylaws.

The elimination of cumulative voting requires an amendment to the Certificate of Incorporation, which would remove Article FIFTH (the cumulative voting provision); this amendment to the Certificate of Incorporation has been approved and declared advisable by the Board but requires adoption by Mattel’s stockholders. If this Proposal is approved by the stockholders:

•	Article FIFTH of the Certificate of Incorporation will be eliminated;

•	The Board will amend the Bylaws to remove provisions about cumulative voting for directors from the Bylaws;

•

The Board will replace the cumulative voting provisions in the Bylaws with provisions requiring that, in order to be elected in an uncontested election, a nominee for director must receive the affirmative vote of a majority of the votes cast at a meeting of stockholders, provided that, in contested elections, the affirmative vote of a plurality of the votes cast will be required to elect a director; and

•

The Board will add appropriate provisions to the Bylaws to require an incumbent director who fails to receive the affirmative vote of a majority of the votes cast in an uncontested election at a meeting of stockholders to submit his or her resignation, with such resignation to be considered by the members of the Governance and Social Responsibility Committee and the Board, in each case other than such incumbent director. The decision of the Board as to whether or not to accept the resignation will be publicly disclosed, together with the reasons for such decision, within 90 days from the certification of the election results.

•

The Board will add appropriate provisions to the Amended and Restated Governance and Social Responsibility Committee Charter to direct that Committee to consider and make a recommendation to the Board with respect to any incumbent director’s tendered resignation.

Approval of this Proposal requires the affirmative vote of a majority of the outstanding shares of Mattel common stock entitled to vote on this Proposal. Unless marked to the contrary, proxies received will be voted for this Proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 3.

PROPOSAL 4

APPROVAL OF THE MATTEL INCENTIVE PLAN

AND THE MATERIAL TERMS OF ITS PERFORMANCE GOALS

We are asking our stockholders to approve a new annual cash bonus plan for our management employees and other key employees of Mattel and its subsidiaries. This new plan is called the Mattel Incentive Plan. It is very similar to the 2002 Mattel Incentive Plan, referred to as the MIP, which was approved by our stockholders at the 2002 annual meeting. If the Mattel Incentive Plan is approved, it will replace the 2002 Mattel Incentive Plan for bonus opportunities established after May 18, 2007, and we expect that the first bonus opportunities under the new plan will be granted for performance during 2008.

The Compensation Committee of our Board of Directors and the full Board of Directors have approved the Mattel Incentive Plan, subject to stockholder approval.

The principal objectives of this new plan are:

•	to encourage our employees to work for the achievement of annual financial performance targets;

•	to reinforce our “pay for performance” policy; and

•	to provide our employees with competitive pay packages, as a means to attract and retain highly qualified employees.

This new plan is designed so that the bonuses paid under it can be designed as “qualified performance-based compensation” under Internal Revenue Code Section 162(m). This provision generally limits to $1 million per year the amount of pay to any one of our top five executives that we can deduct for federal income tax purposes. However, qualified performance-based compensation is exempt from this limitation. One requirement for the exemption is that our stockholders approve the plan and the material terms of the plan’s performance goals. If we do not obtain this approval, the Mattel Incentive Plan will not be used for bonuses to our Management Committee members.

The stockholders’ vote on the Mattel Incentive Plan will have no effect on our employees’ MIP bonus opportunities for 2007, which have been put in place under the 2002 Mattel Incentive Plan, as discussed in the Compensation Discussion and Analysis beginning at page 27.

Appendix E to this Proxy Statement contains a copy of the Mattel Incentive Plan document. The description below summarizes the material terms of the performance goals of the plan and other key terms.

Eligibility and Performance Goals

The Compensation Committee will select the participants in the Mattel Incentive Plan from among our employees. As of March 31, 2007, we had 10 executive officers and approximately 10,000 non-executive officer employees whom management anticipates recommending to the Compensation Committee to be participants.

Administration

The Mattel Incentive Plan will be administered by the Compensation Committee or another committee selected by our Board of Directors. This committee must consist of two or more members of the Board of Directors, each of whom is an “outside director” within the meaning of Internal Revenue Code Section 162(m). The committee may designate agents to carry out its responsibilities relating to the Mattel Incentive Plan. However, for bonuses intended to be qualified performance-based compensation, certain responsibilities must be performed by the committee itself in order to comply with the requirements for the exemption from Internal Revenue Code Section 162(m). The members of the committee and our Board of Directors are indemnified by Mattel against expenses (including any amount paid in settlement) reasonably incurred in connection with claims arising out of the performance of their duties under the plan.

Bonus Determinations

The Compensation Committee will establish bonus opportunities for performance periods, determining the performance goals that will apply, the amount or amounts that each participant will be eligible to earn at the specified level or levels of performance, and the other terms and conditions for the opportunities. We expect that in general, as under the 2002 Mattel Incentive Plan, the Compensation Committee will establish annual bonus opportunities not later than 90 days after the beginning of each year.

The performance objectives used to determine bonuses that are intended to be qualified performance-based compensation must be based on one or more of the following business criteria with respect to (1) Mattel, (2) Mattel’s worldwide operations, regional operations, country specific operations and/or subsidiaries, business units, affiliates, corporations, divisions, groups, functions or employees; and/or (3) Mattel’s brands, groups of brands or specific brands:

net operating profit after taxes (“NOPAT”)	NOPAT less a capital charge

revenue	earnings per share

earnings per share before or after funding for some or all of Mattel’s incentive programs	operating profit

operating profit less a charge on one or more of the following items: working capital, inventory or receivables	net income

return on equity	return on equity less a capital charge

cash flow return on investment	return on invested capital or assets

return on invested capital or assets less a capital charge	stock value

return on capital employed	return on capital employed less a capital charge

total stockholder return	earnings before interest and taxes (“EBIT”)

earnings before interest, taxes and amortization (“EBITA”)	earnings before interest, taxes, depreciation and amortization (“EBITDA”)

operating income before interest and taxes	operating income before interest, taxes and amortization

operating income before interest, taxes, depreciation and amortization	cash generation

unit volume	market share

sales	asset quality

return on assets	return on operating assets

cost-saving levels	operating income

marketing-spending efficiency	non-interest income

change in working capital	gross margins

objectively determinable strategic initiatives

For bonuses intended to be qualified performance-based compensation, once the performance objectives are established, the Compensation Committee will not have the discretion to change the goals and targets or increase the amounts that are payable. However, the Compensation Committee does have “negative discretion” to reduce the amount payable at a given level of performance to take into account additional factors that the Compensation Committee determines to be appropriate to the assessment of individual or corporate performance.

Like the 2002 Mattel Incentive Plan, the Mattel Incentive Plan limits the maximum annual bonus to $5 million per participant. This maximum amount is higher than the level at which awards have been made under the 2002 Mattel Incentive Plan, and we do not anticipate that awards will reach this level in the normal course of business during the five-year period for which the stockholder approval we are seeking with this Proxy Statement will generally remain in effect (see “Amendment; Term of the Plan” below for details). However, the Mattel Incentive Plan’s maximum award limitation is designed to permit larger awards in the future, in case the Compensation Committee should determine, based upon then-prevailing circumstances, that larger awards are necessary to appropriately reward significant accomplishments or to attract or retain the highest quality executives, while ensuring that such awards are fully deductible for federal income tax purposes. We expect that under the Mattel Incentive Plan, bonuses will generally be awarded for calendar-year performance periods, as has been the case under the 2002 Mattel Incentive Plan. However, the Mattel Incentive Plan allows the Compensation Committee to establish shorter or longer performance periods, in which event the $5 million maximum bonus will be adjusted accordingly (for example, the maximum bonus for a 6-month performance period would be $2.5 million). In no event may a participant be given more than one bonus opportunity for a single performance period or overlapping performance periods.

If the Mattel Incentive Plan had been in effect for calendar year 2006, the bonuses payable under it would have been the same as those actually paid for 2006 under the 2002 Mattel Incentive Plan, as disclosed in the Summary Compensation Table and the footnotes and narrative disclosure thereto, beginning at page 43 of this Proxy Statement.

Change in Control Provision

If a change in control of Mattel (as defined in the Mattel Incentive Plan) were to occur, each participant who was employed by Mattel immediately before that event would be paid, within thirty days thereafter:

•	any unpaid bonuses for any performance period ending before the change in control; and

•	an interim bonus for any performance period that includes the date of the change in control, equal to the participant’s target-level bonus for that period, without pro-ration.

If Mattel or its successor, as applicable, expressly provides that bonus opportunities for periods that include the date of a change in control will remain in effect through the originally scheduled end date of the performance period, without amendment adverse to the Participant, and that the Committee’s negative discretion will not be exercised, then for purposes of the maximum Bonus provision, the performance period will be considered to end on its originally scheduled end date, and any amount earned for the performance period in excess of the amount paid as an interim payment upon the change in control would then be paid following the end of the performance period. Otherwise, the performance period would be considered to end on the date of the change of control for purposes of the maximum bonus, leaving Mattel or its successor free to establish new bonus opportunities up to the full maximum for all post-change-in-control periods. Mattel may make a participant’s right to receive the interim bonus conditional on the participant’s waiver of any right to a duplicate payment for the same period that the participant might otherwise receive under an individual agreement.

Amendments; Term of the Plan

Mattel has the right to amend or terminate the Mattel Incentive Plan at any time in its sole discretion, by action of the Board of Directors or the Compensation Committee. However, no amendment or termination of the Mattel Incentive Plan may, without participants’ consent, adversely affect their rights with respect to bonus opportunities for any performance period in which a change in control occurs and any prior periods, if that action is taken after a change in control; before a change in control but at the request of a party seeking to effect a change in control; or otherwise in anticipation of a change in control. We would not be required to seek stockholder approval for an amendment or termination of the plan, but stockholder approval of an amendment could be required in order for bonuses under the plan to continue to be qualified performance-based compensation.

The Mattel Incentive Plan does not have a fixed term. However, under current federal tax law and regulations, bonuses established more than five years after stockholders approve the plan would not be qualified performance-based compensation.

Required Vote

Approval of the Mattel Incentive Plan and the material terms of its performance goals requires the affirmative vote of a majority of the total votes cast with regard to this proposal by holders of shares of Mattel common stock who are present in person or represented by proxy and entitled to vote such shares at the Annual Meeting. Unless marked to the contrary, proxies received will be voted for this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 4.

PROPOSAL 5

STOCKHOLDER PROPOSAL REGARDING

COMPENSATION OF THE TOP FIVE MEMBERS OF MANAGEMENT

Robert D. Morse, whose address is 212 Highland Avenue, Moorestown, New Jersey 08057, has requested that the following proposal be included in this Proxy Statement and has indicated that he intends to bring such proposal before the 2007 Annual Meeting of Stockholders. Mr. Morse has continuously held shares of Mattel’s common stock having an aggregate market value of over $2,000 for more than one year before submitting his proposal and has advised Mattel that he intends to continue to hold such shares through the date of the 2007 Annual Meeting. Mr. Morse’s proposal and his related supporting statement are followed by a recommendation from the Board of Directors. The Board of Directors disclaims any responsibility for the content of the proposal and the statement in support of the proposal, which are presented in the form received from the stockholder.

The stockholder’s proposal follows:

I, Robert D. Morse, of 212 Highland Avenue, Moorestown, NJ 08057-2717, owner of $2,000.00 or more in Mattel Corporation stock, propose that the remuneration to any of the top five persons named in Management be limited to $500,000.00 per year, plus any nominal perks. This program is to be applied after any existing programs now in force for options, bonuses, SAR’s, etc., have been completed, and severance contracts should be discontinued, as they are also a part of remuneration programs.

This proposal does not affect any other personnel in the company and their remuneration programs.

REASONS

The limit of one half million dollars in remuneration is far above that needed to enjoy an elegant life-style.

Throughout Corporate history, only a few persons whom have created a corporation now remain in Management. Some descendents have inherited top positions, while most have attained them through recommendations, ability, or influence, not necessarily providing increased earnings for a company. These come from the product or services, its public acceptance, advertising and the workforce.

Due to an unfair removal of the word: “Against” since about Year 1975, and ONLY in the “Vote for Directors” column, Management nominees for that position are rarely defeated, as receiving only as little as one vote guarantees election, and in turn, Directors re-elect management and reward them. The term was devised and incorporated in 6 or 8 states of high company registrations as a state and corporate “Rule”. “Right of Dissent” is denied, and shareowners may not vote “No” or “Against” and be counted as such. This unfairness has yet to be corrected by the Commission as requested.

The Ford Motor Company reinstated “Against” several years ago, showing the American Way of proper corporate proxies presentations. Exxon-Mobil has reverted to a majority vote for election of Directors, a fine decision for shareowners!

Thank you and please vote “YES” for this Proposal. It is for YOUR benefit!

Robert D. Morse

* * * * * * * * * * *

The Board of Directors unanimously recommends that stockholders vote AGAINST the stockholder’s proposal for the following reasons:

The Board and its Compensation Committee believe that Mattel’s executive compensation program needs to be competitive with those of companies with which Mattel competes for executive talent. If it does not, Mattel will likely be less successful in attracting and retaining the executive talent it needs to be a market leader. To locate, hire and retain qualified executives, Mattel’s compensation packages must be comprehensive, including competitive salaries, bonus plans, equity awards and, in some cases, severance arrangements. While such a compensation package will not always attract or retain qualified executives, Mattel believes that these types of compensation packages are a necessary and appropriate tool to use in seeking to maximize stockholder value. The importance of executive recruitment and retention to our business’s success, and the steps Mattel has taken in its compensation program in furtherance of this goal, are discussed in more detail in the Compensation Discussion and Analysis beginning at page 27.

Because this proposal would significantly hinder Mattel’s ability to attract and retain qualified executives, we do not believe its adoption is in the best interests of Mattel or its stockholders.

Approval of this stockholder proposal requires the affirmative vote of a majority of the total votes cast with regard to this proposal by holders of shares of Mattel common stock who are present in person or represented by proxy and entitled to vote such shares at the Annual Meeting. Unless marked to the contrary, proxies received will be voted against this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST PROPOSAL 5.

PROPOSAL 6

STOCKHOLDER PROPOSAL TO

SEPARATE THE ROLES OF CEO AND CHAIRMAN

John Chevedden, whose address is 2215 Nelson Ave., No. 205, Redondo Beach, California 90278, has requested that the following proposal be included in this Proxy Statement and has indicated that he intends to bring such proposal before the 2007 Annual Meeting of Stockholders. Mr. Chevedden has advised Mattel that he has continuously held shares of Mattel’s common stock having an aggregate market value of over $2,000 for more than one year before submitting his proposal and intends to continue to hold such shares through the date of the 2007 Annual Meeting. Mr. Chevedden’s proposal and his related supporting statement are followed by a recommendation from the Board of Directors. The Board of Directors disclaims any responsibility for the content of the proposal and the statement in support of the proposal, which are presented in the form received from the stockholder.

The stockholder’s proposal follows:

6 – Separate the Roles of CEO and Chairman

RESOLVED: Shareholders request that our Board establish a rule (specified in our charter or bylaws unless absolutely impossible) of separating the roles of our CEO and Board Chairman, so that an independent director who has not served as an executive officer of our Company, serve as our Chairman whenever possible.

This proposal gives our company an opportunity to follow SEC Staff Legal Bulletin 14C to cure a Chairman’s non-independence. This proposal shall not apply to the extent that compliance would necessarily breach any contractual obligations in effect at the time of our shareholder meeting.

The primary purpose of our Chairman and Board of Directors is to protect shareholders’ interests by providing independent oversight of management, including our Chief Executive Officer. Separating the roles of CEO and Chairman can promote greater management accountability to shareholders and lead to a more objective evaluation of our CEO.

This topic won our 51% support vote at our 2006 annual meeting in spite of our management’s unfriendly or prejudicial introduction to it in our proxy materials. The Council of Institutional Investors www.cii.org recommends adoption of a shareholder proposal after it wins one majority vote. The Council does not recommend that a board stall for a second majority vote before taking action. Also at least one proxy advisory service has recommend a no-vote for directors who do not adopt a shareholder proposal after it wins one majority vote.

Although Mattel adopted a still-current golden parachute policy (Appendix C in our 2006 annual meeting booklet) our company showed that it has a good news/bad news commitment to good governance. Bylaw changes on September 21, 2006 thus restricted shareholders:

•	Shareholders cannot fill director vacancies.

•	Our Chairman was given more power to muzzle shareholders at our annual meeting.

It is important to take a step forward and support this one proposal to improve our corporate governance since our 2006 governance standards were not impeccable. For instance in 2006 it was reported:

•	We still had no Independent Chairman and not even the best qualified Lead Director in Mr. Vogelstein, age 71 with 23 years director tenure—Independence concern.

•	How can we forget Mr. Vogelstein’s claim to fame—sitting at the top of Mattel’s Compensation Committee when it gave Ms. Jill Barad a $40 million golden parachute in 2000.

•	Mr. Vogelstein still wielded considerable power 6-years later chairing three Mattel Board Committees and on our Audit Committee.

•	And Mr. Sargent, potentially over-committed with a CEO job and 4 board seats, received 23% against-votes at our 2006 annual meeting.

•	CEO pay was not adequately performance-based according to The Corporate Library.

The above status shows there is room for improvement and reinforces the reason to take one step forward now and vote yes to:

Separate the Roles of CEO and Chairman

Yes on 6

* * * * * * * * * * *

The Board of Directors unanimously recommends that stockholders vote AGAINST the stockholder’s proposal for the following reasons:

The Board is committed to adopting corporate management and governance policies and strategies that promote the effective and ethical management of the Company. In this regard, the Board strongly believes that it should have maximum flexibility in deciding whether the offices of Board Chairman and Chief Executive Officer are combined or separate and, if separate, whether the Board Chairman should be an independent director or an employee. Mattel’s governance guidelines therefore authorize the Board to make this determination whenever it elects a new Chief Executive Officer or appoints a new Board Chairman. Because this proposal narrows the governance arrangements the Board may consider, we do not believe its adoption is in the best interests of Mattel or its stockholders.

The Board has adopted the following corporate management and governance policies and strategies that it believes promote the effective and ethical management of the Company and, at this time, render separation of the offices of Board Chairman and Chief Executive Officer unnecessary:

•

Mattel’s Board is structured to promote independence. All of the directors on Mattel’s Board, except for Robert A. Eckert, our Chairman and Chief Executive Officer, are independent within the meaning of both Mattel’s and the NYSE’s director independence standards. Independent directors thus compose over 90% of the Board, well above the majority standard mandated by the NYSE. In addition, all Committees of the Board, including but not limited to the Audit Committee, Governance and Social Responsibility Committee and Compensation Committee, are composed solely of independent directors.

•

Presiding independent director. The 2004 Blue Ribbon Commission of the National Association of Corporate Directors found that separation of the roles of Board Chairman and Chief Executive Officer was not necessary for effective Board leadership, and that it is most important that an independent director serve as a focal point for the work of the independent directors. The independent directors of Mattel meet in executive session at least once every quarter; during these executive sessions no members of management are present. The independent members of the Board have selected an independent director to preside at executive sessions of the independent Board members. The Board believes that the presiding independent director serves as a focal point for the work of the independent directors. The duties of the presiding independent director include all of the following:

•	Presides at all meetings of the Board at which the Board Chairman is not present, including executive sessions of the independent directors;

•	Serves as liaison between the Board Chairman and the independent directors;

•	Approves information sent to the Board;

•	Approves meeting agendas for the Board;

•	Approves schedules of meetings to assure that there is sufficient time for discussion of all agenda items;

•	Has the authority to call meetings of the independent directors; and

•	If requested by major stockholders, ensures that he or she is available for consultation and direct communication.

•

Mattel has established strong and effective corporate governance and Board communication practices. The Company has established corporate governance guidelines that are posted on our corporate website at http://www.mattel.com. These policies and procedures set out in detail the Board’s and its committees’ practices so that stockholders have a transparent view as to how the Mattel Board functions.

The Board reexamines Mattel’s corporate management and governance policies on an ongoing basis. In view of the Company’s highly independent Board, its strong corporate governance practices and the focal role of its presiding independent director, at this time the Board believes separating the offices of Board Chairman and Chief Executive Officer is unnecessary. Furthermore, the Board believes it would be detrimental to stockholder interests to remove the Board’s business judgment to decide who is the best person to serve as Board Chairman under the particular circumstances that exist from time to time, and whether such person is independent or a member of management. Therefore, we do not believe adoption of this proposal is in the best interests of Mattel or its stockholders.

Approval of this stockholder proposal requires the affirmative vote of a majority of the total votes cast with regard to this proposal by holders of shares of Mattel common stock who are present in person or represented by proxy and entitled to vote such shares at the Annual Meeting. Unless marked to the contrary, proxies received will be voted against this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST PROPOSAL 6.

PROPOSAL 7

STOCKHOLDER PROPOSAL REGARDING

CERTAIN REPORTS BY THE BOARD OF DIRECTORS

Marie-Claude Hessler-Grisel, whose address is 23 rue Oudinot, 75007 Paris, France, has requested that the following proposal be included in this Proxy Statement and has indicated that she intends to bring such proposal before the 2007 Annual Meeting of Stockholders. Ms. Hessler-Grisel has continuously held shares of Mattel’s common stock having an aggregate market value of over $2,000 for more than one year before submitting her proposal and has advised Mattel that she intends to continue to hold such shares through the date of the 2007 Annual Meeting. Ms. Hessler-Grisel’s proposal and her related supporting statement are followed by a recommendation from the Board of Directors. The Board of Directors disclaims any responsibility for the content of the proposal and the statement in support of the proposal, which are presented in the form received from the stockholder.

The stockholder’s proposal follows:

Whereas the shareholders request the Board of Directors to report yearly on the concrete measures and the money spent on the improvement of working and living conditions at Mattel’s own facilities and at its subcontractors’ facilities.

Supporting statement

Up to now, Mattel’s code of conduct has failed.

The latest audit reports, released in June and October 2006, only confirm former reports. Working and living conditions have barely improved. Regarding the longer and longer working hours, they have even deteriorated.

How could such a promising code, now almost ten years old, have failed to fulfill its goal?

The main reasons are the lack of will and the lack of resources. Time and again, Mattel’s management has not corrected obvious violations of the code of conduct privileging instead the short-term bottom line. Time and again, Mattel has preferred cutting the ties to a subcontractor rather than spending money to help implement the code of conduct. Time and again, in order to avoid improving working and living conditions, Mattel’s management has hidden behind the generalities of corporate social responsibility or the excuse that other toy companies or retailers have similar or worse working and living conditions.

Shareholders may be interested to know that the same companies that brag about their corporate social responsibility are now intensely lobbying in China to prevent the adoption of a new labor law with stricter regulation. And shareholders should be aware that corporate social responsibility has become a big business for consultants, distributing awards to the very companies sponsoring their plush conferences.

The hypocrisy of companies with many good words but very little concrete progress could be counterproductive, consumers and workers will not be fooled for long. Fair trade products have a double digit growth in Europe. Furthermore, workers in China no longer put up with appalling conditions. Last July, there was a first social movement in a facility manufacturing toys for Mattel and due to labor shortage in China in the toy industry Mattel has been compelled to ship some toys by air thus damaging the bottom line and hurting the shareholders.

Shareholders need to know how much Mattel is doing to move beyond window dressing. By reporting yearly on the concrete measures and the money spent, the Board could assure shareholders that the issue of the working and living conditions is properly addressed and is no longer a potential liability.

* * * * * * * * * * *

The Board of Directors unanimously recommends that stockholders vote AGAINST the stockholder’s proposal for the following reasons:

Mattel already provides comprehensive, detailed reports and other information to the public regarding progress made on working and living conditions in Mattel’s own facilities and at its subcontractors’ facilities, consistent with Mattel’s approach of being an industry leader in this important area. The information released by Mattel includes a Global Citizenship Report, a GRI Report (as described below), and reports from the International Center for Corporate Accountability (ICCA), an independent organization that monitors and audits Mattel’s progress against its Global Manufacturing Principles.

In 1997 Mattel implemented a process to ensure that facilities that manufacture, assemble or distribute Mattel’s products adhere with a set of specific principles called “Global Manufacturing Principles” (GMP). These principles address wages, working hours, age requirements, forced labor, discrimination, freedom of association, living conditions, workplace safety, health, emergency planning and environmental protection. GMP also requires that Mattel and its Partners’ facilities implement a management system to address labor, social, environmental, health and safety issues.

Since 1997, Mattel has developed quantifiable standards and auditing tools that measure its progress in meeting the stringent standards of the GMP. Mattel has engaged with stakeholders and communicated its performance and plans for the future in varied formats and forums. Mattel’s performance has been recognized by organizations including FTSE4Good.

Mattel has dedicated resources and corporate focus to its GMP program. A clear picture of Mattel’s commitment to the GMP was provided in Mattel’s Corporate Social Responsibility (CSR) Report, released in 2004, which presented quantitative measurements of Mattel’s performance where available, so that stakeholders could clearly see the results of Mattel’s commitment. In keeping with our commitment, in January 2007 we issued our second CSR Report, which we are calling our Global Citizenship Report. With this report we have furthered our transparency by including environmental impact data and unedited stakeholder feedback on our programs and reporting processes. The Global Citizenship Report and the CSR Report are both available online at http://www.mattel.com (click on “About Us” and “Corporate Social Responsibility”).

The purposes of the Global Citizenship Report are to highlight the key elements of the GRI Report, provide context on the progress of Mattel’s programs, create a vehicle for stakeholder dialogue and present a roadmap for future programs and reporting. The Global Reporting Initiative (GRI) is an independent institution with a mission to develop and disseminate globally applicable sustainability reporting guidelines. GRI has developed guidelines that are for voluntary use by organizations for reporting on the economic, environmental and social dimensions of their activities, products and services. Mattel supports the GRI mission to bring comparability, consistency and unity to corporate reporting, and Mattel’s GRI Report is a detailed response in accordance with the GRI guidelines.

As noted above, in addition to the Global Citizenship Report and GRI Report, Mattel has welcomed independent auditing of its progress toward implementing its Corporate Social

Responsibility program. In 1998, the Mattel Independent Monitoring Council (MIMCO) was formed with experts from academia, including Dr. Prakash Sethi, City University of New York. In early 2003, the activities of MIMCO were absorbed into the International Center for Corporate Accountability (ICCA), which currently performs monitoring of facilities for Mattel and other companies.

Mattel has left decisions such as the format and frequency of independent reporting to ICCA’s judgment, and supports ICCA’s decision to conduct audits of all of Mattel’s company-owned and operated plants on a 3-year cycle. ICCA conducts in-depth, on-site inspections of manufacturing facilities. ICCA is also responsible for conducting similar audits of Mattel’s contract manufacturers; the selection of individual plants and the timing of their audits are at the sole discretion of ICCA. ICCA’s audit findings are made public through press releases and other communications to non-governmental organizations (NGOs) and interested individuals. Mattel does not approve ICCA final reports, but has a right to respond to ICCA findings. It is the obligation of ICCA to make public Mattel’s responses to its reports.

Mattel believes that ICCA’s audits, Mattel’s responses to the audits, the GRI Report and the Global CitizenshipReport represent an unprecedented degree of reporting and transparency in the toy industry. Through these reports, Mattel has endeavored to provide a clear picture of its progress toward implementing the GMP, as well as a frank view of progress yet to be made.

It is Mattel’s sincere belief that by operating within the GMP principles and guidelines and adhering to its code of conduct, Mattel not only benefits the men and women who manufacture Mattel products, but also ensures that customers and consumers can continue to purchase and enjoy Mattel products with the confidence that they have been manufactured in a decent and humane environment.

For these reasons, the Board of Directors opposes the proposal.

Approval of this stockholder proposal requires the affirmative vote of a majority of the total votes cast with regard to this proposal by holders of shares of Mattel common stock who are present in person or represented by proxy and entitled to vote such shares at the Annual Meeting. Unless marked to the contrary, proxies received will be voted against this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST PROPOSAL 7.

PROPOSAL 8

STOCKHOLDER PROPOSAL REGARDING

PAY-FOR-SUPERIOR-PERFORMANCE

The importance of executive recruitment and retention to our business’s success, and the steps Mattel has taken in its compensation program in furtherance of this goal, are discussed in more detail in the Compensation Discussion and Analysis section of this Proxy Statement beginning at page 27.

United Brotherhood of Carpenters Pension Fund (the “UBCP Fund”), whose address is 101 Constitution Avenue, N.W., Washington D.C. 20001, has requested that the following proposal be included in this Proxy Statement and has indicated that the UBCP Fund intends to bring such proposal before the 2007 Annual Meeting of Stockholders. The UBCP Fund has advised Mattel that the UBCP Fund has continuously held shares of Mattel’s common stock having an aggregate market value of over $2,000 for more than one year before submitting its proposal and intends to continue to hold such shares through the date of the 2007 Annual Meeting. The UBCP Fund’s proposal and its related supporting statement are followed by a recommendation from the Board of Directors. The Board of Directors disclaims any responsibility for the content of the proposal and the statement in support of the proposal, which are presented in the form received from the stockholder.

The stockholder’s proposal follows:

Pay-for-Superior-Performance Proposal

Resolved: That the shareholders of Mattel, Inc. (“Company”) request that the Board of Director’s Executive Compensation Committee establish a pay-for-superior-performance standard in the Company’s executive compensation plan for senior executives (“Plan”), by incorporating the following principles into the Plan:

1.	The annual incentive or bonus component of the Plan should utilize defined financial performance criteria benchmarked against a disclosed peer group of companies, and provide that an annual bonus should be awarded only when the Company’s performance exceeds its peers’ median or mean performance on the selected financial criteria;

2.	The long-term compensation component of the Plan should utilize defined financial and/or stock price performance criteria benchmarked against a disclosed peer group of companies. Options, restricted shares, or other equity or non-equity compensation used in the Plan should be structured so that compensation is received only when the Company’s performance exceeds its peers’ median or mean performance on the selected financial and stock price performance criteria; and

3.	Plan disclosure should be sufficient to allow shareholders to determine and monitor the pay and performance correlation established in the Plan.

Supporting Statement: We feel it is imperative that compensation plans for senior executives be designed and implemented to promote long-term corporate value. A critical design feature of a well-conceived executive compensation plan is a close correlation between the level of pay and the level of corporate performance relative to industry peers. We believe the failure to tie executive compensation to superior corporate performance; that is, performance exceeding peer group performance, has fueled the escalation of executive compensation and detracted from the goal of enhancing long-term corporate value.

We believe that common compensation practices have contributed to excessive executive compensation. Compensation committees typically target senior executive total compensation at the median level of a selected peer group, then they design any annual and long-term incentive plan performance criteria and benchmarks to deliver a significant portion of the total compensation target regardless of the company’s performance relative to its peers. High total compensation targets combined with less than rigorous performance benchmarks yield a pattern of superior-pay-for-average-performance. The problem is exacerbated when companies include annual bonus payments among earnings used to calculate supplemental executive retirement plan (SERP) benefit levels, guaranteeing excessive levels of lifetime income through inflated pension payments.

We believe the Company’s Plan fails to promote the pay-for-superior-performance principle. Our Proposal offers a straightforward solution: The Compensation Committee should establish and disclose financial and stock price performance criteria and set peer group-related performance benchmarks that permit awards or payouts in its annual and long-term incentive compensation plans only when the Company’s performance exceeds the median of its peer group. A senior executive compensation plan based on sound pay-for-superior-performance principles will help moderate excessive executive compensation and create competitive compensation incentives that will focus senior executives on building sustainable long-term corporate value.

* * * * * * * * * * *

The Board of Directors unanimously recommends that stockholders vote AGAINST the stockholder’s proposal for the following reasons:

The Board of Directors and the Compensation Committee support the concept of performance-based compensation arrangements as an important component of executive compensation. We believe performance-based compensation arrangements provide important incentives for superior performance by executives. As explained below, Mattel’s stockholders have already approved, and Mattel currently maintains, annual bonus and long-term incentive compensation programs that are based on performance criteria. Nevertheless, incentivizing executives through performance goals is not the only purpose of compensation arrangements. Among other objectives, our compensation arrangements must attract and retain the highest-caliber of executives in an extremely competitive marketplace. This requires not only rewarding executives for the goals they have achieved but also adequately compensating them for the services they perform; services that even carefully calibrated performance metrics may not directly or immediately reflect. The importance of executive recruitment and retention to our business’s success, and the steps Mattel has taken in its compensation program in furtherance of this goal, are discussed in more detail in the Compensation Discussion and Analysis beginning at page 27 of this Proxy Statement.

After careful consideration, we believe that restricting the Compensation Committee’s choice of compensation alternatives as the stockholder’s proposal suggests will unduly constrain the Compensation Committee’s ability to respond to market trends and to tailor compensation incentives to the Company’s business goals. By seeking to limit the Compensation Committee’s flexibility in regard to designing and implementing compensation programs in ways it deems appropriate, the proposal would put us at a competitive disadvantage and would hinder Mattel’s ability to attract, retain and motivate the highest caliber of executive talent in a competitive employment environment. Therefore, we do not believe the proposal is in the best interests of Mattel or its stockholders.

Mattel’s Performance-Based Compensation Arrangements

Mattel believes that its existing annual bonus and long-term incentive programs adequately and directly align performance and pay. Mattel has also provided flexibility for the Compensation Committee to establish performance-based awards pursuant to Mattel’s equity compensation program. The various components of our compensation program, and the ways in which pay is tied to performance, are discussed in more detail in the Compensation Discussion and Analysis beginning at page 27. The Summary Compensation Table and other compensation tables beginning at page 43 of this Proxy Statement contain detailed information showing the amounts actually awarded to our named executive officers under our incentive programs.

MIP and LTIP. As discussed more fully in the Compensation Discussion and Analysis, Mattel maintains an annual cash incentive plan, the 2002 Mattel Incentive Plan (the “2002 MIP”), and a long-term incentive plan, the Mattel Inc. 2003 Long-Term Incentive Plan (the “LTIP”). Both the 2002 MIP and the LTIP have been approved by Mattel’s stockholders; the 2002 MIP was approved at the 2002 annual meeting of stockholders and the LTIP was approved at the 2003 annual meeting of stockholders. Furthermore, in this Proxy Statement we are asking our stockholders to approve the Mattel Incentive Plan (the “MIP”), which is substantially the same as the 2002 MIP and will replace the 2002 MIP for bonuses in future years (see “Proposal 4—Approval of the Mattel Incentive Plan and the Material Terms of Its Performance Goals”). The MIPs and the LTIP use performance goals to determine the awards payable to participants. Awards under the LTIP are based on Mattel’s financial performance over the cycle relative to performance targets relating to Mattel’s long-range financial goals. At the beginning of each LTIP performance cycle, the Compensation Committee establishes performance criteria that must be achieved in order for LTIP payments to be made. Under the MIPs, each year the Compensation Committee establishes targets that must be achieved in order for annual bonus payments to be made; the targets for named executive officers are based on objective formulae or standards.

For all participants, LTIP and MIP awards are payable only upon achievement of performance goals. These performance goals are adopted at a point in time when it is substantially uncertain that any of the goals will ultimately be achieved. As an example, the performance criteria for the 2003-2004 interim period under the 2003-2006 LTIP performance cycle were not achieved and as a result no LTIP payment was made with regard to such interim period.

2005 Equity Compensation Plan. At the 2005 annual meeting of stockholders, Mattel’s stockholders approved the Mattel, Inc. 2005 Equity Compensation Plan (the “2005 Plan”). The 2005 Plan provides for a broad range of types of awards, including the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalents and bonus stock. All of these awards directly align the interests of stockholders and executives because their value is based on the performance of Mattel stock.

Conclusion

In choosing the type of total compensation program most appropriate for Mattel, the Compensation Committee considers a variety of factors and alternatives. Although providing incentives through performance-based compensation is a significant objective of the Compensation Committee, the Compensation Committee must also consider other factors as well, including the Company’s ability to attract and retain top executive talent. We therefore believe that it is in the best interest of stockholders to give the Compensation Committee the flexibility and discretion to use and introduce compensation and equity incentive tools as appropriate, based on the circumstances and information available at the time. Because this proposal would unduly limit the Compensation Committee’s flexibility, we do not believe that the adoption of this proposal is in the best interests of Mattel or its stockholders.

Approval of this stockholder proposal requires the affirmative vote of a majority of the total votes cast with regard to this proposal by holders of shares of Mattel common stock who are present in person or represented by proxy and entitled to vote such shares at the Annual Meeting. Unless marked to the contrary, proxies received will be voted against this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST PROPOSAL 8.

DEADLINE FOR FUTURE PROPOSALS BY STOCKHOLDERS

Proposals that a stockholder desires to have included in Mattel’s proxy materials for the 2008 annual meeting of stockholders of Mattel must comply with the applicable rules and regulations of the SEC, including that any such proposal must be received by the Secretary of Mattel at Mattel’s principal office no later than December 14, 2007.

Mattel’s Bylaws require a stockholder to give advance notice of any business, including the nomination of candidates for the Board of Directors, that the stockholder wishes to bring before a meeting of stockholders of Mattel. In general, for business to be brought before an annual meeting by a stockholder, written notice of the stockholder proposal or nomination must be received by the Secretary of Mattel during the period beginning 120 days and ending 90 days before the anniversary of the last annual meeting. However, if the date of the upcoming annual meeting is more than 30 days before or more than 60 days after the anniversary of the last annual meeting, notice must be received by the Secretary during the period beginning 120 days before the upcoming annual meeting and ending on the later of 90 days before the upcoming annual meeting or 10 days after the first public announcement of such meeting date. This advance notice must set forth:

•	in the case of a nomination of a candidate for the Board of Directors, certain information set forth in Mattel’s Bylaws about both the nominee and the stockholder making the nominations; and

•	in all other cases:

•	a brief description of the business to be brought before the meeting and the reasons for conducting that business at the meeting; and

•	certain other information set forth in Mattel’s Bylaws and/or required by law.

If a stockholder desires to have a proposal included in Mattel’s proxy materials for the 2008 annual meeting of stockholders of Mattel and desires to have such proposal brought before the same annual meeting, the stockholder must comply with both sets of procedures described in the two immediately preceding paragraphs. Any required written notices should be sent to Mattel, Inc., 333 Continental Boulevard, El Segundo, CA 90245-5012, Attention: Secretary, Mail Stop M1-1516.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires Mattel’s directors and certain of its officers, and persons who own more than 10% of a registered class of Mattel’s equity securities, to file reports of ownership and changes in ownership of such securities with the SEC. Such officers, directors and greater than 10% stockholders are also required to furnish Mattel with copies of all Section 16(a) forms they file.

Based on its review of the copies of all Section 16(a) forms received by it and other information, Mattel believes that with regard to the year ended December 31, 2006, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, except that, as a result of a technical difficulty with filing codes, a regular Annual Grant of 6,000 stock options and 2,000 restricted stock units to non-employee directors was reported one day late with respect to one director, Christopher A. Sinclair.

OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

As of the date of this Proxy Statement, the Board of Directors knows of no business, other than that described in this Proxy Statement, that will be presented for consideration at the Annual Meeting. If any other business comes before the Annual Meeting or any adjournment or postponement thereof, the proxy holders may vote the proxies in their discretion.

SOLICITATION OF PROXIES

Mattel will pay the cost of soliciting proxies for the Annual Meeting. We expect that proxies will be solicited principally through the use of the mail. Officers and regular employees of Mattel may solicit proxies personally or by telephone, telegraph or special letter, but they will not receive any additional compensation for these efforts.

In addition, Mattel has retained D.F. King & Co., Inc. to assist in connection with the solicitation of proxies from stockholders whose shares are held in nominee name by various brokerage firms. We estimate the cost of this solicitation to be $8,500, plus out-of-pocket costs and expenses.

Mattel will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners of the shares held by them.

By Order of the Board of Directors

Robert Normile Secretary

El Segundo, California

April 12, 2007

APPENDIX A

EXCERPT FROM CORPORATE GOVERNANCE GUIDELINES

REGARDING DIRECTOR INDEPENDENCE

Mattel’s Corporate Governance Guidelines include the following provision with regard to director independence:

The Board will have a majority of directors who are independent, as contemplated by the rules of the New York Stock Exchange. The Board believes that as a matter of policy the Board should consist primarily of independent directors, with the one exception of the Chief Executive Officer.

The Company has adopted the following standards for determining if a director is independent:

A director will not be considered independent if:

(i) he or she is an employee, or has an immediate family member that is an executive officer, of the Company, until three years after the end of such employment relationship, provided that employment as an interim Board Chair or Chief Executive Officer shall not disqualify a director from being considered independent following that employment;

(ii) he or she receives, or has an immediate family member that receives, more than $100,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), until three years after he or she ceases to receive more than $100,000 per year in such compensation, provided that compensation received by a director for former service as an interim Board Chair or Chief Executive Officer, and compensation received by an immediate family member for service as a non-executive employee of the Company, need not be considered in determining independence under this test;

(iii) he or she is affiliated with or employed by, or has an immediate family member that is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company, until three years after the end of the affiliation or the employment or auditing relationship;

(iv) he or she is employed, or has an immediate family member that is employed, as an executive officer of another company where any of the Company’s present executives serve on that other company’s compensation committee, until three years after the end of such service or the employment relationship; or

(v) he or she is an executive officer or an employee, or has an immediate family member that is an executive officer, of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues, until three years after falling below such threshold.

These standards shall be applied in a manner consistent with, and the definition of “immediate family member” shall be as set forth in, Section 303(A)(2)(b) of the rules of the New York Stock Exchange (“Section 303(A)(2)(b)”). A director that, under Section 303A(2)(b), is presumed not to be independent, is not considered independent.

The ownership of stock in the Company by directors is encouraged, and the ownership of a substantial amount of stock is not in itself a basis for a director to be considered as not independent.

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APPENDIX B

DIRECTOR NOMINATIONS POLICY

The Director Nominations Policy has been adopted by the Governance and Social Responsibility Committee of the Mattel, Inc. (“Mattel”) Board of Directors. The purpose of the Director Nominations Policy is to describe the methodology for selecting the candidates that are included in the Board’s recommended slate of director nominees. The Director Nominations Policy is intended to provide a flexible set of guidelines for the effective functioning of Mattel’s director nominations process. The Governance and Social Responsibility Committee intends to review the Director Nominations Policy at least annually and anticipates that modifications may be necessary from time to time as Mattel’s needs and circumstances evolve, and as applicable legal or listing standards change. The Governance and Social Responsibility Committee may amend the Director Nominations Policy at any time, in which case the most current version will be available in the “Corporate Governance” section of Mattel’s corporate website.

Qualifications of Nominees

The Governance and Social Responsibility Committee evaluates potential nominees for election to the Board of Directors on the basis of the entirety of their credentials and in light of the criteria set forth below.

Each nominee should possess at least the following qualifications, as determined in the judgment of the Governance and Social Responsibility Committee:

•	an outstanding record of professional accomplishment in his or her field of endeavor;

•	a high degree of professional integrity, consistent with Mattel’s values;

•

willingness and ability to represent the general best interests of all of Mattel’s stockholders and not just one particular stockholder or constituency, including a commitment to enhancing stockholder value; and

•

willingness and ability to participate fully in Board activities, including active membership on at least one Board committee and attendance at, and active participation in, meetings of the Board and the committee(s) of which he or she is a member, and no commitments that would, in the Governance and Social Responsibility Committee’s judgment, interfere with or limit his or her ability to do so.

In addition, it is desirable that nominees possess the following skills, experiences or qualities, as determined in the judgment of the Governance and Social Responsibility Committee:

•

skills and experiences relevant to Mattel’s business, operations or strategy. These skills and experiences might include, among other things, experience in senior management of a large consumer products or multinational company; and/or senior level expertise in one or more of the following areas: finance, accounting, law, strategy and business development, operations, sales, marketing, international business, information technology and/or public relations;

•

qualities that help the Board achieve a balance of a variety of knowledge, experience and capability on the Board and an ability to contribute positively to the collegial and collaborative culture among Board members; and

•

qualities that contribute to the Board’s overall diversity—diversity being broadly construed to mean a variety of opinions, perspectives, professional and personal experiences and backgrounds, as well as other differentiating characteristics.

The issue of whether the nominee would be an independent director of Mattel is also considered, in the context of the overall independence of Mattel’s Board and the independence of the committees of the Board.

Internal Process for Identifying Candidates

The Governance and Social Responsibility Committee, on a periodic basis, solicits ideas for possible candidates from a number of sources, including members of the Board, individuals personally known to the members of the Board, research undertaken by or on behalf of the Committee and professional search firms. The Committee also considers recommendations and nominations made by stockholders, as described below. The Committee evaluates candidates using the same criteria regardless of the source of the candidacy.

Pursuant to its Charter, the Governance and Social Responsibility Committee has the sole authority to retain and terminate any search firm to be used to identify director candidates and has the sole authority to approve such search firm’s fees and the other terms of such search firm’s engagement. If the Governance and Social Responsibility Committee retains such a search firm, the firm may be asked to identify possible candidates who meet the minimum and desired qualifications expressed in the Director Nominations Policy, to preliminarily interview and screen such candidates (including conducting appropriate background and reference checks), and to act as a liaison among the Board, the Governance and Social Responsibility Committee and each candidate during the screening and evaluation process. In addition to or in lieu of such a search firm, the Committee may determine that its own members, other directors, Mattel personnel or other third parties should perform some or all of the screening functions. The Committee may also determine to interview or have a subcommittee interview one or more potential candidates.

Nominations and Recommendations by Stockholders

The Governance and Social Responsibility Committee considers stockholder nominations of possible candidates for Board membership that are submitted properly pursuant to the advance notice and director qualification provisions of Mattel’s Bylaws and applicable law, as well as recommendations made by stockholders as described below. In evaluating such nominations and recommendations, the Governance and Social Responsibility Committee applies the same criteria as are used for evaluating candidates generally, as described above under the subheading “Qualifications of Nominees.”

Any stockholder of Mattel may nominate one or more persons for election as a director of Mattel at an annual meeting of stockholders if the stockholder complies with the advance notice and director qualification provisions for such nomination contained in Mattel’s Bylaws and applicable law. The required notice should be sent to: Secretary, Mail Stop M1-1516; Mattel, Inc.; 333 Continental Boulevard; El Segundo, CA 90245-5012.

Any stockholder of Mattel may also recommend one or more persons for nomination by the Board for election as a director by sending to the Governance and Social Responsibility Committee the name of such recommended nominee, as well as a detailed statement explaining why such person is making such recommendation. Any such recommendation should be sent in compliance with the timing outlined in Mattel’s Bylaws for the making of nominations and must include all information that would be required for such stockholder to nominate such person for election to Mattel’s Board in connection with Mattel’s Bylaws and applicable law. Such recommendation should be sent to: Governance and Social Responsibility Committee, c/o Secretary, Mail Stop M1-1516; Mattel, Inc.; 333 Continental Boulevard; El Segundo, CA 90245-5012.

Any nomination made by a stockholder in accordance with Mattel’s Bylaws and applicable law and any recommendation made by a stockholder as set forth above is referred to the Governance and Social Responsibility Committee, and any materials provided by the stockholder in connection with such a nomination or recommendation are forwarded to the Governance and Social Responsibility Committee.

APPENDIX C

GOLDEN PARACHUTE POLICY

Mattel, Inc. (the “Company”) will not enter into a Severance Agreement with a senior executive of the Company that provides for Benefits in an amount exceeding 299% of the sum of such senior executive’s base salary plus annual bonus, unless such Severance Agreement has been submitted to a stockholder vote. Further, unless such Severance Agreement has been submitted to a stockholder vote, the Company will not enter into a Severance Agreement that provides for the payment of Benefits to a senior executive of the Company triggered by (i) a Change in Control of the Company that is approved by stockholders but not completed or (ii) a completed Change in Control of the Company in which the senior executive remains employed in a substantially similar capacity by the successor entity.

As used herein, “Severance Agreement” means an employment, severance or other agreement (together with any modification or amendment of any such agreement) that provides for the payment of Benefits to a senior executive of the Company triggered by (i) the termination of such executive’s employment or (ii) a Change in Control of the Company.

As used herein, “Benefits” means severance amounts payable in cash or stock to a senior executive of the Company (including amounts payable for the uncompleted portion of an employment term), including both lump-sum payments and the estimated present value of any periodic payments of cash or stock, consulting fees or cash perquisites paid following the date of termination of such executive’s employment; provided, that the term “Benefits” does not include (i) retirement benefits earned or accrued under qualified or non-qualified retirement plans, (ii) the value of accelerated vesting of, or payments with respect to, any outstanding equity-based award granted prior to termination of such executive’s employment or the extension of an exercise period with respect to any such award, (iii) payments intended to neutralize the impact of Section 4999 of the Internal Revenue Code on such executive, or (iv) compensation and benefits earned, accrued or otherwise provided with respect to services rendered prior to the date of termination of such executive’s employment.

As used herein, “Change in Control” means (i) the acquisition by any person, entity or group (together with any affiliates thereof) of direct or indirect beneficial ownership of or the right to vote more than 50% of the voting securities of the Company, or (ii) any merger, consolidation or other business combination of the Company with or into any other entity, recapitalization, spin-off, distribution or any other similar transaction, whether in a single transaction or series of related transactions, where the beneficial owners of the voting securities of the Company prior to such transaction, taken together with their affiliates, cease to beneficially own at least 50% of the voting power of the voting securities of the entity surviving or resulting from such transaction (or the ultimate sole parent thereof) (such ownership being based solely on the voting securities beneficially owned by such persons immediately prior to such event).

As used herein, “senior executive” shall have the meaning given to the term “executive officer” in Rule 3b-7 under the Securities Exchange Act of 1934, as amended.

The Board delegates to the Compensation Committee exclusive authority to make determinations regarding the interpretation of the provisions of this policy, in its sole discretion, including, without limitation, the determination of the value of any non-cash items, as well as the present value of any cash or non-cash benefits payable over a period of time. Such determinations shall be conclusive and binding upon all persons.

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APPENDIX D

RELATED PARTY TRANSACTIONS POLICY

The Board of Directors of Mattel, Inc. (the “Company”), acting upon the recommendation of its Audit Committee (the “Committee”), has adopted the following policy with regard to Related Party Transactions, as defined below.

Policy. All Related Party Transactions are prohibited, unless approved or ratified by the Committee in accordance with this Policy. A Related Party Transaction entered into without pre-approval of the Committee shall not be deemed to violate this Policy, or be invalid or unenforceable, so long as the transaction is brought to the Committee as promptly as reasonably practical after it is entered into. Every Related Party Transaction to which the Company or any of its subsidiaries or affiliates is a party shall be deemed to include as a condition that it be approved in accordance with this Policy.

Background. The Company’s Code of Conduct (the “Code of Conduct”) applies to all employees, and certain provisions of the Code of Conduct also apply to members of the Company’s Board of Directors, in their capacity as such (“Directors”), as set forth in the Code of Conduct. The Code of Conduct provides certain guidelines and procedures concerning actual and potential conflicts of interest. Pursuant to Item 404 of Regulation S-K issued by the Securities and Exchange Commission (the “SEC”), certain transactions between the Company and certain related persons need to be disclosed in the Company’s filings with the SEC. In addition, under Section 144 of the General Corporation Law of the State of Delaware, transactions between the Company and the Company’s directors and officers will not be void or voidable by virtue of this potential conflict of interest if, among other things, such transaction is approved by the affirmative votes of a majority of the disinterested directors on (a) the Board of Directors or (b) a duly authorized committee of the Board. Finally, SEC rules and New York Stock Exchange listing standards require the Board of Directors to assess whether relationships or transactions exist that may impair the independence of outside directors. This Policy is intended to provide guidance and direction on Related Party Transactions.

Definition. A “Related Party Transaction” includes the following:

•

Any transaction or relationship directly or indirectly involving a director (which term includes any director nominee), executive officer[1], person known by the Company to be the beneficial owner of more than 5% of the Company’s common stock (a “5% shareholder”) or any person known by the Company to be an immediate family member (as defined under Item 404(a) of Regulation S-K) of any of the foregoing (a “Related Party”) that would need to be disclosed under Item 404(a) of Regulation S-K. A copy of Item 404(a) and the Instructions thereto are attached to this Policy as Attachment A.

•	Any material amendment or modification to an existing Related Party Transaction.

Notwithstanding the foregoing, the following shall not be Related Party Transactions:

•	Indemnification pursuant to the Company’s Restated Certificate of Incorporation, as amended, or Amended and Restated Bylaws or pursuant to any agreement or instrument; or

1 “Executive officer” has the meaning used in Rule 3b-7 under the Securities Exchange Act of 1934.

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•	Any transaction that involves the providing of compensation to a director or executive officer for their services in that capacity.

Identification of Potential Related Party Transactions. Related Party Transactions will be brought to management’s and the Board’s attention in a number of ways. As a general matter, pursuant to the Company’s Code of Conduct, any employee or director who has a question about a potential conflict of interest is instructed to discuss the matter with supervisors, the Human Resources Department or the Law Department. In addition, each of the Company’s directors and executive officers completes a questionnaire on an annual basis designed to elicit information about any potential Related Party Transactions, and is also instructed and periodically reminded of their obligation to inform the Law Department of any potential Related Party Transactions.

Any potential Related Party Transactions that are brought to the Company’s attention are analyzed by the General Counsel, in consultation with other members of management and with outside counsel, as appropriate, to determine whether the transaction or relationship does, in fact, constitute a Related-Party Transaction requiring compliance with this Policy.

Review and Approval of Related Party Transactions. The Committee will be provided with the details of each new existing or proposed Related Party Transaction, including the terms of the transaction, the business purpose of the transaction, and the benefits to the Company and to the relevant Related Party. In determining whether to approve a Related Party Transaction, the Committee will consider, among other factors, the following factors to the extent relevant to the Related Party Transaction:

•	whether the terms of the Related Party Transaction are fair to the Company and on the same basis as would apply if the transaction did not involve a Related Party;

•	whether there are business reasons for the Company to enter into the Related Party Transaction;

•	whether the Related Party Transaction would impair the independence of an outside director; and

•

whether the Related Party Transaction would present an improper conflict of interest for any director or executive officer of the Company, taking into account the size of the transaction, the overall financial position of the director, executive officer or other Related Party, the direct or indirect nature of the director’s, executive officer’s or other Related Party’s interest in the transaction and the ongoing nature of any proposed relationship, and any other factors the Committee deems relevant.

Any member of the Committee who has an interest in the transaction under discussion will abstain from voting on the approval of the Related Party Transaction, but may, if so requested by the Chairperson of the Committee, participate in some or all of the Committee’s discussions of the Related Party Transaction.

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APPENDIX E

Mattel Incentive Plan

Article I

Establishment, Purpose, and Effective Date

This Mattel Incentive Plan (the “Plan”) is established by Mattel, Inc., a Delaware corporation (“Mattel”), for the purposes of focusing employees on financial measures, linking compensation to the business performance of Mattel and attracting and retaining highly qualified employees. The Plan is a new plan for employees of Mattel and its subsidiaries. It replaces the 2002 Mattel Management Incentive Plan for Performance Periods beginning after May 18, 2007 (the “Effective Date”)

It is Mattel’s intent that bonuses paid under this Plan may be designed to be deductible without limit under Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder (collectively, the “Code”).

Article II

Definitions

2.1 Board. “Board” shall mean the Board of Directors of Mattel.

2.2 Bonus. “Bonus” shall mean a cash payment under this Plan.

2.3 Bonus Opportunity. “Bonus Opportunity” shall mean the opportunity to receive a Bonus, subject to all applicable terms and conditions.

2.4 Business Criteria. “Business Criteria” shall mean the Business Criteria set forth in Section 3.1(b) on which the Performance Objectives may be based.

2.5 Change in Control. “Change in Control” shall mean the occurrence of any of the following:

(a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (1) the then-outstanding shares of common stock of Mattel (the “Outstanding Mattel Common Stock”) or (2) the combined voting power of the then-outstanding voting securities of Mattel entitled to vote generally in the election of directors (the “Outstanding Mattel Voting Securities”); provided, however, that for purposes of this subsection (a), the following shall not constitute a Change in Control: (1) any acquisition directly from Mattel or any entity controlled by Mattel, (2) any acquisition by Mattel or any entity controlled by Mattel, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Mattel or any entity controlled by Mattel, (4) any acquisition by a Person of 20% of either the Outstanding Mattel Common Stock or the Outstanding Mattel Voting Securities as a result of an acquisition of common stock of Mattel by Mattel or any entity controlled by Mattel that, by reducing the number of shares of Outstanding Mattel Common Stock, increases the proportionate number of shares beneficially owned by such Person to 20% or more of either the Outstanding Mattel Common Stock or the Outstanding Mattel Voting Securities; provided, however, that if a Person shall become the beneficial owner of 20% or more of either the Outstanding Mattel Common Stock or the Outstanding Mattel Voting Securities by reason of share acquisitions by Mattel or any entity controlled by Mattel as described above and shall, after such share acquisitions by Mattel or any entity controlled by Mattel, become the beneficial owner of any additional shares of common stock of Mattel, then such acquisition shall constitute a Change in Control or (5) any acquisition pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (c) of this Section; or

(b) Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by Mattel’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c) Consummation by Mattel of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of Mattel or the acquisition of assets of another entity (a “Business Combination”), in each case, unless, following such Business Combination, (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns Mattel or all or substantially all of Mattel’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any employee benefit plan (or related trust) of Mattel or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding share of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (3) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d) Approval by the stockholders of Mattel of a complete liquidation or dissolution of Mattel.

2.6 CIC Period. “CIC Period” shall have the meaning given in Article VII.

2.7 Code. “Code” shall have the meaning given in Article I.

2.8 Committee. “Committee” shall have the meaning given in Section 6.1 below.

2.9 Company. “Company” shall mean Mattel and its subsidiaries.

2.10 Effective Date. “Effective Date” shall have the meaning given in Article I.

2.11 Mattel. “Mattel” shall have the meaning given in Article I.

2.12 NOPAT. “NOPAT” shall have the meaning given in Section 3.1(b).

2.13 Outside Director. “Outside Director” shall have the meaning set forth in the regulations and rulings promulgated under Code Section 162(m).

2.14 Participant. “Participant” shall mean an employee of the Company who has been selected to participate in the Plan by the Committee pursuant to Section 3.1(a).

2.15 Performance Objectives. “Performance Objectives” shall have the meaning given in Section 3.1(b).

2.16 Performance Period. “Performance Period” shall mean a period for which Bonus Opportunities may be awarded.

2.17 Plan. “Plan” shall have the meaning given in Article I.

2.18 QPBC. “QPBC” shall mean “qualified performance-based compensation” within the meaning set forth in the regulations and rulings promulgated under Code Section 162(m).

Article III

Eligibility and Benefits

3.1 Eligible Employees; Standards.

(a) Employees of the Company shall be eligible to be Participants in the Plan. The Committee shall determine which such employees shall be Participants in the Plan.

(b) Each Bonus Opportunity shall be subject to such terms and conditions as the Committee shall establish, which shall include the amount of the Bonus to be paid based upon the attainment of one or more performance objectives (each, a “Performance Objective”). For any Bonus that is intended to be QPBC, each Performance Objective under the corresponding Bonus Opportunity shall be based on one or more of the following business criteria (the “Business Criteria”) with respect to (i) Mattel, (ii) Mattel’s worldwide operations, regional operations, country specific operations and/or subsidiaries, business units, affiliates, corporations, divisions, groups, functions or employees and/or (iii) Mattel’s brands, groups of brands or specific brands: net operating profit after taxes (“NOPAT”); NOPAT less a capital charge; revenue; earnings per share; earnings per share before or after funding for some or all of Mattel’s incentive programs; operating profit; operating profit less a charge on one or more of the following items: working capital, inventory or receivables; net income; return on equity; return on equity less a capital charge; cash flow return on investment; return on invested capital or assets; return on invested capital or assets less a capital charge; stock value; return on capital employed; return on capital employed less a capital charge; total stockholder return; earnings before interest and taxes (“EBIT”); earnings before interest, taxes and amortization (“EBITA”); earnings before interest, taxes, depreciation and amortization (“EBITDA”); operating income before interest and taxes; operating income before interest, taxes and amortization; operating income before interest, taxes, depreciation and amortization; cash generation; unit volume; market share; sales; asset quality; return on assets; return on operating assets; cost-saving levels; operating income; marketing-spending efficiency; non-interest income; change in working capital; gross margins; and objectively determinable strategic initiatives. For any Bonus that is not intended to be QPBC, the Performance Objectives under the corresponding Bonus Opportunity may be based upon any of the foregoing Business Criteria and/or upon other standards, including without limitation individual performance goals and personal contributions to the Company’s business.

Article IV

Section 162(m) Bonuses

4.1 QPBC. The Committee, in its discretion, may determine whether any Bonus is intended to be QPBC, and may take such actions which it may deem necessary to ensure that such Bonus will so qualify.

4.2 Performance Objectives. With respect to any Bonus that the Committee determines should be QPBC:

(a) the Performance Objectives shall be established in writing by the Committee not later than 90 days after the commencement of the period of service to which the Performance Objectives relate, provided that the outcome is substantially uncertain at the time the Committee actually establishes the performance targets; provided, further, that in no event shall the Performance Objectives be established after 25% of the period of service (as scheduled in good faith at the time the Performance Objectives are established) has elapsed; and

(b) before the Bonus is paid to the applicable Participant, the Committee must certify in writing (which may take the form of a certification in minutes of the Committee or a resolution) that the Performance Objectives and any other material terms were satisfied; and

(c) the Performance Objectives must be based on an objective formula or standard.

4.3 Compliance with Code Section 162(m). Performance Objectives relating to a Bonus intended to be QPBC shall be drafted and implemented in a manner consistent with Code Section 162(m). Furthermore, notwithstanding any other provision of the Plan, Bonuses that are intended to be QPBC shall be subject to any additional limitations set forth in Code Section 162(m) or any regulations or rulings promulgated thereunder that are requirements for qualification as QPBC, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

4.4 Limited Discretion. The Committee shall have authority to exercise discretion in determining the amount of the Bonus Opportunity granted to each Participant at the beginning of a Performance Period, subject to the maximum Bonus amount set forth in Section 4.5. However, once a Bonus Opportunity is established pursuant to Section 4.2 for a Bonus that is intended to be QPBC, the Committee shall not have any discretion to increase the amount of that Bonus over the amount that would otherwise be due based upon the established terms of the Bonus Opportunity or to modify the applicable Performance Objectives (other than pursuant to automatic objectively determinable adjustments established at the time the Performance Objectives were established), to the extent the existence or exercise of such discretion is inconsistent with the requirements for QPBC. In determining the amount of any Bonus that is intended to be QPBC, the Committee shall have the right to reduce (but not to increase) the amount of the Bonus as compared to the amount applicable payable based on the Performance Objective, to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance.

4.5 Maximum Bonus. The maximum Bonus payable to any Participant under the Plan with respect to any Performance Period that lasts one year shall be $5,000,000; and the maximum Bonus payable under the Plan to any Participant with respect to any Performance Period that lasts more or less than one year shall be (i) $5,000,000 times (ii) a fraction, the numerator of which is the number of days in the Performance Period and the denominator of which is 365. In no event may one Participant be awarded (i) more than one Bonus Opportunity for any one Performance Period or (ii) Bonus Opportunities for overlapping Performance Periods.

4.6 Stockholder Approval. Notwithstanding any provision in the Plan to the contrary, no Bonuses intended to be QPBC shall be paid under the Plan unless and until the stockholders of Mattel approve the Plan and the material terms of its Performance Objectives as required by Code Section 162(m). So long as the Plan shall not have been previously terminated by Mattel, to the extent Mattel determines that the Bonus relating to any Bonus Opportunity established under the Plan more than five years after Mattel stockholders’ initial approval of the Plan shall continue to be intended to be QPBC, the Plan and the material terms of its Performance Objectives shall be resubmitted for approval of the stockholders of Mattel no later than the fifth year after it shall have first been approved by the stockholders of Mattel and every fifth year thereafter.

Article V

Payment of Benefits

5.1 Form of Payment. Bonuses under the Plan may be paid in cash or its equivalent, as determined by the Committee in its sole discretion.

5.2 Designation of Beneficiary. In the event of the death of a Participant after the completion of a Performance Period for a Bonus but before the Bonus is paid, the Bonus (if any) shall be paid to the Participant’s surviving spouse or, if the Participant does not have a surviving spouse, to the Participant’s estate.

5.3 Payees under Legal Disability. If the Committee reasonably believes that any payee is legally incapable of giving a valid receipt and discharge for any payment due him or her, the Committee may have the payment (if any) made to the person (or persons or institution) whom it reasonably believes is caring for or supporting such payee. Any such payment shall be a payment for the benefit of the payee and shall be a complete discharge of any liability under the Plan to the payee.

5.4 Payment of Bonuses.

(a) Unless otherwise directed by the Committee, each Bonus shall be paid no later than the 15th day of the third month following the end of the calendar year in which the applicable Performance Period ends.

(b) Subject to Section 5.2 and Article VII, unless otherwise specifically determined by the Committee or otherwise provided for in an employment agreement with the Company, a Participant shall be entitled to payment of a Bonus under the Plan only if the Participant is an active employee of the Company on the date of payment; provided, however, that for a Participant who is on a leave of absence on the date of payment, Mattel’s senior executive of Human Resources or his delegate shall have the discretion to determine the requirements for such Participant’s return to active employee status in order to receive the payment and the timing of such payment.

(c) All payments under the Plan shall be delivered in person or mailed to the last address of the Participant (or, in the case of the death of the Participant, to that of his or her surviving spouse or, if there is no surviving spouse, to the address of his or her estate). Each Participant shall be responsible for furnishing Mattel with his or her current address and the address of his or her spouse, if any.

5.5 Entitlement to Bonuses. Nothing contained in this Article V shall give a Participant greater rights to any Bonus than is specified in the applicable Bonus Opportunity approved by the Committee and any applicable employment agreement between Mattel and the Participant. Specifically, if the

Bonus Opportunity provides that a Participant’s Bonus is forfeited upon termination of employment (whether by reason of death, disability, or otherwise), and no applicable employment agreement provides otherwise, no Bonus will become payable by reason of the operation of this Article V.

Article VI

Plan Administration

6.1 Committee. Authority to administer the Plan shall be vested in a committee (the “Committee”) designated by the Board, consisting of at least two members, all of whom are Outside Directors. As of the Effective Date, the Compensation Committee of the Board shall serve as the Committee.

6.2 Administrative Powers. The Committee shall have all powers necessary to administer the Plan. In addition to any powers and authority conferred on the Committee elsewhere in the Plan or by law, the Committee shall have the following powers and discretionary authority:

(a) To designate agents to carry out responsibilities relating to the Plan;

(b) To administer, interpret, and answer all questions which may arise under this Plan;

(c) To establish rules and procedures for the conduct of its business and for the administration of the Plan;

(d) To select and engage consultants, accountants, attorneys or other professionals or experts to render service or advice with regard to any responsibility the Committee has under the Plan, and (with Mattel, its Board of Directors and its officers) to rely upon the advice or opinions of any such persons, to the extent permitted by law, being fully protected in acting and relying thereon in good faith; and

(e) To perform or cause to be performed such further acts as it may deem necessary or appropriate in the administration of the Plan.

All determinations and actions by the Committee relating to the Plan will be binding upon all parties, to the maximum extent permitted by law.

6.3 Indemnification.

(a) To the maximum extent permitted by law, the Company shall indemnify each member of the Committee and of the Board against expenses (including any amount paid in settlement) reasonably incurred by him or her in connection with any claims against him or her by reason of the performance of his or her duties under the Plan. This indemnity shall not apply if the individual:

(i) Acted fraudulently or in bad faith in the performance of his or her duties; or

(ii) Fails to assist the Company in defending against the claim.

(b) Mattel shall have the right to select counsel and to control the prosecution or defense of the suit.

(c) The Company shall not be required to indemnify any person for any amount incurred through settlement of any action unless Mattel consents in writing to the settlement.

Article VII

Change in Control

In the event of a Change in Control, each Participant who is employed by the Company immediately before such Change in Control occurs shall be paid, within 30 days after the Change in Control, (i) any unpaid Bonuses to which the Participant is entitled with respect to any Performance Periods that ended on or before the date of the Change in Control, and (ii) an interim cash payment with respect to each Performance Period that includes the date of the Change in Control (a “CIC Period”) equal to the full amount that such Participant would have received under the Plan with respect to the CIC Period as if the target-level Performance Objectives (as established by the Committee pursuant to Section 3.1(b) hereof) for the CIC Period had been achieved, without pro-ration. Notwithstanding the foregoing, in the case of a Participant who is a party to any individual agreement under which the Participant is or may become entitled to a Bonus with respect to the CIC Period, Mattel or its successor may make the right of such Participant to receive such interim cash payment conditional upon the execution by such Participant of a waiver of the right to receive such payments under the individual agreement to the extent they would duplicate such interim cash payment. For purposes of the maximum Bonus provision of Section 4.5 above, each CIC Period shall be considered to end on the date of the Change in Control, rather than on the originally scheduled end date of the CIC Period, unless Mattel or its successor, as applicable, complies with the next sentence. If Mattel or its successor, as applicable, expressly provides that (A) the Bonus Opportunity with respect to a CIC Period will remain in effect through its originally scheduled end date, without amendment adverse to the Participant, and (B) that the limited discretion to reduce the Bonus pursuant to Section 4.4 above will not be exercised, then for purposes of the maximum Bonus provision of Section 4.5 above, the CIC Period will be considered to end on its originally scheduled end date, and any amounts that thereafter become payable to a Participant under the Plan with respect to the CIC Period, shall be reduced, but not below zero, by the amount of such interim payment to such Participant.

Article VIII

Miscellaneous Matters

8.1 Amendment and Termination. Mattel expects the Plan to be permanent, but since future conditions affecting Mattel cannot be anticipated or foreseen, Mattel reserves the right to amend, modify, or terminate the Plan at any time by action of the Board or the Committee. Notwithstanding the foregoing, no amendment or termination of the Plan pursuant to an action of the Board or the Committee (a) taken after a Change in Control, (b) taken before a Change in Control but at the request of a party seeking to effect a Change in Control, or (c) otherwise taken in anticipation of a Change in Control, may adversely affect the rights of any Participant with respect to Bonus Opportunities for the CIC Period and Performance Periods beginning before the date of that Change in Control without that Participant’s written consent, including without limitation such rights under Article VII.

8.2 Benefits Not Alienable. Benefits under the Plan may not be assigned or alienated, whether voluntarily or involuntarily.

8.3 No Enlargement of Employee Rights. Nothing contained in the Plan shall be deemed to give a participant the right to be retained in the employ of the Company or to interfere with the right of the Company to discharge any Participant at any time.

8.4 Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware.

* * * * * * * * * * *

IN WITNESS WHEREOF, Mattel has caused this instrument to be executed.

MATTEL, INC.

By:	/s/ ALAN KAYE
Name:	Alan Kaye
Title:	Senior Vice President, Human Resources
Dated as of March 27, 2007

Please note: This year’s Annual Meeting will be at a different location and a different time than last year’s!

ADMISSION POLICY

MATTEL, INC.

2007 Annual Meeting Of Stockholders

Friday, May 18, 2007

The Sheraton Gateway Hotel Los Angeles Airport

6101 West Century Boulevard, Los Angeles, California 90045

9:00 A.M., Los Angeles time (registration will begin at 8:00 A.M., Los Angeles time)

STOCKHOLDER NAME(S):
(PLEASE PRINT)

STOCKHOLDER ADDRESS:
(PLEASE PRINT)

IMPORTANT: Please bring this copy of the Admission Policy, with your name and address information filled in, to the Annual Meeting. Also, please note that in order to be admitted to the Annual Meeting, you must bring with you all of the items that are required pursuant to the Admission Policy. The Admission Policy is printed below and on the reverse side of this card. In addition, please note that you may not use cameras, recording equipment or other electronic devices during the Annual Meeting.

ADMISSION POLICY FOR THE 2007 ANNUAL MEETING

Admission to the Annual Meeting is limited to stockholders of Mattel, family members accompanying stockholders of Mattel, persons holding executed proxies from stockholders who held Mattel stock as of the close of business on March 30, 2007, and invited guests of Mattel.

If you are a stockholder of Mattel, you must bring certain documents with you in order to be admitted to the Annual Meeting and in order to bring family members with you. The purpose of this requirement is to help us verify that you are actually a stockholder of Mattel. Please read the following rules carefully because they specify the documents that you must bring with you to the Annual Meeting in order to be admitted. The items that you must bring with you differ depending upon whether or not you were a record holder of Mattel stock as of the close of business on March 30, 2006. A “record holder” of stock is someone whose shares of stock are registered in his or her name in the records of Mattel’s transfer agent. Many stockholders are not record holders because their shares of stock are registered in the name of their broker, bank or other nominee, and the broker, bank or other nominee is the record holder instead; this is sometimes referred to as holding shares in “street name.” If you are unsure as to whether you were a record holder of Mattel common stock as of the close of business on March 30, 2007, please call Mattel’s transfer agent, Computershare Trust Company, N.A., at 1-888-909-9922.

(continued on reverse)

If you were a record holder of Mattel common stock as of the close of business on March 30, 2007, then you must bring:

•	valid personal photo identification (such as a driver’s license or passport).

At the Annual Meeting, we will check your name for verification purposes against our list of record holders as of the close of business on March 30, 2007.

If a broker, bank or other nominee was the record holder of your shares of Mattel common stock as of the close of business on March 30, 2007, then you must bring:

•	valid personal photo identification (such as a driver’s license or passport), and

•	proof that you owned shares of Mattel common stock as of the close of business on March 30, 2007.

Examples of proof of ownership include the following: (1) an original or a copy of the voting information form from your bank or broker with your name on it, (2) a letter from your bank or broker stating that you owned Mattel common stock as of the close of business on March 30, 2007, or (3) a brokerage account statement indicating that you owned Mattel common stock as of the close of business on March 30, 2007.

If you acquired your shares of Mattel common stock at any time after the close of the business on March 30, 2007, you do not have the right to vote at the Annual Meeting, but you may attend it if you bring:

•	valid personal photo identification (such as a driver’s license or passport), and

•	proof that you own shares of Mattel common stock.

Examples of proof of ownership include the following:

•

If a broker, bank or other nominee is the record holder of your shares of Mattel common stock: (1) a letter from your bank or broker stating that you acquired Mattel common stock after March 30, 2007, or (2) a brokerage account statement as of a date after March 30, 2007 indicating that you own Mattel common stock; or

•	If you are the record holder of your shares of Mattel common stock, a copy of your stock certificate or a confirmation acceptable to Mattel that you bought the stock after March 30, 2007.

If you are a proxy holder for a stockholder of Mattel who owned shares of Mattel common stock as of the close of business on March 30, 2007, then you must bring:

•	The executed proxy naming you as the proxy holder, signed by a stockholder of Mattel who owned shares of Mattel common stock as of the close of business on March 30, 2007, and

•	Valid personal photo identification (such as a driver’s license or passport), and

•

If the stockholder whose proxy you hold was not a record holder of Mattel common stock as of the close of business on March 30, 2007, proof of the stockholder’s ownership of shares of Mattel common stock as of the close of business on March 30, 2007, in the form of (1) an original or a copy of the voting information form from the stockholder’s bank or broker with the stockholder’s name on it, or (2) a letter or statement from a bank, broker or other nominee indicating that the stockholder owned Mattel common stock as of the close of business on March 30, 2007.

MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6		000004

000000000.000000 ext            000000000.000000 ext

000000000.000000 ext            000000000.000000 ext

000000000.000000 ext            000000000.000000 ext

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 17, 2007.

			Vote by Internet • Log on to the Internet and go to www.investorvote.com • Follow the steps outlined on the secured website.

Vote by telephone

  • Call toll free 1-800-652-VOTE (8683) within the United

    States, Canada & Puerto Rico any time on a touch tone

    telephone. There is NO CHARGE to you for the call.

  • Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card	123456	C0123456789	12345

Ú IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Ú

-----------------------------------------------------------------------------------------------------------------------------------------------------------------

A Election of Directors — The Board of Directors recommends a vote FOR all the nominees listed.

1. Election of Directors:	01 - Michael J. Dolan	02 - Robert A. Eckert	03 - Dr. Frances D. Fergusson	04 - Tully M. Friedman
	05 - Dominic Ng	06 - Dr. Andrea L. Rich	07 - Ronald L. Sargent	08 - Dean A. Scarborough
	09 - Christopher A. Sinclair	10 - G. Craig Sullivan	11 - Kathy Brittain White		+

☐	Mark here to vote FOR all nominees	☐	Mark here to WITHHOLD vote from all nominees

Instruction: Unless otherwise specified below, this proxy authorizes the proxies named on the reverse side of this card to cumulate votes that the undersigned is entitled to cast at the Annual Meeting in connection with the election of directors. To specify different instructions with regard to cumulative voting, write your instructions below.

☐	For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the numbered box(es) below corresponding to the nominee(s) from whom you wish to withhold your vote.

01 - ☐	02 - ☐	03 - ☐	04 - ☐	05 - ☐
06 - ☐	07 - ☐	08 - ☐	09 - ☐	10 - ☐
11 - ☐

B Proposals — The Board of Directors recommends a vote FOR Proposals 2 - 4.

	For	Against	Abstain		For	Against	Abstain
2. Ratification of the selection of PricewaterhouseCoopers LLP as Mattel’s independent registered public accounting firm for the year ending December 31, 2007.	☐	☐	☐	3. Board adoption of director election majority voting standard and stockholder approval of amendment to Certificate of Incorporation eliminating cumulative voting.	☐	☐	☐
4. Approval of the Mattel Incentive Plan and the material terms of its performance goals.	☐	☐	☐

C Proposals — The Board of Directors recommends a vote AGAINST Proposals 5 - 8.

	For	Against	Abstain		For	Against	Abstain
5. Stockholder proposal regarding compensation of the top five members of management.	☐	☐	☐	6. Stockholder proposal to separate the roles of CEO and Chairman.	☐	☐	☐

7. Stockholder proposal regarding certain reports by the Board of Directors.	☐	☐	☐	8. Stockholder proposal regarding pay-for-superior -performance.	☐	☐	☐

IN ADDITION, THE PERSONS NAMED AS PROXIES HEREIN SHALL HAVE AUTHORITY TO VOTE IN THEIR DISCRETION ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF, INCLUDING AMONG OTHER THINGS CONSIDERATION OF A MOTION TO ADJOURN THE MEETING TO ANOTHER TIME OR PLACE FOR THE PURPOSES OF SOLICITING ADDITIONAL PROXIES FOR OR AGAINST A GIVEN PROPOSAL.

■	C 1234567890 J N T 1 U P X 0 1 2 5 0 0 1	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND	+

<STOCK#>                        00OX4E

NOTICE OF THE 2007 ANNUAL MEETING OF STOCKHOLDERS

The 2007 Annual Meeting of Stockholders of Mattel, Inc., will be held on Friday, May 18, 2007 at 9:00 a.m. (Los Angeles time), at the Sheraton Gateway Hotel Los Angeles Airport, 6101 West Century Boulevard, Los Angeles, California 90045. We will consider and act on the following items of business at the Annual Meeting:

1.	Election of eleven directors.

2.	Ratification of the selection of PricewaterhouseCoopers LLP as Mattel’s independent registered public accounting firm for the year ending December 31, 2007.

3.	Board adoption of director election majority vote standard and stockholder approval of amendment to Certificate of Incorporation eliminating cumulative voting.

4.	Approval of the Mattel Incentive Plan and the material terms of its performance goals.

5.	A stockholder proposal regarding compensation of the top five members of management.

6.	A stockholder proposal to separate the roles of CEO and Chairman.

7.	A stockholder proposal regarding certain reports by the Board of Directors.

8.	A stockholder proposal regarding pay-for-superior-performance.

9.	Such other business as may properly come before the Annual Meeting.

The Proxy Statement accompanying this Notice describes each of the items of business in more detail. The Board of Directors recommends a vote FOR each of the eleven nominees for director named in the Proxy Statement, a vote FOR the proposals described above in items 2 through 4 and a vote AGAINST the proposals described above in items 5 through 8.

If you were a holder of record of Mattel common stock at the close of business on March 30, 2007, you are entitled to notice of and to vote at the Annual Meeting. A list of record holders of Mattel common stock entitled to vote at the Annual Meeting will be available for examination at Mattel’s offices at 333 Continental Boulevard, El Segundo, CA 90245-5012, for any purpose germane to the Annual Meeting, by any stockholder during normal business hours for ten days prior to the Annual Meeting.

The Sheraton Gateway Hotel Los Angeles Airport is accessible to those who require special assistance. If you require special assistance, please call the hotel at (310) 642-1111.

By Order of the Board of Directors

Robert Normile, Secretary

El Segundo, California, April 12, 2007

Ú IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Ú

This proxy is solicited on behalf of the Board of Directors.

The undersigned hereby appoints Robert A. Eckert, Robert Normile and Tully M. Friedman, and each of them, as proxies with full power of substitution, to vote as designated on the reverse side, and in their discretion, on matters properly brought before the Annual Meeting of Stockholders to be held on May 18, 2007 and on matters incident to the conduct of the Annual Meeting, all of the shares of common stock of Mattel, Inc. which the undersigned has the power to vote at the Annual Meeting or any adjournment or postponement thereof, with all powers the undersigned would possess if personally present. If specific instructions are indicated, this Proxy will be voted in accordance therewith.	+

If any of the nominees for director listed on the reverse side should be unavailable, the persons named as proxies herein may vote for substitute nominees at their discretion. If no direction to the contrary is indicated, this Proxy will be voted as follows:

FOR the election of all nominees for director listed on the reverse;

FOR Proposal 2 – the ratification of the selection of PricewaterhouseCoopers LLP as Mattel’s independent registered public accounting firm for the year ending December 31, 2007;

FOR Proposal 3 – Board adoption of director election majority vote standard and stockholder approval of amendment to Certificate of Incorporation eliminating cumulative voting;

FOR Proposal 4 – approval of the Mattel Incentive Plan and the material terms of its performance goals;

AGAINST Proposal 5 – stockholder proposal regarding compensation of the top five members of management;

AGAINST Proposal 6 – stockholder proposal to separate the roles of CEO and Chairman;

AGAINST Proposal 7 – stockholder proposal regarding certain reports by the Board of Directors; and

AGAINST Proposal 8 – stockholder proposal regarding pay-for-superior-performance.

Unless a contrary direction is indicated, this Proxy will grant the persons named as proxies herein discretionary authority to cumulate votes in connection with the election of directors.

D Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Please mark the box to the right if you plan to attend the Annual Meeting.	☐

E Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

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